      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1999
                                            Registration Statement No. 333-21583
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                           AMERICAN REALTY TRUST, INC.
       (Exact name of registrant as specified in its governing instrument)

         GEORGIA                                 6513                                         54-0697989
(State of Incorporation)             (Primary Standard Industrial               (I.R.S. Employer Identification No.)
                                      Classification Code Number)

                         10670 NORTH CENTRAL EXPRESSWAY
                                    SUITE 300
                               DALLAS, TEXAS 75231
                                 (214) 692-4700
          (Address and telephone number of principal executive offices)
                             ROBERT A. WALDMAN, ESQ.
                         10670 NORTH CENTRAL EXPRESSWAY
                                    SUITE 300
                               DALLAS, TEXAS 75231
                                 (214) 692-4700
            (Name, address and telephone number of agent for service)

                            -------------------------
                                    Copy to:
                           THOMAS R. POPPLEWELL, ESQ.
                             Andrews & Kurth L.L.P.
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75201
                            -------------------------

    Approximate date of commencement of proposed sale of the securities to the public. From time to time.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is a compliance
with General Instruction G, check the following box.                        [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [X]

                         CALCULATION OF REGISTRATION FEE

   ===============================================================================================================================
                                                                                                  PROPOSED
                    TITLE OF EACH CLASS                                       PROPOSED     MAXIMUM AGGREGATE OFFERING
                    OF SECURITIES TO BE                   AMOUNT TO BE    MAXIMUM OFFERING        PRICE(1)            AMOUNT OF
                        REGISTERED                         REGISTERED     PRICE PER UNIT(1)                       REGISTRATION FEE
   -------------------------------------------------------------------------------------------------------------------------------
   Preferred Stock, $2.00 par value .................  12,500,000 Shares       $10.00         $125,000,000.00     $37,878.79(3)
   -------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par value ....................             (2)
   -------------------------------------------------------------------------------------------------------------------------------

    (1) Estimated solely for the purpose of computing the registration fee.

    (2) The number of shares of Common Stock of the Registrant to be registered is such currently indeterminate number of shares of Common Stock as may be required for issuance upon conversion of the Preferred Stock being registered hereunder. Such shares of Common Stock will, if issued, be issued for no additional consideration and therefore no registration fee is required.

    (3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained in this Registration Statement also relates to 5,000,000 shares of Preferred Stock and an indeterminate number of shares of Common Stock included in this table covered by the registrant's Registration Statement on Form S-2 (Registration Statement No. 333-21583), as to which a registration fee of $15,151.52 was previously paid in the registrant's original filing of such Registration Statement on February 11, 1997. The remaining $22,272.27 of the registration fee was previously paid in connection with the registrant's filing of the registrant's Registration Statement on Form S-4 (Registration Statement No. 333-21591) on February 11, 1997.

                            -------------------------

PROSPECTUS




                                  $125,000,000

                           AMERICAN REALTY TRUST, INC.

                                 PREFERRED STOCK
                                  COMMON STOCK




      --------------------------------------------------------------------


     We may from time to time issue up to $125,000,000 aggregate principal amount of Preferred Stock and underlying Common Stock. The terms of these securities will be specified in supplements to this prospectus.

      --------------------------------------------------------------------






     These securities have not been approved by the Securities and Exchange Commission ("SEC") or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is July 29, 1999

                                TABLE OF CONTENTS

                                                                                    Page

SUMMARY ...........................................................................   3

WHERE YOU CAN FIND MORE INFORMATION ...............................................   5

RATIO OF EARNINGS TO FIXED CHARGES ................................................   6

USE OF PROCEEDS ...................................................................   6

THE COMPANY .......................................................................   6

EXECUTIVE COMPENSATION OF THE COMPANY .............................................   8

THE BUSINESS OF THE COMPANY .......................................................   8

  General .........................................................................   8
  Geographic Regions ..............................................................  11
  Real Estate .....................................................................  11
  Mortgage Loans ..................................................................  30
  Investments in Real Estate Investment Trusts and Real Estate Partnerships .......  33

SELECTED FINANCIAL DATA OF THE COMPANY ............................................  41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS .......................................................  43
  Introduction ....................................................................  43
  Liquidity and Capital Resources .................................................  43
  Commitments and Contingencies ...................................................  46
  Results of Operations ...........................................................  47
  Environmental Matters ...........................................................  51
  Inflation .......................................................................  52
  Year 2000 .......................................................................  52

ACQUISITION TERMS .................................................................  52

DESCRIPTION OF THE CAPITAL STOCK ..................................................  53
  General .........................................................................  53
  Common Stock ....................................................................  53
  Preferred Stock .................................................................  53

PLAN OF DISTRIBUTION ..............................................................  59

LEGAL MATTERS .....................................................................  60

EXPERTS ...........................................................................  60

FINANCIAL STATEMENTS .............................................................. F-1

APPENDIX  - GLOSSARY OF TERMS ..................................................... A-1

                                     SUMMARY

    This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the prospectus supplement that gives the specific terms of the securities we are offering. You should also read the documents we have referred you to in Where You Can Find More Information on page 4 for information on our Company and our financial statements.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell shares of preferred stock and shares of common voting stock into which the preferred stock may be convertible in one or more offerings up to a total dollar amount of $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading Where You Can Find More Information on page 5. You can find the definitions of the capitalized terms used in t his prospectus under the appendix Glossary of Terms, beginning on page A-1.

AMERICAN REALTY TRUST, INC.

    Our Company invests in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships. We also finance real estate and real estate related activities through investments in mortgage loans. The Company has also invested in the equity securities of the following companies: Continental Mortgage and Equity Trust ("CMET"); Income Opportunity Realty Investors, Inc. ("IORI"); Transcontinental Realty Investors, Inc.
("TCI"); and National Realty, L.P. ("NRLP").

    The Company's board of directors has broad authority under the Company's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities whether or not those entities are engaged in real estate-related activities.

RISK FACTORS

    See "Risk Factors" in the related prospectus supplement for information that should be considered by prospective investors.

USE OF PROCEEDS

    Unless otherwise indicated in a prospectus supplement, the Company plans to use the net proceeds from the sale of the offered securities for working capital and general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of the Company's earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

          ----------- --------- --------- --------- ---------
           Twelve      Twelve    Twelve    Twelve    Twelve
           months      months    months    months    months
           ended       ended     ended     ended     ended
           Dec. 31,    Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
            1998        1997      1996      1995      1994
          ----------- --------- --------- --------- ---------
              *          *         *         *         *
          ----------- --------- --------- --------- ---------

* Earnings were inadequate to cover fixed charges and preferred stock dividends by $4,887,000, $8,474,000, $4,819,000, $189,000 and $1,390,000 in 1998, 1997,
1996, 1995 and 1994, respectively.


THE SECURITIES WE MAY OFFER

    We may offer up to $125,000,000 of preferred stock and common voting stock into which the preferred stock may be convertible either separately or in units. The prospectus supplement will describe the specific amounts, prices and terms of these securities.

PREFERRED STOCK

    The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the SEC.

    Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock. The preferred stock will, when issued, be fully paid and non-assessable.

COMMON STOCK

    The Company may issue preferred stock which is convertible into shares of the Company's common stock. Common stock holders are entitled to receive dividends declared by the Company's board of directors (subject to rights of preferred stock holders). Currently, we pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http:\\www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC on March 31, 1999, as amended by the Company's Annual Report on Form 10-K/A, as filed with the SEC on April 19, 1999, as further amended by the Company's Annual Report on Form 10-K/A Amendment No. 1, as filed with the SEC on June 2, 1999.

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the SEC on May 17, 1999.

         3. The Annual Report on Form 10-K for CMET for the year ended December 31, 1998, as filed with the SEC on March 25, 1999, as amended by CMET's Annual Report on Form 10-K/A, as filed with the SEC on May 12, 1999.

         4. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the SEC on May 14, 1999.

         5. The Annual Report on Form 10-K for IORI for the year ended December 31, 1998, as filed with the SEC on March 25, 1999, as amended by IORI's Annual Report on Form 10-K/A, as filed with the SEC on May 19, 1999.

         6. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the SEC May 13, 1999.

         7. The Annual Report on Form 10-K for TCI for the year ended December 31, 1998, as filed with the SEC on March 26, 1999, as amended by TCI's Annual Report on Form 10-K/A, as filed with the SEC on May 12, 1999.

         8. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the SEC on May 14, 1999.

         9. TCI's Current Report on Form 8-K dated December 2, 1998, as filed with the SEC on February 18, 1999.

         10. The Annual Report on Form 10-K for NRLP for the year ended December 31, 1998, as filed with the SEC on March 26, 1999, as amended by NRLP's Annual Report on Form 10-K/A, as filed with the SEC on May 20, 1999.

         11. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the SEC on May 14, 1999.

         12. The description of the common stock contained in the Company's Registration Statement under Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating that description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Investor Relations
         American Realty Trust, Inc.
         10670 North Central Expressway
         Suite 300
         Dallas, Texas 75231
         (214) 692-4700

         You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table summarizes the ratio of the Company's earnings to combined fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 1998:

                                            Year Ended December 31,
                                1998       1997      1996      1995       1994
                                ----       ----      ----      ----       ----
RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                   *          *         *         *         *

* Earnings were inadequate to cover fixed charges and preferred stock dividends by $4,887,000, $8,474,000, $4,819,000, $189,000 and $1,390,000 in 1998, 1997,
1996, 1995 and 1994, respectively.

                                 USE OF PROCEEDS

         Unless otherwise indicated in a Prospectus Supplement with respect to the proceeds from the sale of the particular shares of the Preferred Stock to which the Prospectus Supplement relates, the Company plans to use the net proceeds from each sale of Preferred Stock for working capital and general corporate purposes, including, among other things, the development and acquisition of additional properties and other acquisition transactions and the payment of certain outstanding debt.

                                   THE COMPANY

         The Company, a Georgia corporation, is the successor to a District of Columbia business trust organized pursuant to a declaration of trust dated July 14, 1961. The business trust merged into the Company on June 24, 1988. The Company invests in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and finances real estate and real estate activities through investments in mortgage loans. The Company has invested in private and open market purchases in the equity securities of CMET, IORI, TCI and NRLP.

         The board of directors of the Company has broad authority under the Company's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not the entities are engaged in real estate related activities.

         Although the board of directors of the Company is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by, an affiliate of and advisor to the Company. BCM is a contractual advisor under the supervision of the board of directors of the Company. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for the Company. BCM also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the board of directors of the Company.

         BCM, an affiliate of and advisor to the Company, is a company owned by a trust for the benefit of the children of Gene E. Phillips, the Chairman of the Board and a Director of the Company until November 16, 1992. Gene E. Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Gene E. Phillips currently serves as a representative of the trust that owns BCM for the benefit of his children, and in that capacity, Gene E. Phillips has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of March 31, 1999, BCM owned 5,753,072 shares of Common Stock, representing approximately 54.5% of the shares of the Common Stock then outstanding. BCM has been providing advisory services to the Company since February 6, 1989. BCM also serves as advisor to CMET, IORI and TCI. Karl L. Blaha, Randall M. Paulson, Bruce A. Endendyk, Steven K. Johnson and Thomas A. Holland, executive officers of the Company, are also executive officers of CMET, IORI and TCI. Karl L. Blaha also serves as a Director of the Company and as a director of NMC, the general partner of NRLP and NOLP. On December 18, 1998, NMC, a wholly-owned subsidiary of the Company, was elected general partner of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost reimbursement basis.

         Gene E. Phillips is the former chairman of Southmark, a real estate syndicator and parent of San Jacinto. As a result of a deadlock on Southmark's board of directors, Mr. Phillips, among others, reached an agreement whereby he resigned his positions with Southmark and certain of Southmark's subsidiaries and affiliates in January 1989. Southmark filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 1989. In November 1990, San Jacinto was placed under conservatorship of the RTC by federal banking authorities. In December 1990, San Jacinto was converted into a Federal Association and placed in receivership. Mr. Phillips has been named as a defendant in a number of lawsuits brought by the RTC and private plaintiffs in which the allegations made against Mr. Phillips included breach of fiduciary duty and other misconduct, which allegations were denied by Mr. Phillips. These actions have been dismissed or settled.

         Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel, Ltd. provides such property management services. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are

         (i) First Equity which is 50% owned by a subsidiary of BCM,

         (ii) Gene E. Phillips, and

         (iii) a trust for the benefit of the children of Gene E. Phillips.

Carmel, Ltd. subcontracts the property-level management of 15 of the Company's commercial properties (shopping centers, office buildings and a merchandise mart) and its hotels to Carmel Realty which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

         Affiliates of BCM are also entitled to receive real estate brokerage commissions in accordance with the terms of the advisory agreement between the Company and BCM.

         The Company has no employees itself, but PWSI, a wholly-owned food service subsidiary of the Company has approximately 900 employees as of March 31, 1999. Employees of BCM render services to the Company.

         The Company's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. The Company's telephone number is
(214) 692-4700.


                      EXECUTIVE COMPENSATION OF THE COMPANY

         The Company itself has no employees, payroll or employee benefit plans and pays no compensation to executive officers of the Company. The Directors and executive officers of the Company who are also officers or employees of BCM are compensated by BCM. Such affiliated Directors and executive officers of the Company perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

         The only direct remuneration paid by the Company is to those Directors who are not officers or employees of BCM or its affiliated companies. The Company compensates its independent Directors at the rate of $20,000 per year, plus $300 per Audit Committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual fee of $500. During 1998, the Company paid a total of $65,600 to its independent Directors for all meetings as follows: Roy
E. Bode, $21,900; Al Gonzalez, $22,400; and Cliff Harris, $21,300.

         In September 1997, the board of directors of the Company, including all of the independent Directors, approved the 1997 Stock Option Plan. The 1997 Stock Option Plan was approved by the Company's stockholders at the Company's annual meeting on January 19, 1998. The 1997 Stock Option Plan is intended principally as an incentive for and as a means of encouraging ownership of the Common Stock, by eligible persons, including certain Directors and officers of the Company. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment), or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of the Company, or of any parent or subsidiary of the Company, or to persons who fail to satisfy certain criteria concerning ownership of less than 10% of the shares of the Company. The 1997 Stock Option Plan is administered by the Stock Option Committee, which currently consists of three independent Directors of the Company. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. The Company receives no consideration for the grant of an option. As of December 31, 1998, there were 276,750 stock options outstanding under the 1997 Stock Option Plan.

         In January 1999, the Company's stockholders approved the Director Stock Option Plan which provides for options to purchase up to 40,000 shares of Common Stock. Options granted pursuant to the Director Stock Option Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each independent Director was granted an option to purchase 1,000 shares at an exercise price of $16.25 per share on January 11, 1999, the date stockholders approved the plan. Each independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year.


                           THE BUSINESS OF THE COMPANY

GENERAL

         The Company, a Georgia corporation, is the successor to a District of Columbia business trust. The Company elected to be treated as a REIT under Sections 856 through 860 of the Code, during the period July 1, 1987 through December 31, 1990. The Company allowed its REIT tax status to lapse in 1991.

         The Company's primary business is investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. The board of directors of the Company has broad authority under the Company's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not those entities are engaged in real estate related activities. The Company does not have a policy limiting the amount or percentage of assets that may be invested in any particular property or type of property or in any geographic area. The Company's governing documents do not contain any limitation on the amount or percentage of indebtedness the Company may incur.

         Effective December 18, 1998, NMC, a wholly-owned subsidiary of the Company, was elected general partner of NRLP and NOLP. NRLP is a publicly traded master limited partnership which was formed under the Delaware Uniform Limited Partnership Act on January 29, 1998. It commenced operations on September 18, 1987 when, through NOLP, it acquired all of the assets, and assumed all of the liabilities, of 35 public and private limited partnership. NRLP is the sole limited partner of NOLP and owns 99% of the beneficial interest in NOLP. NRLP and NOLP operate as an economic unit and, unless the context otherwise requires, all references herein to the Partnership shall constitute references to NRLP and NOLP as a unit. Until December 18, 1998, the general partner and owner of 1% of the beneficial interest in each of NRLP and NOLP was SAMLP, a Delaware limited partnership, of which the Company is a 96% limited partner. With its election as general partner, NMC succeeded to SAMLP's 1% beneficial interest in each of NRLP and NOLP. NMC also assumed liability for SAMLP's note for its capital contribution to the Partnership. In addition, under the Moorman Settlement Agreement, NMC assumed liability for a note which requires the repayment of the $11.5 million paid by the Partnership under a litigation settlement plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.2% per annum, and is guaranteed by the Company.

         At March 31, 1999 in addition to its general partner interest, the Company owned approximately 55.0% of the outstanding limited partner units of NRLP. Prior to NMC's being elected as general partner of NRLP and NOLP, the Company accounted for its investment in the Partnership under the equity method. As of December 31, 1998, the Company has consolidated the Partnership's accounts and will consolidate its operations subsequent to that date. NMC, has discretion in determining methods of obtaining funds for the Partnership's operations, and the acquisition and disposition of its assets.

         The Company, through PWSI, also operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademark "Me-N-Ed's" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. At March 31, 1999 there were 56 Me-N-Ed's pizza parlors in operation, consisting of 50 owned and six franchised pizza parlors. Seven of the owned pizza parlors were in Texas and the remainder were in California.

         The Company's businesses are not seasonal. With regard to real estate investments, the Company is seeking both current income and capital appreciation. The Company's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as apartment complexes and commercial properties or equity securities of real estate-related entities. The Company also intends to pursue higher risk, higher reward investments, such as improved and unimproved land where it can obtain financing of substantially all of a property's purchase price. The Company intends to seek selected dispositions of certain of its assets, in particular certain of its land holdings, where the prices obtainable for those assets justify their disposition. The Company has determined that it will no longer actively seek to fund or purchase mortgage loans. It may, however, in selected instances, originate mortgage loans or it may provide purchase money financing in conjunction with a property sale. The Partnership, however, has increased its lending activity, funding 16 loans in 1998, including a $95.0 million loan commitment to the Company and a $12.4 million loan assumed by NMC in connection with the Moorman litigation settlement.

         The Company may purchase or lease properties for long-term investment, develop or redevelop its properties or sell those properties, in whole or in part, when circumstances warrant. The Company currently participates and may continue to participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over the Company's equity interest.

         The Company may repurchase or otherwise reacquire Common Stock, Preferred Stock (as defined under "Description of the Capital Stock of the Company -- General") or other securities and may also invest in securities of other entities engaged in real estate activities or securities of other issuers. The Company may invest in the securities of other issuers in connection with acquisitions of indirect interests in real estate (normally general or limited partnership interests in special purpose partnerships owning one or more properties). The Company may in the future acquire all or substantially all of the securities or assets of real estate investment trusts, management companies or similar entities where those investments would be consistent with its investment policies. The Company may also invest in securities of other issuers from time to time for the purpose of exercising control. It is not intended that the Company's investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and it is intended that the Company would divest securities before any such registration would be required.

         The board of directors of the Company may devote available assets to particular investments or types of investments, without restriction on the amount or percentage of the Company's assets that may be so devoted to a single investment or to any particular type of investment, and without limit on the percentage of securities of any one issuer that the Company may acquire. The Company's investment objectives and policies may be changed at any time by the board of directors of the Company without the approval of the Company's stockholders.

         To the extent that the board of directors of the Company determines to seek additional capital, the Company may raise the capital through additional equity offerings, debt financing or retention of cash flow, or a combination of these methods. If the board of directors of the Company determines to raise additional equity capital, it may, without stockholder approval, issue additional shares of Common Stock or Preferred Stock up to the amount of its authorized capital in any manner (and on those terms and for that consideration) as it deems appropriate, including in exchange for property. Such securities may be senior to the outstanding Common Stock and may include additional series of Preferred Stock (which may be convertible into Common Stock). Existing stockholders of the Company will have no preemptive right to purchase shares in any subsequent offering of securities by the Company, and any such offering could cause a dilution of a stockholder's investment in the Company.

         To the extent that the board of directors of the Company determines to obtain additional debt financing, the Company intends to do so generally through mortgages on properties. Such mortgages may be recourse, non-recourse or cross-collateralized. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on those properties. The Company may also borrow funds through bank borrowings, publicly and privately placed debt instruments, or purchase money obligations to the sellers of properties, any of which indebtedness may be unsecured or may be secured by any or all of the assets of the Company or any existing or new property-owning entity in which the Company holds an interest and may have full or limited recourse to all or any portion of the assets of the Company, or any such existing or new property-owning entity.

         The Company may seek to obtain unsecured or secured lines of credit or may determine to issue debt securities (which may be convertible into capital stock or be accompanied by warrants to purchase capital stock), or to sell or securitize its receivables. The proceeds from any borrowings may be used to finance acquisitions, to develop or redevelop properties, to refinance existing indebtedness or for working capital or capital improvements. The Company also may determine to finance acquisitions through the exchange of properties or issuance of additional shares of Common Stock, Preferred Stock or other securities.

         The Company has made and may in the future make loans to joint ventures or other entities in which it participates. The Company does not intend to engage in

         (i) trading, underwriting or agency distribution or sale of securities of other issuers and

         (ii) the active trade of loans and investments, other than in connection with acquisitions of additional interests in CMET, IORI, TCI and NRLP.

         Except as required under the Exchange Act, and the rules and regulations of the New York Stock Exchange, the Company is not required to make annual or other reports to its securityholders.

         The specific composition of the Company's real estate and mortgage notes receivable portfolios from time to time depends largely on the judgment of the Company's management as to changing investment opportunities and the level of risk associated with specific investments or types of investments. The Company's management intends to continue to maintain real estate and mortgage notes receivable portfolios diversified by location and type of property. In addition to its equity investments in real estate and mortgage notes, the Company has also invested in private and open market purchases of the equity securities of CMET, IORI, TCI and NRLP.

GEOGRAPHIC REGIONS

         For purposes of its investments, the Company has divided the continental United States into the following six geographic regions.

         Northeast region comprised of the states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. As of March 31, 1999, the Company had no properties in this region.

         Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. As of March 31, 1999, the Company had 42 apartment complexes and two hotels in this region.

         Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. As of March 31, 1999, the Company had 19 apartment complexes and five commercial properties in this region.

         Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. As of March 31, 1999, the Company had 22 apartment complexes, two commercial properties and one hotel in this region.

         Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. As of March 31, 1999, the Company had two apartment complexes, three commercial properties and two hotels in this region.

         Pacific region comprised of the states of Alaska, California, Oregon and Washington. As of March 31, 1999, the Company had three apartment complexes, three commercial properties and four hotels in this region.

Excluded from the above are a single family residence in Dallas, Texas and 60 parcels of improved and unimproved land as described below.

REAL ESTATE

         At March 31, 1999, approximately 84% of the Company's assets were invested in real estate and the equity securities of real estate entities. the Company has invested in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. the Company's real estate portfolio consists of properties held for investment, investments in partnerships, properties held for sale and investments in equity securities of CMET, IORI and TCI.

         Types of Real Estate Investments . The Company's real estate consists of apartments, commercial properties (office buildings, shopping centers and a merchandise mart), hotels and improved and unimproved land. In selecting new real estate investments, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. the Company may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The board of directors of the Company may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of the Company's stockholders.

         Although the Company has typically invested in developed real estate, the Company may also invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by the board of directors of the Company). To the extent that the Company invests in construction and development projects, the Company would be subject to business risks, such as cost overruns and construction delays, associated with higher risk projects.

         During 1998, the Company completed construction of One Hickory Center, a 102,615 sq. ft. office building in Farmers Branch, Texas. In December 1998, the Company commenced construction of Two Hickory Center, a 102,607 sq. ft. office building also in Farmers Branch, Texas.

         In the opinion of the Company's management, the properties owned by the Company are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, of the Company's owned real estate (excluding the 60 parcels of improved and unimproved land, and a single family residence, described below) at March 31, 1999.

  ---------------------------------------------------------------------------
     Region            Apartments      Commercial Properties        Hotels
  ---------------------------------------------------------------------------
  Midwest                32.2%                 34.7%                 13.9%
  ---------------------------------------------------------------------------
  Mountain                4.4                  26.6                  11.4
  ---------------------------------------------------------------------------
  Pacific                 2.6                   9.5                  45.9
  ---------------------------------------------------------------------------
  Southeast              30.6                  16.8                  28.8
  ---------------------------------------------------------------------------
  Southwest              30.2                  12.4                    --
  ---------------------------------------------------------------------------
  Total                 100.0%                100.0%                100.0%
  ---------------------------------------------------------------------------

         The foregoing table is based solely on the number of apartment units, commercial square footage and hotel rooms owned by the Company, as applicable, and does not reflect the value of the Company's investment in each region. Excluded from the above table are a single family residence in Dallas, Texas and 60 parcels of improved and unimproved land consisting of: one developed residential lot in a residential subdivision in Fort Worth, Texas, a 46.1 acre land parcel in Las Colinas, Texas; a 3.5 acre land parcel in downtown Atlanta, Georgia; a 329.4 acre land parcel in Denver, Colorado; seven parcels of land in Dallas County, Texas, totaling 436.0 acres; three parcels of land in Irving, Texas, totaling 294.1 acres; a 420.0 acre land parcel in Duchense, Utah; a 82.4 acre land parcel in Oceanside, California; four parcels of land in Tarrant County, Texas, totaling 1,688.0 acres; two parcels of land in Harris County, Texas, totaling 456.4 acres; ten parcels of land in Collin County, Texas, totaling 1,082.2 acres; eight parcels of land in Farmers Branch, Texas, totaling
101.24 acres; three parcels of land in Plano, Texas, totaling 175.4 acres; a 1,448 acre land parcel in Austin, Texas; three parcels of land in Palm Desert, California, totaling 946.8 acres; a 41.8 acre land parcel in Travis County, Texas; two parcels of land in Houston, Texas, totaling 139.5 acres; a 54.2 acre land parcel in Fort Worth, Texas; a 160.0 acre land parcel in Lewisville, Texas; a 7.7 acre land parcel in Carrollton, Texas; a 19.4 acre land parcel in Santa Clarita, California; and six additional land parcels totaling approximately
113.5 acres.

         A summary of the activity in the Company's owned real estate portfolio during 1998 and through March 31, 1999 was as follows:

         Owned properties in real estate portfolio at January 1, 1998.......56
         Partnership properties........................................     66
         Properties purchased.............................................. 57
         Property constructed..........................................      1
         Property obtained through foreclosure.........................      1
         Properties sold................................................... (6)
         Owned properties in real estate portfolio at                      ---
           March 31, 1999...............................................   175
                                                                           ===


         Properties Held for Investment . Set forth below are the Company's properties held for investment and the monthly rental rate for apartments and the average annual rental rate for commercial properties and the average daily room rate and total room revenue divided by total available rooms for hotels and occupancy at December 31, 1998, 1997, 1996, 1995 and 1994 for apartments and commercial properties and average occupancy during those periods for hotels:

    -------------------------------------------------------------------------------------------------------------------------------
                                                                                              Rent per Square Foot
                                                        Units/Square        -------------------------------------------------------
          Property              Location                  Footage              1998       1997        1996       1995       1994
    -------------------------------------------------------------------------------------------------------------------------------
    Apartments:
    Ashford               Tampa, FL              56 units/42,196 sq. ft.          $.74      $   *      $    *      $   *       $ *
    Bay Anchor            Panama City, FL        12 units/10,700 sq. ft.           .54          *           *          *         *
    Carriage Park         Tampa, FL              46 units/36,750 sq. ft.           .80          *           *          *         *
    Chateau Bayou         Ocean Springs, MS      122 units/105,536 sq. ft.         .71          *           *          *         *
    Concord               Indianapolis, IN       198 units/129,380 sq. ft.         .19          *           *          *         *
    Conradi House         Tallahassee, FL        98 units/49,900 sq. ft.           .71          *           *          *         *
    Country Squire        Indianapolis, IN       225 units/158,625 sq. ft.         .15          *           *          *         *
    Crossing Church       Tampa, FL              52 units/40,024 sq. ft.           .73          *           *          *         *
    Daluce                Tallahassee, FL        112 units/95,432 sq. ft.          .59          *           *          *         *
    Edgewater
       Gardens            Biloxi, MS             140 units/148,900 sq. ft.         .56          *           *          *         *
    Falcon House          Ft. Walton, FL         82 units/71,220 sq. ft.           .62          *           *          *         *
    Georgetown            Panama City, FL        44 units/36,160 sq. ft.           .61          *           *          *         *
    Governor Square       Tallahassee, FL        168 units/146,550 sq. ft.         .60          *           *          *         *
    Grand Lagoon          Panama City, FL        54 units/47,460 sq. ft.           .73          *           *          *         *
    Greenbriar            Tallahassee, FL        50 units/36,600 sq. ft.           .70          *           *          *         *
    Lake Chateau          Thomasville, GA        98 units/65,800 sq. ft.           .56          *           *          *         *
    Landings/Marina       Pensacola, FL          52 units/34,464 sq. ft.           .67          *           *          *         *
    Lee Hills             Tallahassee, FL        16 units/14,720 sq. ft.           .54          *           *          *         *
    Med Villas            San Antonio, TX        140 units/158960 sq. ft.          .49          *           *          *         *
    Morning Star          Tallahassee, FL        82 units/41,000 sq. ft.           .76          *           *          *         *
    Northside Villas      Tallahassee, FL        81 units/134,000 sq. ft.          .57          *           *          *         *
    Oak Hill              Tallahassee, FL        92 units/81,240 sq. ft.           .60          *           *          *         *
    Park Avenue           Tallahassee, FL        121 units/78979 sq. ft.           .79          *           *          *         *
    Pinecrest             Tallahassee, FL        48 units/46,400 sq. ft.           .57          *           *          *         *
    Regency               Tampa, FL              78 units/55,810 sq. ft.           .81          *           *          *         *
    Rolling Hills         Tallahassee, FL        134 units/115,730 sq. ft.         .61          *           *          *         *
    Seville               Tallahassee, FL        62 units/63,360 sq. ft.           .56          *           *          *         *
    Stonegate             Tallahassee, FL        83 units/34,900 sq. ft.           .77          *           *          *         *
    Sunset                Odessa, TX             240 units/160,400 sq. ft.         .46          *           *          *         *
    Valley Hi             Tallahassee, FL        54 units/27,800 sq. ft.           .71          *           *          *         *
    Villager              Ft. Walton, FL         33 units/22,840 sq. ft.           .71          *           *          *         *
    -------------------------------------------------------------------------------------------------------------------------------

    -------------------------------------------------------------------------------------------------------------------------------
                                                                                              Rent per Square Foot
                                                        Units/Square        -------------------------------------------------------
          Property              Location                  Footage              1998       1997        1996       1995       1994
    -------------------------------------------------------------------------------------------------------------------------------

    Waters Edge III       Gulfport, MS           238 units/212,216 sq. ft.         .59          *           *          *         *
    Westwood              Mary Ester, FL         120 units/93,000 sq. ft.          .67          *           *          *         *
    Westwood Parc         Tallahassee, FL        94 units/55,950 sq. ft.           .69          *           *          *         *
    White Pines           Tallahassee, FL        85 units/17,000 sq. ft.           .74          *           *          *         *
    Windsor Tower         Ocala, FL              64 units/66,000 sq. ft.           .45          *           *          *         *
    Arlington Place       Pasadena, TX           230 units/205,476 sq. ft.         .64        .63         .62        .60       .60
    Barcelona             Tampa, FL              368 units/346,144 sq. ft.         .52        .50         .49        .47       .49
    Bavarian              Middletown, OH         259 units/229,560 sq. ft.         .63        .63         .62        .60       .59
    Bent Tree             Addison, TX            292 units/244,480 sq. ft.         .73        .70         .66        .60       .56
    Blackhawk             Ft. Wayne, IN          209 units/190,520 sq. ft.         .57        .54         .53        .53       .53
    Bridgestone           Friendswood, TX        76 units/65,519 sq. ft.           .67        .64         .64        .62       .62
    Candlelight Square    Lenexa, KS             119 units/114,630 sq. ft.         .61        .58         .55        .53       .51
    Chalet I              Topeka, KS             162 units/131,791 sq. ft.         .65        .62         .61        .61       .61
    Chalet II             Topeka, KS             72 units/49,164 sq. ft.           .70        .68         .67        .67         *
    Chateau               Bellevue, NE           115 units/99,220 sq. ft.          .71        .69         .63        .60       .59
    Club Mar              Sarasota, FL           248 units/230,180 sq. ft.         .65        .61         .59        .57       .59
    Confederate Point     Jacksonville, FL       206 units/277,860 sq. ft.         .58        .46         .45        .44       .42
    Country Place         Round Rock, TX         152 units/119,808 sq. ft.         .72        .71         .71        .68       .63
    Covered Bridge        Gainesville, FL        176 units/171,416 sq. ft.         .64        .64         .63        .60       .57
    Fair Oaks             Euless, TX             208 units/166,432 sq. ft.         .65        .61         .58        .55       .52
    Four Seasons          Denver, CO             384 units/254,900 sq. ft.         .86        .80         .78        .77       .74
    Fox Club              Indianapolis, IN       336 units/317,600 sq. ft.         .56        .54         .54        .54       .54
    Foxwood               Memphis, TN            220 units/212,000 sq. ft.         .57        .54         .51        .49       .46
    Hidden Valley         Grand Rapids, MI       176 units/260,970 sq. ft.         .54        .52         .52        .51       .49
    Horizon East          Dallas, TX             166 units/141,081 sq. ft.         .55        .53         .52        .50       .48
    Kimberly Woods        Tucson, AZ             279 units/249,678 sq. ft.         .59        .57         .55        .54       .52
    La Mirada             Jacksonville, FL       320 units/341,400 sq. ft.         .52        .51         .50        .47       .46
    Lake Nora Arms        Indianapolis, IN       588 units/429,380 sq. ft.         .68        .65         .63        .61       .60
    Lantern Ridge         Richmond, VA           120 units/112,296 sq. ft.         .54        .53         .51        .50       .49
    Mallard Lake          Greensboro, NC         336 units/295,560 sq. ft.         .64        .63         .62        .59       .57
    Manchester
       Commons            Manchester, MO         280 units/331,820 sq. ft.         .56        .53         .50        .49       .46
    Mesa Ridge            Mesa, AZ               480 units/386,336 sq. ft.         .68        .65         .65        .61       .57
    Nora Pines            Indianapolis, IN       254 units/254,676 sq. ft.         .60        .59         .57        .55       .55
    Oak Hollow            Austin, TX             409 units/290,072 sq. ft.         .90        .87         .87        .81       .75
    Oak Tree              Grandview, MO          189 units/160,591 sq. ft.         .90        .57         .54        .52       .52
    Olde Towne            Middletown, OH         199 units/179,395 sq. ft.         .60        .57         .57        .57       .57
    Pheasant Ridge        Bellevue, NE           264 units/243,960 sq. ft.         .58        .61         .56        .51       .51
    Pines                 Little Rock, AR        257 units/221,981 sq. ft.         .62        .41         .41        .39       .37
    Place One             Tulsa, OK              407 units/302,263 sq. ft.         .42        .57         .51        .49       .47
    Quail Point           Huntsville, AL         184 units/202,602 sq. ft.         .58        .42         .42        .41       .41
    Regency               Lincoln, NE            106 units/111,700 sq. ft.         .44        .63         .60        .56       .56
    Regency Falls         San Antonio, TX        546 units/348,692 sq. ft.         .67        .63         .63        .63       .60
    Rockborough           Denver, CO             345 units/249,723 sq. ft.         .64        .73         .70        .70       .67
    Santa Fe              Kansas City, MO        225 units/180,416 sq. ft.         .80        .56         .53        .52       .51
    Shadowood             Addison, TX            184 units/134,616 sq. ft.         .58        .74         .69        .66       .64
    Sherwood Glen         Urbandale, IA          180 units/143,745 sq. ft.         .76        .77         .75        .74       .72
    Stonebridge           Florissant, MO         100 units/140,576 sq. ft.         .79        .45         .43        .46       .46
    Summerwind            Reseda, CA             172 units/114,711 sq. ft.         .46        .90         .90        .97       .97
    Sun Hollow            El Paso, TX            216 units/156,000 sq. ft.         .93        .65         .64        .63       .63

    -------------------------------------------------------------------------------------------------------------------------------
                                                                                              Rent per Square Foot
                                                        Units/Square        -------------------------------------------------------
          Property              Location                  Footage              1998       1997        1996       1995       1994
    -------------------------------------------------------------------------------------------------------------------------------

    Tanglewood            Arlington
                            Heights, IL          838 units/612,816 sq. ft.        1.07       1.03         .99        .96       .96
    Timber Creek          Omaha, NE              180 units/162,252 sq. ft.         .70        .66         .64        .60       .59
    Villa Del Mar         Wichita, KS            162 units/128,004 sq. ft.         .60        .58         .58        .58       .57
    Villas                Plano, TX              208 units/156,632 sq. ft.         .80        .77         .73        .70       .67
    Whispering Pines      Canoga Park, CA        102 units/61,671 sq. ft.         1.05       1.01        1.00        .98       .98
    Whispering Pines      Topeka, KS             320 units/299,264 sq. ft.         .51        .49         .49        .49       .49
    Windridge             Austin, TX             408 units/281,778 sq. ft.         .89        .88         .88        .85       .80
    Windtree I & II       Reseda, CA             159 units/109,062 sq. ft.         .93        .90         .90        .90       .90
    Woodlake              Carrollton, TX         256 units/210,208 sq. ft.         .77        .73         .68        .66       .63
    Woodsong II           Smyrna, GA             190 units/207,460 sq. ft.         .56        .54         .54        .51       .46
    Woodstock             Dallas, TX             320 units/222,112 sq. ft.         .63        .60         .56        .54       .51
    -------------------------------------------------------------------------------------------------------------------------------
    Office Buildings:
    56 Expressway         Oklahoma City, OK       54,649 sq. ft.                  9.53       8.64        8.21       7.94      7.77
    Executive Court       Memphis, TN             41,840 sq. ft.                 10.64       9.79       10.11       9.87      9.91
    Marina Playa          Santa Clara, CA        124,322 sq. ft.                 21.55      20.54       19.54      18.11     17.00
    Melrose Business
       Park               Oklahoma City, OK      124,200 sq. ft.                  3.03       2.88        2.76       2.65      2.59
    One Hickory           Farmers
       Center                Branch, TX          102,615 sq. ft.                    --          *           *          *         *
     Rosedale Towers      Minneapolis, MN         84,798 sq. ft.                 15.48      15.03       14.88      13.16     14.46
    University Square     Anchorage, AK           22,260 sq. ft.                 13.83      14.07       15.07      13.16     13.81
    -------------------------------------------------------------------------------------------------------------------------------
    Shopping Centers:
    Collection            Denver, CO             267,812 sq. ft.                  8.92       9.46           *          *         *
    Cross County Mall     Mattoon, IL            304,575 sq. ft.                  4.99       4.88        4.90       4.86      4.39
    Cullman               Cullman, AL             92,466 sq. ft.                  3.91       3.87        3.86       3.83      3.82
    Harbor Plaza          Aurora, CO              45,863 sq. ft.                  9.86       9.44        8.73       8.42      7.82
    Katella Plaza         Orange, CA              52,169 sq. ft.                  9.79       9.20        7.73       9.97     11.34
    Oak Tree Village      Lubbock, TX             45,623 sq. ft.                  8.27       8.17        7.98       7.34         *
    Preston Square        Dallas, TX              35,508 sq. ft.                 16.04      15.26           *          *         *
    Regency Point         Jacksonville, FL        67,410 sq. ft.                 12.36      12.07       11.39      11.26     10.63
    Westwood              Tallahassee, FL        149,855 sq. ft.                  6.77       6.44        6.42       5.31      5.00
    -------------------------------------------------------------------------------------------------------------------------------
    Merchandise Mart:
    Denver Mart           Denver, CO             509,008 sq. ft.                 11.35      14.75       15.33      14.53     14.18
    -------------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------------
                                                                                              Average Room Rate
                                                                          ----------- ---------- ----------- ---------- ---------
        Property              Location                   Rooms               1998       1997        1996       1995       1994
  -------------------------------------------------------------------------------------------------------------------------------
  Hotels:
  Best Western
    Oceanside           Virginia Beach, VA     110 Rooms                      $92.65     $90.44      $41.11         $*        $*
  Continental           Las Vegas, NV          371 Rooms                          **          *           *          *         *
  Holiday Inn           Kansas City, MO        196 Rooms                       65.38      70.73       66.46      61.66     52.47
  Piccadilly Airport    Fresno, CA             185 Rooms                       68.53      62.98           *          *         *
  Piccadilly Chateau    Fresno, CA              78 Rooms                       55.18      50.86           *          *         *
  Piccadilly Shaw       Fresno, CA             194 Rooms                       70.63      64.07           *          *         *
  Piccadilly            Fresno, CA             190 Rooms                       67.42      62.22           *          *         *
     University
  Quality Inn           Denver, CO             161 Rooms                       54.07      53.15       46.66      44.69     42.38
  Williamsburg
   Hospitality House    Williamsburg, VA       296 Rooms                       85.87      81.87           *          *         *
  -------------------------------------------------------------------------------------------------------------------------------

*   Property was acquired in 1995, 1996, 1997 or 1998.
**  Leased to a licensed casino operator.



------------------------------------------------------------------------------------------------------
                                                   Total Room Revenues Divided
                                                    by Total Available Rooms
------------------------------------------------------------------------------------------------------

          Property                 1998         1997          1996           1995           1994
------------------------------------------------------------------------------------------------------
Hotels:
Best Western
  Oceanside                          $60.37       $54.03         $17.69          $   *          $   *
Continental                              **            *              *              *              *
Holiday Inn                           51.38        54.13          52.63          46.31          39.27
Piccadilly Airport                    41.68        35.94              *              *              *
Piccadilly Chateau                    33.19        27.74              *              *              *
Piccadilly Shaw                       46.71        41.17              *              *              *
Piccadilly University                 39.42        35.65              *              *              *
Quality Inn                           32.95        28.02          16.80          17.79          17.73
Williamsburg
 Hospitality House                    54.85        55.30              *              *              *
------------------------------------------------------------------------------------------------------

*  Property was acquired in 1995, 1996, 1997 or 1998.
** Leased to a licensed casino operator.

--------------------------------------------------------------------------------------------------
                                                       Occupancy %
--------------------------------------------------------------------------------------------------
        Property              1998         1997          1996           1995           1994
--------------------------------------------------------------------------------------------------
Apartments:
Ashford                           98             *            *             *               *
Bay Anchor                        83             *            *             *               *
Carriage Park                     94             *            *             *               *
Chateau Bayou                     98             *            *             *               *
Concord                           33             *            *             *               *
Conradi House                     96             *            *             *               *
Country Squire                    27             *            *             *               *
Crossing Church                   98             *            *             *               *
Daluce                            94             *            *             *               *
Edgewater Gardens                 99             *            *             *               *
Falcon House                      93             *            *             *               *
Georgetown                        93             *            *             *               *
Governor Square                   92             *            *             *               *
Grand Lagoon                      80             *            *             *               *
Greenbriar                        96             *            *             *               *
Lake Chateau                      97             *            *             *               *
Landings/Marina                   87             *            *             *               *
Lee Hills                         94             *            *             *               *
Med Villas                        93             *            *             *               *
Morning Star                     100             *            *             *               *
Northside Villas                  93             *            *             *               *
Oak Hill                          97             *            *             *               *
Park Avenue                       90             *            *             *               *
Pinecrest                         90             *            *             *               *
Regency                           96             *            *             *               *
Rolling Hills                     92             *            *             *               *
Seville                          100             *            *             *               *
Stonegate                         93             *            *             *               *
Sunset                            96             *            *             *               *
Valley Hi                        100             *            *             *               *
Villager                          97             *            *             *               *
Waters Edge III                   96             *            *             *               *
Westwood                          91             *            *             *               *
Westwood Parc                    100             *            *             *               *
White Pines                       94             *            *             *               *
Windsor Tower                     96             *            *             *               *
Arlington Place                   98            95           91            95              88
Barcelona                         91            94           93            96              85
Bavarian                          90            92           96            92              95
Bent Tree                         93            96           97           100              99
Blackhawk                         94            96           95            94              96
Bridgestone                       97            99           94            97              93
Candlelight Square                96            94           97            96              92
Chalet I                          97            96           96            94              87
Chalet II                         91            93           89            97              *
Chateau                           94            95           99            97              94
Club Mar                          93            99           91            95              92
Confederate Point                 93            91           94            98              92
Country Place                     94            88           93            95              97
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                       Occupancy %
--------------------------------------------------------------------------------------------------
        Property              1998         1997          1996           1995           1994
--------------------------------------------------------------------------------------------------
Covered Bridge                    97            98           94           100              99
Fair Oaks                         93            96           96            98              96
Four Seasons                      96            98           94            93              96
Fox Club                          89            95           88            91              95
Foxwood                           90            94           93            95              97
Hidden Valley                     96            96           93            97              96
Horizon East                      96            93           92            94              93
Kimberly Woods                    92            92           93            94              95
La Mirada                         99            91           93            98              93
Lake Nora Arms                    94            95           91            95              94
Lantern Ridge                     97            93           95            93              98
Mallard Lake                      91            93           95            97              98
Manchester Commons                91            95           93            95              94
Mesa Ridge                        95            98           88            92              95
Nora Pines                        95            92           94            97              95
Oak Hollow                        97            94           91            97              99
Oak Tree                          99            95           94            96              95
Olde Towne                        90            94           92            91              94
Pheasant Ridge                    89            93           94            97              85
Pines                             92            90           93            90              88
Place One                         93            92           96            96              92
Quail Point                       89            91           96            86              90
Regency                           87            98           95            88              97
Regency Falls                     82            92           93            93              90
Rockborough                       94            94           92            92              96
Santa Fe                          92            93           91            92              90
Shadowood                         94            96           97            97              98
Sherwood Glen                     90            94           96            93              93
Stonebridge                       95           100           98            92              92
Summerwind                        97            96           92            91              92
Sun Hollow                        93            97           90            96              92
Tanglewood                        92            93           92            95              96
Timber Creek                      97            95           98            94              91
Villa Del Mar                     92            97           94            90              89
Villas                            94            98           95            95              97
Whispering Pines                  93            94           92            93              93
Whispering Pines                  95            95           89            90              92
Windridge                         94            95           93            95              96
Windtree I & II                   95            96           94            91              24
Woodlake                          97            98           99            98              99
Woodsong II                       99            96           85            99              97
Woodstock                         95            92           95            96              94
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                       Occupancy %
--------------------------------------------------------------------------------------------------
        Property              1998         1997          1996           1995           1994
--------------------------------------------------------------------------------------------------
Office Buildings:
56 Expressway                       91            94           88            93              85
Executive Court                     96            96           95            92              92
Marina Playa                        97           100           99            97              95
Melrose Business Park               80            93           90            97              81
One Hickory Center                  0              *            *             *               *
Rosedale Towers                     94            93           91            90              94
University Square                   81           100           84            90              82
--------------------------------------------------------------------------------------------------
Shopping Centers:
Collection                          94            82            *             *               *
Cross County Mall                   90            89           90            95              87
Cullman                             98            97           98            100             96
Harbor Plaza                        86            94           97            78              87
Katella Plaza                       71            71           71            71              71
Oak Tree Village                    70            90           89            91              *
Preston Square                      77            92            *             *               *
Regency Point                       91            83           84            81              95
Westwood                            93            93           74            59              81
--------------------------------------------------------------------------------------------------
Merchandise Mart:
Denver Mart                         92            93           95            96              97
--------------------------------------------------------------------------------------------------
Hotels:
Best Western
   Oceanside                        65            60           42             *               *
Continental                         **             *            *             *               *
Holiday Inn                         79            77           79            75              75
Piccadilly Airport                  61            50            *             *               *
Piccadilly Chateau                  60            49            *             *               *
Piccadilly Shaw                     66            62            *             *               *
Piccadilly University               59            49            *             *               *
Quality Inn                         61            53           36            40              42
Williamsburg
   Hospitality House                64            60            *             *               *
--------------------------------------------------------------------------------------------------

*  Property was acquired in 1995, 1996, 1997 or 1998.
** Leased to a licensed casino operator.

         Occupancy presented above is without reference to whether leases in effect are at, below or above market rates.

         As of March 31, 1999, none of the Company's properties had a book value which exceeded 10% of the Company's total assets. For the fiscal quarter ended March 31, 1999, the revenues of the Denver Merchandise Mart exceeded 10% of the Company's total revenues.

         Denver Merchandise Mart. The Denver Merchandise Mart is a wholesale trade mart located in Denver, Colorado. No tenant occupies ten percent or more of the rentable square footage of the Denver Merchandise Mart. The principal business carried on in or from the Denver Merchandise Mart is wholesale sales of goods.

         The following table shows lease expiration information for the tenants of the Denver Merchandise Mart at March 31, 1999:

                            Number of              Gross Leased                                  % of Aggregate
                              Leases                   Area                1999 Minimum           1999 Minimum
         Year               Expiring(a)              (Sq. Ft.)              Annual Rent            Annual Rent
         ----               -----------            ------------            ------------            -----------
    Month to Month                  9                    8,877              $   136,992               2.57
         1999                     189                  109,463                1,788,744              31.61
         2000                     132                  106,017                1,739,616              30.62
         2001                     168                  118,870                1,907,796              34.33
         2002                       2                      754                       --                .22
         2003                      --                       --                       --                 --
         2004                      --                       --                       --                 --
         2005                      --                       --                       --                 --
         2006                       1                    2,278                       --                 --
                               ------                 --------
         TOTAL                    501                  346,259              $ 5,573,148              100.0
                               ======                 ========              ===========              =====

---------------

(a) Assumes no renewal options will be exercised in order to show the earliest termination of the leases.

         In October 1997, the Company refinanced the mortgage debt secured by the Denver Merchandise Mart for $25.0 million. The new loan is secured by a mortgage against the Denver Merchandise Mart. The Company received net refinancing proceeds of $10.2 million after the payoff of $14.8 million in existing mortgage debt that was scheduled to mature in October 1997. The new loan bears interest at 8.3% per annum, requires monthly principal and interest payments of $198,000 and matures in October 2012. In March 1999, the lender funded an additional $5.0 million, as provided in the loan documents. The principal balance of the mortgage debt as of March 31, 1999 was $29.5 million. The Company substantially completed a renovation and expansion of the Denver Merchandise Mart in December 1997.

         In October 1997, the Company contributed the Denver Merchandise Mart to a limited partnership in exchange for $6.0 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the mortgage debt secured by that property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 529,000 shares of the Company's Series F Preferred Stock at any time after the first but not later than the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units.

         Real estate taxes are levied against the Denver Merchandise Mart for county and township, and school tax purposes. Denver Merchandise Mart paid $448,262 in real estate taxes in 1998. The 1998 millage rate was 8.3351/100. The Company estimates that Denver Merchandise Mart will owe approximately $402,000 in real estate taxes in 1999. Real estate taxes are substantially reimbursed by the tenants through real estate tax recovery billings.

         As of March 31, 1999, for Federal income tax purposes, the Company depreciates the Denver Merchandise Mart under the MACRS as follows:

Buildings:

Gross Federal Income Tax Basis            $ 27,315,538
Accumulated Depreciation                  $  9,680,861
Depreciation Method                       MACRS - Straight Line
Depreciable Life                          Various

Land Improvements:

Gross Federal Income Tax Basis            $    207,070
Accumulated Depreciation                  $     37,336
Depreciation Method                       MACRS - 150% Declining Balance
Depreciable Life                          15 years

Personal Property:

Gross Federal Income Tax Basis            $   954,189
Accumulated Depreciation                  $   681,273
Depreciation Method                       MACRS - 200% Declining Balance
Depreciable Life                          Various


         In November 1994, the Company and an affiliate of BCM, an affiliate of and advisor to the Company, sold five apartment complexes with a total of 880 units to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest in the partnership and two mortgage notes receivable, secured by one of the properties sold. The Company had the option to reacquire the properties at any time after September 1997 for their original sales prices. Accordingly, a deferred gain of $5.6 million which was offset against the Company's investment in the partnership. In February 1998, the Company reacquired three of the properties for $7.7 million. The Company paid $4.0 million in cash and assumed the existing mortgages of $3.7 million. Simultaneously the Company refinanced the three properties for a total of $7.8 million, receiving net cash of $3.9 million after paying off of $3.7 million in mortgage debt and the payment of various costs. The new mortgages bear interest at 9.5% per annum, require monthly principal and interest payments of a total of $66,000 and mature in February 2008. In June 1998, the remaining two properties were reacquired for $8.6 million. The Company paid $2.1 million in cash and assumed the existing mortgages of $6.5 million. The mortgages bear interest at 8.73% per annum, require monthly principal and interest payments of a total of $57,000 and mature in January 2019.

         In April 1998, the Company foreclosed on the Continental Hotel and Casino in Las Vegas, Nevada, the collateral securing a wraparound mortgage note with a principal balance of $22.7 million at March 31, 1998. The property is classified as held for investment. See "Mortgage Loans," below.

         In May 1998, but effective April 1, 1998, the Company purchased the IGI Properties in a single transaction for $55.8 million. The IGI Properties include 29 apartment complexes totaling 2,441 units in Florida and Georgia. The Company acquired the properties through three newly-formed Texas limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in existing mortgage debt and issued a total of $6.6 million in Class A Limited Partner units in the acquiring partnerships, having the Company as the Class B Limited Partner and a wholly-owned subsidiary of the Company, as the Managing General Partner. The Class A Limited Partners were entitled to an annual preferred return of $.08 per unit in 1998 and are entitled to an annual preferred return of $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter. The units are exchangeable at any time on or before April 30, 2008, into shares of Series F Preferred Stock on the basis of ten units for one share of Series F Preferred Stock. The mortgages bear interest at rates ranging between 7.86% and 11.22% per annum, require monthly principal and interest payments totaling $384,000 and mature between July 1, 2000 and September 1, 2017.

         In November 1998, the Company purchased two apartment complexes with a total of 423 units in Indianapolis, Indiana for $7.2 million. The properties were acquired through a newly-formed controlled partnership. The partnership paid a total of $14,000 in cash, assumed $5.9 million in mortgage debt and issued $649,486 in class A limited partner units in the acquiring partnership, in which the Company is the Class B limited partner and a wholly-owned subsidiary of the Company is the Managing General Partner. The Class A units are exchangeable after November 18, 1999, into shares of Series F Preferred Stock on the basis of ten units for one share of Series F Preferred Stock. The assumed mortgages bear interest at 9.95% per annum and 10.75% per annum, one requires monthly payments of interest and principal of $25,000 and matures in October 2012 and the other requires monthly interest only payments and matures in June 1999.

         At December 31, 1997, the Company had under construction One Hickory Center, a 102,615 sq. ft. office building in Farmers Branch, Texas. Construction was completed in December 1998, at a cost of $7.8 million.

         In January 1999, the Partnership sold the 199 unit Olde Towne Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs. A gain of $2.2 million was recognized on the sale.

         In February 1999, the Partnership sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs. A gain of $706,000 was recognized on the sale.

         Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000, receiving net cash of $870,000 after the payment of various closing costs. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $8,000 and matures in February 2019.

         Further in February 1999, the Partnership obtained mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million, receiving net cash of $1.7 million after the payment of various closing costs. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $15,000 and matures in February 2019.

         In February 1999, the Partnership sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $800,000 will be retained by the lender as a prepayment penalty and the remaining $4.0 million will be returned to the Partnership. A gain of $9.6 million was recognized on the sale, after consideration of payment of the prepayment penalty.

         In April 1999, the Partnership sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs. A gain will be recognized on the sale.

         Also in April 1999, the Partnership sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs. The purchaser assumed the $2.4 million mortgage secured by the property. A gain will be recognized on the sale.

         Properties Held for Sale . Set forth below are the Company's properties held for sale, at December 31, 1998, consisting of improved and unimproved land:

    Property                                        Location                                      Acres
    --------                                        --------                                      -----
Atlanta                                           Atlanta, GA                                    3.5 Acres
Bad Lands                                         Duchense, UT                                 420.0 Acres
Bonneau                                           Dallas County, TX                              8.4 Acres
Chase Oaks                                        Plano, TX                                     39.0 Acres
Croslin                                           Dallas, TX                                      .8 Acres
Dalho                                             Farmers Branch, TX                             3.4 Acres
Dessert Wells                                     Palm Dessert, CA                             420.0 Acres
Dowdy                                             Collin County, TX                            165.0 Acres
Eldorado Parkway                                  Collin County, TX                              8.5 Acres
FRWM Cummings                                     Farmers Branch, TX                             6.4 Acres
Hollywood Casino                                  Farmers Branch, TX                            51.7 Acres
HSM                                               Farmers Branch, TX                             6.2 Acres
Jeffries Ranch                                    Oceanside, CA                                 82.4 Acres
JHL Connell                                       Carrollton, TX                                 7.7 Acres
Katrina                                           Palm Dessert, CA                             454.8 Acres
Katy Road                                         Harris County, TX                            130.6 Acres
Keller                                            Tarrant County, TX                           811.8 Acres
Lacy Longhorn                                     Farmers Branch, TX                            17.1 Acres
Las Colinas I                                     Las Colinas, TX                               46.1 Acres
Marine Creek                                      Fort Worth, TX                                54.2 Acres
Mason/Goodrich                                    Houston, TX                                  244.8 Acres
McKinney Corners I                                Collin County, TX                             30.4 Acres
McKinney Corners II                               Collin County, TX                            173.9 Acres
McKinney Corners III                              Collin County, TX                             15.5 Acres
McKinney Corners IV                               Collin County, TX                             31.3 Acres
McKinney Corners V                                Collin County, TX                              9.7 Acres
Mendoza                                           Dallas, TX                                      .35 Acres
Messick                                           Palm Springs, CA                              72.0 Acres
Pantex                                            Collin County, TX                            182.5 Acres
Parkfield                                         Denver, CO                                   329.4 Acres
Pioneer Crossing                                  Austin, TX                                 1,448.0 Acres
Plano Parkway                                     Plano, TX                                     81.2 Acres
Rasor                                             Plano, TX                                    141.7 Acres
Santa Clarita                                     Santa Clarita, CA                             19.5 Acres
Scoggins                                          Tarrant County, TX                           314.5 Acres
Scout                                             Tarrant County, TX                           546.0 Acres
Stagliano                                         Farmers Branch, TX                             3.2 Acres
Stone Meadow                                      Houston, TX                                   13.5 Acres
Thompson                                          Farmers Branch, TX                             4.0 Acres
Thompson II                                       Dallas County, TX                              3.5 Acres
Tomlin                                            Farmers Branch, TX                             9.2 Acres
Tree Farm - LBJ                                   Dallas County, TX                             10.4 Acres
Valley Ranch                                      Irving, TX                                   319.8 Acres
Valley Ranch III                                  Irving, TX                                    12.5 Acres
Valley Ranch IV                                   Irving, TX                                    12.4 Acres
Valwood                                           Dallas, TX                                   280.0 Acres
Van Cattle                                        McKinney, TX                                 126.6 Acres

    Property                                        Location                                      Acres
    --------                                        --------                                      -----

Vineyards                                         Grapevine, TX                                 15.8 Acres
Vista Business Park                               Travis County, TX                             41.8 Acres
Vista Ridge                                       Lewisville, TX                               160.0 Acres
Walker                                            Dallas County, TX                            132.6 Acres
Yorktown                                          Harris County, TX                            325.8 Acres
Other (7 properties)                              Various                                      113.5 Acres


         In January 1998, the Company purchased El Dorado Parkway land, a 8.5 acre parcel of unimproved land in McKinney, Texas, for $952,000. The Company paid $307,000 in cash, assumed the existing mortgage of $164,000, and obtained seller financing of the remaining $481,000 of the purchase price. The mortgage bears interest at 10% per annum, requires semiannual payments of principal and interest of $18,000 and matures in May 2005. The seller financing bears interest at 8% per annum, requires semiannual principal and interest payments of $67,000 and matures in January 2002.

         Also in January 1998, the Company purchased Valley Ranch IV land, a
12.3 acre parcel of unimproved land in Irving, Texas, for $2.0 million. The Company paid $500,000 in cash and obtained seller financing of the remaining $1.5 million of the purchase price. The financing bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000.

         Further in January 1998, the Company purchased JHL Connell land, a 7.7 acre parcel of unimproved land in Carrollton, Texas, for $1.3 million in cash.

         In February 1998, the Company purchased Scoggins land, a 314.5 acre parcel of unimproved land in Tarrant County, Texas, for $3.0 million. The Company paid $1.5 million in cash and obtained mortgage financing of $1.5 million. The mortgage bore interest at 14% per annum, required quarterly payments of interest only, required a principal paydown of $300,000 in May 1998, which was paid, and matured in February 1999. In May 1998, the Company refinanced the mortgage debt along with the debt secured by its Scout land parcel under the Las Colinas I term loan, as discussed below.

         Also in February 1998, the Company purchased Bonneau land, a 8.4 acre parcel of unimproved land in Dallas County, Texas, for $1.0 million. The Company obtained mortgage financing of $1.0 million. The mortgage bore interest at 18.5% per annum with principal and interest due at the maturity in February 1999. The Company's JHL Connell land was pledged as additional collateral for this loan. In March 1999, the Company refinanced the mortgage debt secured by the property along with the mortgage debt secured by the Dalho and Stagliano land parcels under the Las Colinas I term loan in the amount of $703,000. The Company paid an additional $1.5 million in cash to pay off the $2.1 million in mortgage debt and accrued but unpaid interest.

         Further in February 1998, the Company financed its unencumbered Kamperman land in the amount of $1.6 million, receiving net cash of $1.5 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

         In February 1998, the Company financed its unencumbered Valley Ranch land in the amount of $4.3 million, receiving net cash of $4.1 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

         Also in February 1998, the Company refinanced the mortgage debt secured by its Vineyards land in the amount of $3.4 million, receiving net cash of $2.3 million, after paying off mortgage debt of $540,000 and the payment of various closing costs. The new mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

         In March 1998, the Company financed its unencumbered Stagliano and Dalho land in the amount of $800,000 with the lender on the Bonneau land, described above, receiving net cash of $790,000 after the payment of various closing costs. The mortgage bore interest at 18.5% per annum with principal and interest due at maturity in February 1999. The Company's JHL Connell land was pledged as additional collateral for this loan. In March 1999, the Company refinanced the mortgage debt secured by the property along with the mortgage debt secured by the Dalho and Stagliano land parcels under the Las Colinas I term loan in the amount of $703,000. The Company paid an additional $1.5 million in cash to pay off the $2.1 million in mortgage debt and accrued but unpaid interest.

         Also in March 1998, the Company purchased Desert Wells land, a 420 acre parcel of unimproved land in Palm Desert, California, for $12.0 million. The Company paid $400,000 in cash, obtained mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The mortgage bore interest at 4.5% above the prime rate, currently 12.25% per annum, required monthly payments of interest only and matured in March 1999. The seller financing bore interest at 10% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was paid off at maturity in July 1998. The mortgage lender has agreed to an extension of its matured mortgage to March 2000. All other terms would remain unchanged.

         Further in March 1998, the Company refinanced the mortgage debt secured by the McKinney Corners I, II, III, IV and V and Dowdy land in the amount of $20.7 million, receiving net cash of $5.9 million after the payoff of $2.5 million in existing mortgage debt, the paydown of $10.2 million on the Las Colinas I term loan and the payment of various closing costs. the Company also pledged 800,000 shares of Series F Preferred Stock as additional security for the loan. The new mortgage bore interest at 12% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to extend its mature mortgage to January 2000, for a 2% fee and a paydown of any net refinancing proceeds received by the Company from refinancing the Williamsburg Hospitality House. All other terms would remain unchanged.

         In April 1998, the Company purchased Yorktown land, a 325.8 acre parcel of unimproved land in Harris County, Texas, for $7.4 million. the Company paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price. The seller financing bore interest at 8.5% per annum, required monthly payments of interest only and matured in February 1999. the Company has received a written commitment from a lender to refinance the matured mortgage in the amount of $4.8 million. The new mortgage financing closed on April 5, 1999.

         Also in April 1998, the Company sold a 77.7 acre tract of its Lewisville land parcel, for $6.8 million, receiving net cash of $153,000 after paying off first and second lien mortgages totaling $5.9 million and the payment of various closing costs. the Company recognized a gain of $1.9 million on the sale.

         Further in April 1998, the Company obtained a second lien mortgage of $2.0 million secured by its BP Las Colinas land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of Common Stock. The mortgage bore interest at 12% per annum, with principal and interest due at maturity in October 1998.

         In April 1998, the Company refinanced the mortgage debt secured by its Parkfield land in the amount of $7.3 million, receiving net cash of $1.2 million after paying off $5.0 million in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000.

         In May 1998, the Company sold a 15.4 acre tract of its Valley Ranch land parcel, for $1.2 million, receiving no net cash after paying down by $1.1 million the mortgage secured by that land parcel and the payment of various closing costs. the Company recognized a gain of $663,000 on the sale.

         Also in May 1998, the Company purchased the FRWM Cummings land, a 6.4 acre parcel of unimproved land in Farmers Branch, Texas, for $1.2 million in cash.

         Further in May 1998, the Company sold a 21.3 acre tract of the Parkfield land parcel, for $1.3 million, receiving no net cash after paying down by $1.1 million the mortgage secured by that land parcel and the payment of various closing costs. The Company recognized a gain of $670,000 on the sale.

         In May 1998, the Company refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan, receiving net cash of $6.6 million after paying off $1.4 million in mortgage debt on the Scout land and $1.5 million in mortgage debt on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs. The Company also pledged 250,000 shares of its Common Stock and BCM, an affiliate of and advisor to the Company, pledged 177,000 shares of the Company's Common Stock as additional security on the term loan.

         In June 1998, the Company sold a 21.6 acre tract of its Chase Oaks land, for $3.3 million, receiving net cash of $418,000 after paying down by $2.0 million the mortgage secured by that land parcel and the payment of various closing costs. The Company recognized a gain of $848,000 on the sale.

         Also in June 1998, the Company sold a 150.0 acre tract of its Rasor land, for $6.8 million, receiving net cash of $1.4 million after paying down by $5.3 million the mortgage secured by that land parcel and the payment of various closing costs. The Company recognized a gain of $789,000 on the sale.

         Further in June 1998, the Company sold its entire 315.2 acre Palm Desert land parcel, for $17.2 million, receiving net cash of $8.6 million after paying off $7.2 million in mortgage debt and the payment of various closing costs. The Company recognized a gain of $3.9 million on the sale.

         In July 1998, the Company purchased Thompson II land, a 3.5 acre parcel of unimproved land in Dallas County, Texas, for $471,000 in cash.

         Also in July 1998, the Company purchased, through a newly formed partnership, the Katrina land, a 454.8 acre parcel of improved land in Palm Desert, California, for $38.2 million. The partnership issued $23.2 million of Class A limited partner units and obtained mortgage financing of $15.0 million. The Class A limited partners were entitled to an annual preferred return of $.07 per unit in 1998, and are entitled to an annual preferred return of $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter. The Class A units may be converted into shares Series H Preferred Stock anytime after July 13, 1999 on the basis of 100 Class A units for each share of Series H Preferred Stock. The Series H Preferred Stock may be converted into Common Stock using a 90% factor starting in December 2000.

         Further, in July 1998, the Company purchased the Walker land, a 132.6 acre parcel of unimproved land in Dallas County, Texas, for $12.8 million in cash. Also in July, the Company obtained mortgage financing of $13.3 million, receiving net cash of $12.8 million after the payment of various closing costs. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The mortgage is also secured by the FRWM Cummings land.

         In July 1998, the Company sold a 2.5 acre tract of its Las Colinas I land parcel, for $1.6 million, receiving net cash of $605,000 after paying down by $750,000 the Las Colinas I term loan secured by that land parcel and the payment of various closing costs. The Company recognized a gain of $869,000 on the sale.

         In August 1998, the Company financed its unencumbered Keller land in the amount of $5.0 million under the Las Colinas I term loan, receiving net cash of $4.9 million after the payment of various closing costs.

         In September 1998, a newly formed controlled limited partnership, in which the Company has a combined 95% general and limited partner interest, purchased the Messick land, a 72.0 acre parcel of unimproved land in Palm Springs, California, for $3.5 million. The Company paid $1.0 million in cash and obtained seller financing of the remaining $2.5 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly payments of interest only, principal payments of $300,000 in July 1999 and July 2000, and matures in July 2001.

         Also in September 1998, the Company sold a 60.0 acre tract of its Parkfield land parcel, for $1.5 million, receiving no net cash after paying down by $1.4 million the mortgage secured by that land parcel and the payment of various closing costs. The Company recognized a gain of $44,000 on the sale.

         Further in September 1998, the Company purchased HSM land, a 6.2 acre parcel of unimproved land in Farmers Branch, Texas, for $2.2 million in cash.

         In September 1998, the Company sold the remaining 10.5 acres of its BP Las Colinas land for $4.7 million, receiving net cash of $1.8 million after paying off $2.6 million in mortgage debt and the payment of various closing costs. The Company recognized a gain of $3.4 million on the sale.

         Also in September 1998, the Company purchased Vista Ridge land, a 160 acre parcel of unimproved land in Lewisville, Texas, for $15.6 million. The Company paid $3.1 million in cash and obtained mortgage financing of $12.5 million. The mortgage bears interest at 15.5% per annum, requires monthly interest only payments at a rate of 12.5% per annum with the deferred interest and principal due at maturity in July 1999.

         Further in September 1998, the Company sold its entire 30.0 acre Kamperman land parcel for $2.4 million, receiving net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by that parcel and the payment of various closing costs. The Company recognized a gain of $969,000 on the sale.

         In September 1998, the Company sold a 1.1 acre tract of its Santa Clarita land parcel for $543,000, receiving net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by that land parcel and the payment of various closing costs. The Company recognized a gain of $409,000 on the sale.

         Also in September 1998, the Company purchased Marine Creek land, a 54.2 acre parcel of unimproved land in Fort Worth, Texas, for $2.2 million in cash.

         Further in September 1998, the Company obtained second lien financing of $5.0 million secured by its Katy Road land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The second lien mortgage bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in June 1999. The loan is guaranteed by Gene E. Phillips.

         In October 1998, the Company purchased Vista Business Park land, a 41.8 acre parcel of unimproved land in Travis County, Texas, for $3.0 million. The Company paid $730,000 in cash and obtained mortgage financing of $2.3 million. The mortgage bears interest at 8.9% per annum, requires monthly payments of interest only and matures in September 2000.

         Also in October 1998, the Company purchased Stone Meadows land, a 13.5 acre parcel of unimproved land in Houston, Texas, for $1.6 million. The Company paid $491,000 in cash and obtained seller financing for the remaining $1.1 million of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly principal and interest payments of $100,000 and matures in October 1999.

         Further in October 1998, the Company financed its unencumbered Rasor land in the amount of $15.0 million, receiving net cash of the $13.5 million after the payment of various closing costs. Portions of the Company's Las Colinas I and Valwood land parcels are included as additional collateral for this loan. The Company used the proceeds from this loan along with an additional $1.8 million to payoff the $15.8 million in mortgage debt secured by its Las Colinas I and Valwood land parcels. The new mortgage bears interest at 14% per annum, required a principal reduction payment of $3.0 million in November 1998, requires monthly interest only payments and matures in September 1999.

         In October 1998, the Company purchased Mendoza land, a .35 acre parcel of unimproved land in Dallas, Texas, for $180,000. The Company paid $27,000 in cash and obtained seller financing for the remaining $153,000 of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly interest only payments and matures in October 2001.

         Also in October 1998, the Company purchased Croslin land, a .8 acre parcel of unimproved land in Dallas, Texas, for $306,000. The Company paid $46,000 in cash and obtained seller financing for the remaining $260,000 of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly interest only payments and matures in October 2001.

         Further in October 1998, the Company financed its unencumbered Marine Creek and HSM land in the amount of $2.8 million under the Las Colinas I term loan, receiving net cash of $2.7 million after the payment of various closing costs.

         In November 1998, the Company obtained a $95.0 million line of credit from GCLP, a partnership controlled by NOLP. The Company received fundings of $18.9 million in November 1998, $31.1 million in December 1998, and an additional $26.7 million in the first quarter of 1999. The line of credit is secured by second liens on the Company's Waters Edge III, Edgewater Gardens, Chateau Bayou and Sunset Apartments, Rosedale Towers Office Building, Katy Road land and the stock of its wholly-owned subsidiaries, NMC, the general partner of the Partnership, and the Company Holdings, Inc., which owns 3,349,535 NRLP units of limited partner interest. The loan bears interest at 12% per annum, requires monthly interest only payments and matures in November 2003. The Company accounted for its investment in the Partnership under the equity method until December 1998 when NMC was elected general partner of the Partnership. As of December 31, 1998, the accounts of the Partnership are consolidated with those of the Company. The line of credit is eliminated in consolidation.

         Also in November 1998, the Company purchased Mason/Goodrich land, a
265.5 acre parcel of unimproved land in Houston, Texas, for $10.9 million. The Company paid $3.7 million in cash and obtained mortgage financing of $7.2 million. The mortgage bore interest at 8.9% per annum, required monthly interest only payments and matured in February 1999. In March 1999, the Company sold two tracts of its Mason/Goodrich land parcel totaling 9.9 acres for $956,000, receiving net cash of $4,000 after paying down by $860,000 the mortgage secured by that land parcel and the payment of various closing costs. A gain will be recognized on the sale. The lender has agreed to extend its matured mortgage to September 1999, for a $500,000 principal paydown. All other terms of the loan would remain unchanged.

         In December 1998, the Company purchased Plano Parkway land, a 81.2 acre parcel of unimproved land in Plano, Texas, for $11.1 million. The Company paid $2.2 million in cash and obtained seller financing of the remaining $8.9 million of the purchase price. The seller financing bore interest at 10% per annum and required the payment of principal and interest at maturity in January 1999. In February 1999, the Company sold a 4.6 acre tract for $1.2 million receiving net cash of $1.1 million after payment of various closing costs. A gain of $473,000 was recognized on the sale. Simultaneously with the sale, the debt securing the parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 were used to pay off the seller financing.

         Also in December 1998, the Company purchased Van Cattle land, a 126.6 acre parcel of unimproved land in McKinney, Texas, for $2.0 million. The Company paid $500,000 in cash and obtained seller financing for the remaining $1.5 million of the purchase price. The seller financing bears interest at 10% per annum, requires monthly interest only payments and matures in December 2000.

         Further in December 1998, the Company sold two tracts totaling 63.1 acres of its Valley Ranch land parcel for $4.2 million, receiving net cash of $135,000 after a $3.0 million paydown on the mortgage secured by that land parcel and the payment of various closing costs. No gain or loss was recognized on the sales.

         In December 1998, the Company financed its unencumbered Valwood land in the amount of $12.0 million, receiving net cash of $4.7 million after paying down by $5.5 million the Rasor land mortgage and the payment of various closing costs. The mortgage bears interest at 13% per annum, requires monthly payments of interest only and matures in December 2000.

         In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000, respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write downs were necessitated by an increase in the acreage designated as flood plain.

         In February 1999, the Company purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Collin County, Texas, for $46.8 million. The Company paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by 191.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. A mortgage in the amount of $15.0 million, secured by 125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires principal reduction payments of $1.0 million on each of May 1, June 1 and July 1, and $3.0 million on August 1 and November 1, 1999 in addition to monthly interest payments and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. The Company's Double O land in Las Colinas, Texas and its Desert Wells land in Palm Desert, California are pledged as additional collateral for these loans. The Company drew down $6.0 million under its line of credit with the GCLP, for a portion of the cash requirement.

         In March 1999, the Company obtained a second mortgage on its Frisco Bridges land in the amount of $2.0 million. The mortgage bears interest at 12.5% per annum, and requires interest and principal to be paid at maturity in June 1999.

         Also in March 1999, the Las Colinas I term loan lender provided additional financing on the Company's Stagliano, Dalho, Bonneau and Valley Ranch III land in the amount of $2.2 million. The proceeds from this financing along with an additional $1.4 million in cash were used to pay off the $3.1 million in mortgage debt secured by those land parcels.

         Further in March 1999, the Company sold a 13.0 acre tract of its Rasor land parcel, for $1.6 million, receiving no net cash after paying down by $1.5 million the mortgage debt secured by that land parcel and the payment of various closing costs. A gain of $979,000 was recognized on this sale.

         In March 1999, the Company sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel, for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage debt secured by that land parcel and the payment of various closing costs. A gain of $432,000 was recognized on the sale.

         Also in March 1999, the Company sold, in a single transaction, a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel, for $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage secured by that land parcel, the funding of required escrows and the payment of various closing costs. A gain of $3.1 million was recognized on the sale.

         At March 31, 1999, the mortgage debt secured by the Company's McKinney I, II, III, IV, V and Dowdy land in the amount of $15.2 million matured. The Company and the lender had reached an agreement to extend the mortgage's maturity to January 2000 in exchange for, among other things, the Company's payment of an extension fee and a loan paydown. On March 31, 1999, the Company requested a loan payoff letter from the lender intending to refinance the maturing debt. Such letter contained a demand for fees and other consideration that management believes the lender is not entitled to receive under the loan documents. The lender began foreclosure proceedings. On April 30, 1999, the Court granted a temporary restraining order to prevent foreclosure. On May 12, 1999, a hearing was held on the Company's request for a temporary injunction. As of June 7, 1999, the Court had not ruled on the request. On May 28, 1999, the Court did extend the temporary restraining order. The Company continues to negotiate with the lender.

         In April 1999, the Company refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments, a principal reduction payment of $368,000 in July 1999 and matures in February 2000.

         Competition . Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. The Company competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. Many of those with whom the Company competes for investments and its services are far larger than the Company, may have greater financial resources than the Company and may have management personnel with more experience than the officers of the Company.

MORTGAGE LOANS

         In addition to real estate, a substantial portion of the Company's assets have been and are expected to continue to be invested in mortgage notes receivable, principally those secured by income-producing real estate. The Company's mortgage notes receivable consist of first, wraparound, and junior mortgage loans.

         Types of Mortgage Activity . In addition to originating its own mortgage loans, the Company may acquire existing mortgage loans either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM, an affiliate of and advisor to the Company, services the Company's mortgage notes receivable in its capacity as a mortgage servicer.

         Types of Properties Subject to Mortgages . The types of properties securing the Company's mortgage notes receivable portfolio at March 31, 1999 consisted of commercial properties (an office building and shopping centers), unimproved land and partnership interests. The board of directors of the Company may alter the types of properties subject to mortgages in which the Company invests without a vote of the Company's stockholders.

         At March 31, 1999, the obligors on $594,000 or 1.1% of the Company's mortgage notes receivable portfolio were affiliates of the Company. Also at that date, $3.7 million or 6.5% of the Company's mortgage notes receivable portfolio was nonperforming.

         A summary of the activity in the Company's mortgage notes receivable portfolio during 1998 and through March 31, 1999 is as follows:

    Loans in mortgage notes receivable portfolio
        at January 1, 1998..................         11*
    Partnership loans.......................         19
    Loans funded............................          2
    Loans collected in full.................         (6)
    Loans sold..............................         (3)
    Loan foreclosed.........................         (1)
                                                    ---
    Loans in mortgage notes receivable portfolio
        at March 31, 1999...................         22*
                                                    ===

---------------

* Includes a mortgage note receivable collateralized by two condominium mortgage loans at January 1998 and one condominium mortgage loan at March 31, 1999.

     During 1998, the Company collected $188,000 in interest and $3.1 million in principal on its mortgage notes receivable. During the first three months of 1999, the Company collected $772,000 in interest and $10.9 million in principal on its mortgage notes receivable. The Company plans, for the foreseeable future, to hold, to the extent its liquidity permits, rather than to sell in the secondary market, the remainder of the mortgage notes in its portfolio.

     First Mortgage Loans . The Company may invest in first mortgage loans, with either short-, medium- or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate or negative amortization of principal or all interest and a "balloon" principal payment at maturity. With respect to first mortgage loans, it is the Company's general policy to require that the borrower provide a title policy or an acceptable legal opinion of title as to the validity and the priority of the Company's mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. The Company may grant to other lenders participations in first mortgage loans originated by the Company.

     The following discussion briefly describes the events that affected previously funded first mortgage loans during 1998 and through April 30, 1999.

     As of December 31, 1998, the Company sold a matured first mortgage note at its carrying value of $124,000 to BCM, an affiliate of and advisor to the Company. No gain or loss was recognized on the sale. See "Junior Mortgage Loans," below.

     During 1998 and the first quarter of 1999, the Partnership funded a total of $11.9 million of a $23.8 million loan commitment to Centura Tower, Ltd. The loan is secured by 2.2 acres of land and an office building under construction in Dallas, Texas. The loan bears interest at 12.0% per annum, requires monthly payments based on net revenues after development of the land and building and matures in January 2003. The borrower has not obtained a construction loan, therefore, the Partnership may be required to fund construction costs in excess of its loan commitment, in order to preserve its collateral interest. Estimated cost to construct the office building is in excess of $60.0 million.
Through April 1999, the Partnership funded an additional $2.3 million.

     In August 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by 6.4109 acres of land in Dallas, Texas. The loan bears interest at 15.0% per annum and matures in August 2000. All principal and interest are due at maturity. In February 1999, the Partnership funded an additional $37,500.

     In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. The loan bears interest at 15.0% per annum and matures in June 1999. All principal and interest are due at maturity. In the first quarter of 1999, the Partnership funded an additional $119,000 increasing the loan balance to $3.9 million. In April 1999, the Partnership funded an additional $66,000, increasing the loan balance to $4.0 million.

     In March 1998, the Partnership ceased receiving the required payments on a $3.0 million note receivable secured by an office building in Dallas, Texas. In October 1998, the Partnership began foreclosure proceedings. In March 1999, the Partnership received payment in full, including accrued but unpaid interest.

     Wraparound Mortgage Loans . The Company may invest in wraparound mortgage loans, sometimes called all-inclusive loans, made on real estate subject to prior mortgage indebtedness. A wraparound mortgage note is a mortgage note having an original principal amount equal to the outstanding balance under the prior existing mortgage loan plus the amount actually advanced under the wraparound mortgage loan. Wraparound mortgage loans may provide for full, partial or no amortization of principal. The Company's policy is to make wraparound mortgage loans in amounts and on properties as to which it would otherwise make a first mortgage loan.

     The following discussion briefly describes events that affected previously funded wraparound mortgage loans during 1998 and through April 30, 1999.

     In December 1997, the Company sold its Pin Oak Land, a 567.6 acre parcel of unimproved land in Houston, Texas, for $11.4 million. In connection with that sale, the Company provided $6.9 million in short term purchase money financing that was paid in full in January 1998.

     In June 1992, the Company sold the Continental Hotel and Casino in Las Vegas, Nevada, for among other consideration, a $22.0 million wraparound mortgage note. In March 1997, the wraparound note was modified and extended in exchange for, among other things, the borrower's commitment to invest $2.0 million in improvements to the hotel and casino within four months of March 1997, and an additional $2.0 million prior to December 1997. The borrower stopped making the required payments in April 1997, and did not make the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow the Company to foreclose on the hotel and casino. At the hearing, the bankruptcy court allowed the borrower 90 days to submit a reorganization plan and beginning March 2, 1998 required the borrower to make monthly payments of $175,000 to the Company. The Company received only the first payment. The Company's wraparound mortgage note had a principal balance of $22.7 million at March 31, 1998. In April 1998, the bankruptcy court allowed the Company to foreclose on the hotel and casino. The Company did not incur a loss on foreclosure as the fair value of the property exceeded the carrying value of the Company's mortgage note receivable.

     At December 1998, the Partnership's one wraparound mortgage note receivable with a principal balance of $5.0 million, was in default. The Partnership has been vigorously pursuing its rights regarding the loan. If the Partnership should be unsuccessful and the underlying lienholder forecloses the collateral property, the Partnership will incur no loss in excess of previously established reserves.

     Junior Mortgage Loans . The Company may invest in junior mortgage loans. Junior Mortgage notes are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on those notes ordinarily includes the real estate which secures the note, other collateral and personal guarantees of the borrower.

     The following discussion briefly describes the events that affected previously funded junior mortgage notes during 1998 and through April 30, 1999.

     In December 1997, the Company sold two tracts of Valley Ranch land, totaling 25.1 acres, for $3.3 million. In conjunction with the sale, the Company provided $891,000 in purchase money financing. The purchase money financing bore interest at 10.0% per annum and matured in January 1998. The Company received a $624,000 paydown on the purchase money financing in January 1998, with the remaining $267,000 being received in February 1998.

     As of December 31, 1998, the Company sold two matured second lien mortgage notes at their carrying values totaling $504,000 to BCM, an affiliate of and advisor to the Company. No gain or loss was recognized on the sale. See "First Mortgage Loans," above.

     In October 1998, the Partnership funded three loans to JNC or affiliated entities. The first JNC loan of $1.0 million is secured by a second lien on 3.5 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. The second loan, also $1.0 million, was secured by a second lien on 2.9 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in March 1999. The third loan, in the amount of $2.1 million was to Frisco Panther Partners, Ltd. The loan is secured by a second lien on 408.2 acres of land in Frisco, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. These loans are cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a paydown of $820,000 on the Frisco Panther Partners, Ltd. loan.

     In December 1998, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. The loan bears interest at 12.0% per annum and matures in December 1999. All principal and interest are due at maturity. The loan is cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a $1.3 million paydown. In January and February 1999, the Partnership funded an additional $2.0 million.

     In March 1999, the Company funded $322,000 of a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by second liens on land in Ohio and Florida and 100% of the general and limited partnership interest in Partners Capital, Ltd. and a 50% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity. The remaining $1.7 million was funded in April 1999.

Other

     Beginning in 1997 and through January 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux . The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners. The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at the rate of 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In April 1999, the Partnership funded an additional $10,000. The property has had no cash flow, therefore, the Partnership ceased accruing interest in the second quarter of 1999.

     In June 1998, the Partnership funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by a pledge of a note secured by 7,200 acres of undeveloped land near Crowell, Texas, and the personal guarantee of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was classified as nonperforming. The Partnership has begun foreclosure proceedings. The Partnership expects to incur no loss on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

     In August 1998, the Partnership funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross-collateralized with other JNC loans. In January 1999, the Company purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded an additional $6.0 million of its $95.0 million loan commitment to the Company. A portion of the funds were used to payoff the $3.7 million loan, including accrued but unpaid interest, a $1.3 million paydown of the JNC line of credit and a $820,000 paydown of the JNC Frisco Panther Partners, Ltd. loan.

     Also in August 1998, the Partnership funded a $635,000 loan to La Quinta Partners, LLC. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, the Partnership received $250,000 in principal paydowns and in the second quarter of 1999, the remaining $385,000 is expected to be collected.

     In April 1999, the Company funded $2.4 million loan to 261, LP. The loan is secured by 100% of the limited partnership interest in Partners Capital, Ltd. and a 75% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity.

Related Party

     In February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at March 31, 1999, owned approximately 15.8% of the outstanding shares of Common Stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM, an affiliate of and advisor to the Company.

INVESTMENTS IN REAL ESTATE INVESTMENT TRUSTS AND REAL ESTATE PARTNERSHIPS

     The Company's investment in real estate entities includes (1) equity securities of the Affiliated REITs, CMET, IORI and TCI, (2) units of limited partner interest of NRLP, and (3) interests in real estate joint venture partnerships. On December 18, 1998, NMC, a wholly-owned subsidiary of the Company, was elected general partner of NRLP and NOLP. NRLP and NOLP operate as an economic unit and, unless the context otherwise requires, all references herein to the Partnership shall constitute references to NRLP and NOLP as a unit. BCM, an affiliate of and advisor to the Company, also serves as advisor to the Affiliated REITs, and performs certain administrative and management functions for the Partnership on behalf of NMC.

     Since acquiring its initial investments in the equity securities of the Affiliated REITs and NRLP in 1989, the Company has made additional investments in the equity securities of these entities through private and open market purchases. The Company's cost with respect to shares of the Affiliated REITs at March 31, 1999 totaled $22.0 million, and its cost with respect to units of limited partner interest in NRLP totaled $24.3 million. The aggregate carrying value (cost plus or minus equity in income or losses and less distributions received) of such equity securities of the Affiliated REITs was $28.0 million at March 31, 1999 and the aggregate market value of such equity securities was $42.6 million. The aggregate investee book value of the equity securities of the Affiliated REITs based upon the March 31, 1999 financial statements of each Affiliated REIT was $70.0 million.

     The board of directors of the Company has authorized the expenditure by the Company of up to an aggregate of $35.0 million to acquire, in open market purchases, units of NRLP and shares of the Affiliated REITs, excluding private purchase transactions which were separately authorized. As of March 31, 1999, the Company had expended $4.6 million to acquire units of NRLP and a total of $6.4 million to acquire shares of the Affiliated REITs, in open market purchases, in accordance with these authorizations. The Company expects to make additional investments in the equity securities of the Affiliated REITs and NRLP.

     The purchases of the equity securities of the Affiliated REITs and NRLP were made for the purpose of investment and were based principally on the opinion of the Company's management that the equity securities of each were and are currently undervalued. The determination by the Company to purchase additional equity securities of the Affiliated REITs and NRLP is made on an entity-by-entity basis and depends on the market price of each entity's equity securities relative to the value of its assets, the availability of sufficient funds and the judgment of the Company's management regarding the relative attractiveness of alternative investment opportunities. Substantially all of the equity securities of the Affiliated REITs and NRLP owned by the Company are pledged as collateral for borrowings. Pertinent information regarding the Company's investment in the equity securities of the Affiliated REITs and NRLP, at March 31, 1999, is summarized below (dollars in thousands):

                Percentage              Carrying               Equivalent
                of the Company's        Value of               Investee                Market Value
                Ownership at            Investment at          Book Value at           of Investment at
Investee        March 31, 1999          March 31, 1999         March 31, 1999          March 31, 1999
--------        --------------          --------------         --------------          --------------
NRLP.......           55.0%               $      33,589        $        *                $  58,469
CMET.......           41.1                       14,713            34,708                   24,558
IORI.......           30.8                  3,049 7,199             3,601
TCI........           30.9                  9,82528,067            14,454

---------------
* The Company accounted for its investment in the Partnership under the equity method until December 1998 when NMC, a wholly-owned subsidiary of the Company, was elected general partner of NRLP and NOLP, as more fully discussed in "NRLP", below. As of December 31, 1998, the accounts of the Partnership are consolidated with those of the Company.

         Each of the Affiliated REITs and NRLP own a considerable amount of real estate, much of which, particularly in the case of NRLP, has been held for many years. Because of depreciation, these entities may earn substantial amounts in periods in which they sell real estate and will probably incur losses in periods in which they do not. The Company's reported income or loss attributable to these entities will differ materially from its cash flow attributable to them. The Company does not have a controlling equity interest in any of the Affiliated REITs and therefore it cannot, acting by itself, determine either the individual investments or the overall investment policies of such investees. However, due to the Company's equity investments in, and the existence of common officers with, each of the Affiliated REITs, and that the Affiliated REITs have the same advisor as the Company and that Mr. Randall M. Paulson, an Executive Vice President of the Company, is also the President of the Affiliated REITs and BCM, an affiliate of and advisor to the Company. The Company may be considered to have the ability to exercise significant influence over the operating and investing policies of these entities. The Company accounts for its investment in the Affiliated REITs using the equity method. Under the equity method, the Company recognizes its proportionate share of the income or loss from the operations of the Affiliated REITs currently, rather than when realized through dividends or on sale. The Company discontinued accounting for its investment in the Partnership under the equity method as of December 31, 1998, due to the election of NMC, a wholly-owned subsidiary of the Company, as general partner of NRLP and NOLP, as more fully discussed in "NRLP" below. The carrying value of the Company's investment in the Affiliated REITs, as set forth in the table above, is the original cost of each investment adjusted for the Company's proportionate share of each entity's income or loss and distributions received.

         The difference between the carrying value of the Company's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

         The Company's management continues to believe that the market value of each of the Affiliated REITs and NRLP undervalues their assets and the Company may, therefore, continue to increase its ownership in these entities in 1999.

         The following is a summary description of each of NRLP and the Affiliated REITs, based upon information publicly reported by those entities.

         NRLP . NRLP is a publicly traded master limited partnership which was formed under the Delaware Uniform Limited Partnership Act on January 29, 1987. It commenced operations on September 18, 1987 when, through NOLP, it acquired all of the assets, and assumed all of the liabilities, of 35 public and private limited partnerships. NRLP is the sole limited partner of NOLP and owns 99% of the beneficial interest in NOLP. In December 1998, NMC, a wholly-owned subsidiary of the Company, was elected general partner and succeeded to SAMLP's 1% beneficial interest in each of NRLP and NOLP. NMC also assumed liability for SAMLP's note for its capital contribution. In addition, NMC assumed liability for a note which requires the repayment of the $11.5 million paid by the Partnership under the Moorman litigation settlement plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman.

         In November 1992, NOLP transferred 52 apartment complexes and a wraparound mortgage note receivable to GCLP, a Delaware limited partnership in which NOLP owns a 99.3% limited partner interest. Concurrent with that transfer, GCLP refinanced all of the mortgage debt associated with the transferred properties and the wraparound mortgage note. Effective August 1998, a wholly-owned subsidiary of the Company acquired the .7% managing general partner interest of Garden Capital Management Incorporated in GCLP and the 1% general partner interest of Garden Capital Incorporated in 50 single asset limited partnerships in which GCLP is the 99% limited partner, in exchange for 250,000 shares of Series F Preferred Stock.

         At March 31, 1999, the Company owned approximately 55.0% of the outstanding limited partner units of NRLP.

         NMC as general partner, has discretion in determining methods of obtaining funds for the Partnership's operations, and the acquisition and disposition of its assets. The Partnership's governing documents place no limitation on the amount of leverage that the Partnership may incur either in the aggregate or with respect to any particular property or other investment. At March 31, 1999, the aggregate loan-to-value ratio of the Partnership's real estate portfolio was 67.4% computed on the basis of the ratio of total property-related debt to aggregate estimated current values. As of March 31, 1999 NRLP owned 63 properties located in 21 states. These properties consisted of 52 apartments comprising 13,053 units, five office buildings with an aggregate of 367,271 sq. ft. and six shopping centers with an aggregate of 712,388 sq. ft.

         The Partnership reported net income of $47.5 million in 1998 compared to net income of $8.7 million in 1997. The Partnership had a loss from operations, prior to gains on sale of real estate, of $5.1 million in 1998 compared to income of $362,000 in 1997. The decline in the Partnership's 1998 income from operations was due to $13.0 million of GCLP deferred borrowing costs written off on the refinancing of the GCLP properties in 1998 and the sale of 10 apartments and two shopping centers by the Partnership in 1998. The decline was mitigated by a 4% increase in average rental rates at the

Partnership's apartments and an average 4% increase in rental rates at the Partnership's commercial properties coupled with an average 1% decrease in occupancy at the Partnership's apartments and an average 3.5% decrease in occupancy at the Partnership's commercial properties.

         The Partnership's cash flow from property operations (rents collected less payments for property operations) decreased to $42.9 million in 1998 from $50.5 million in 1997. At December 31, 1998, the Partnership had total assets of $337.8 million, which consisted of $167.4 million of real estate held for investment, $114.5 million of notes and interest receivable, $46.9 million of investments in equity securities and other assets and $9.0 million in cash and cash equivalents.

         For the fiscal quarter ended March 31, 1999, the Partnership reported net income of $17.4 million compared to net income of $508,000 in the fiscal quarter ended March 31, 1998. The Partnership's net income for the fiscal quarter ended March 31, 1999, included gains on the sale of real estate of $15.7 million, there were no such gains in the fiscal quarter ended March 31, 1998.

         The Partnership has paid quarterly distributions to unitholders since the fourth quarter of 1993. In 1998, the Company received a total of $7.2 million in distributions from the Partnership including $5.5 million that was accrued at December 31, 1997.

         The Company owns a 96% limited partner interest in SAMLP. SAMLP was the general partner of the Partnership until December 18, 1998 when NMC, a wholly-owned subsidiary of the Company, was elected general partner. Gene E. Phillips, a Director and Chairman of the board of directors of the Company until November 16, 1992, is also a general partner of SAMLP.

         The Partnership, SAMLP and Mr. Phillips, were among the defendants in a class action lawsuit arising out of the formation of the Partnership. The Moorman Settlement Agreement became effective on July 5, 1990. The Moorman Settlement Agreement provided for, among other things, the appointment of the NRLP Oversight Committee and the establishment of specified annually increasing targets for a five-year period relating to the price of NRLP units of limited partner interest.

         The Moorman Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP Oversight Committee of the failure to meet the unit price targets for two successive years and that it expected to resign as general partner of NRLP and NOLP.

         The Moorman Settlement Agreement provided that the withdrawal of SAMLP as general partner would require the Partnership to purchase SAMLP's Redeemable General Partner Interest at its then fair value, and to pay certain fees and other compensation as provided in the partnership agreement. SAMI, the managing general partner of SAMLP, calculated the fair value of that Redeemable General Partner Interest to be $49.6 million at December 31, 1997 before reduction for the principal balance ($4.2 million at December 31, 1997) and accrued interest ($7.2 million at December 31, 1997) on the note receivable from SAMLP for its original capital contribution to the Partnership.

         On July 15, 1998, NRLP, SAMLP and the NRLP Oversight Committee executed the Cash Distribution Agreement which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Moorman Settlement Agreement. The Cash Distribution Agreement was submitted to the Court on July 23, 1998. On August 4, 1998, the Court entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the plaintiff class members describing the Cash Distribution Agreement. On October 16, 1998, a hearing was held to consider any objections to the Cash Distribution Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fee to Robert
A. McNeil's legal counsel.

         Pursuant to the order, $11.4 million was deposited by the Partnership into an escrow account and then transferred to the control of an independent settlement administrator. The distribution of the cash shall be made to the plaintiff class members pro rata based upon the number of units originally issued to each plaintiff class member upon the formation of the Partnership in 1987. On March 10, 1999, the Court entered an order providing for the initial distribution of the cash not later than March 31, 1999. The distribution of cash commenced on March 24, 1999 and is under the control of the independent settlement administrator.

         The proposal to elect NMC, a wholly-owned subsidiary of the Company, as the successor general partner was submitted to the unitholders of NRLP for a vote at a special meeting held on December 18, 1998. All units of NRLP owned by affiliates of the Company and SAMLP (approximately 61.8% of the outstanding limited partner units of NRLP as of the November 27, 1998 record date) were voted pro rata with the vote of the other limited partners. NMC was elected by a majority vote of the NRLP unitholders. On December 18, 1998, SAMLP withdrew as general partner and NMC, as successor general partner, took office. Upon the election and taking of office of NMC as the successor general partner, the Moorman Settlement Agreement terminated.

         Under the Cash Distribution Agreement, SAMLP waived its right under the Moorman Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest and fees it was entitled to receive upon the election of a successor general partner. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

         Under the Cash Distribution Agreement, NMC as successor general partner assumed liability for the note from SAMLP for its capital contribution to NRLP. In addition, NMC assumed liability for a note which requires the repayment to NRLP of the $11.4 million paid by NRLP under the Cash Distribution Agreement plus the $808,000 in Court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.2% per annum and is guaranteed by the Company, which is the parent of NMC and (as of December 31, 1998) was the owner of approximately 55.0% of the outstanding units of NRLP. As of December 31, 1998, the Company discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the Moorman litigation. The Company began consolidation of the Partnership's accounts at that date and its operations subsequent to that date.

         In August 1996, the Company consolidated its existing NRLP margin debt held by various brokerage firms into a single margin loan. The Company pledged 3,349,169 of its NRLP units as security for that margin loan which had a principal balance of $10.6 million at September 30, 1998. The margin loan was currently due and payable. Subsequent to September 30, 1998, the Company paid down that loan by $5.0 million. At December 31, 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

         CMET . CMET is a California business trust which was organized on August 27, 1980 and commenced operations on December 3, 1980. CMET's business is investing in real estate through direct equity investments and partnerships and financing real estate and real estate-related activities through investments in mortgage notes. CMET holds equity investments in apartment complexes and commercial properties (office buildings, industrial warehouses and shopping centers) throughout the continental United States. CMET's apartment complexes and commercial properties are concentrated in the Southeast, Southwest and Midwest regions of the continental United States. At December 31, 1998, CMET owned 57 income producing properties located in 14 states consisting of 34 apartment complexes comprising of 6,158 units, 11 office buildings with an aggregate of 2.1 million sq. ft., 11 industrial warehouses with an aggregate of
1.6 million sq. ft. and a shopping center with 133,558 sq. ft. CMET also holds mortgage notes receivable secured by real estate located in the Southeast, Southwest and Midwest regions of the continental United States, with a concentration in the Southeast and Southwest regions.

         CMET reported net income of $347,000 in 1998 as compared to net income of $4.2 million in 1997. CMET's 1998 net income included gains on the sale of real estate of $6.1 million, whereas its 1997 net income included gains on the sale of real estate of $8.2 million. CMET's cash flow from property operations improved to $28.9 million in 1998 from $23.7 million in 1997. At December 31, 1998, CMET had total assets of $333.8 million, which consisted of $294.2 million of real estate held for investment, $3.3 million of real estate held for sale, $3.4 million of notes and interest receivable, $30.7 million of investments in marketable equity securities and other assets and $2.2 million in cash and cash equivalents.

         For the fiscal quarter ended March 31, 1999, CMET reported a net loss of $1.6 million compared to net income of $3.6 million in the fiscal quarter ended March 31, 1998. CMET's net loss for the fiscal quarter ended March 31, 1999, included gains on the sale of real estate of $152,000 compared to $5.6 million in the fiscal quarter ended March 31, 1998.

         On September 25, 1998, CMET and TCI announced that they had reached an agreement for CMET to be acquired by TCI. TCI will issue 1.181 shares of its common stock for each share of CMET. A date for the special meeting of shareholders to vote on the merger proposal has been set for June 29, 1999.

         CMET has paid quarterly distributions since the first quarter of 1993. The Company received a total of $868,000 in distributions from CMET in 1998.

         IORI . IORI is a Nevada corporation which was originally organized on December 14, 1984 as a California business trust and commenced operations on April 10, 1985. Like CMET, IORI's business is investing in real estate through direct equity investments and partnerships. IORI holds equity investments in apartment complexes and commercial properties (office buildings) in the Pacific, Southeast and Southwest regions of the continental United States. At December 31, 1998, IORI owned 14 income producing properties located in four states. These properties consisted of four apartment complexes comprising 654 units and ten office buildings with an aggregate of 620,577 sq. ft.

         IORI reported a net loss of $679,000 in 1998 as compared to net income of $3.3 million in 1997. IORI's net income in 1997, is attributable to $4.0 million of gains on sale of real estate. IORI had no such gains in 1998. IORI's cash flow from property operations increased to $7.9 million in 1998 from $6.5 million in 1997. At December 31, 1998, IORI had total assets of $88.7 million, which consisted of $83.7 million, which consisted of $83.7 million in real estate held for investment, $4.9 million in investments in partnerships and other assets and $103,000 in cash and cash equivalents.

         For the fiscal quarter ended March 31, 1999, IORI reported a net loss of $221,000 compared to a net loss of $89,000 in the fiscal quarter ended March 31, 1998.

         IORI has paid quarterly dividends since the first quarter of 1993. The Company received a total of $264,000 in dividends from IORI in 1998.

         TCI . TCI is a Nevada corporation which was originally organized on September 6, 1983, as a California business trust, and commenced operations on January 31, 1984. TCI also has investment policies similar to those of CMET and IORI. TCI holds equity investments in apartment complexes, commercial properties (office buildings, industrial warehouses and shopping centers) and hotels throughout the continental United States with a concentration in the Southeast and Southwest regions. At December 31, 1998, TCI owned 72 income producing properties located in 14 states. These properties consisted of 38 apartment complexes comprising 7,000 units, 19 office buildings with an aggregate of 1.6 million sq. ft., six industrial warehouses with an aggregate of 1.5 million sq. ft., five shopping centers with an aggregate of 489,103 sq. ft. and four hotels with a total of 209 rooms. TCI also holds mortgage notes receivable secured by real estate located in the Southeast and Southwest regions of the continental United States.

         TCI reported net income of $6.9 million in 1998 as compared to net income of $12.6 million in 1997. TCI's net income for 1998 included gains on the sale of real estate of $12.6 million whereas its net income for 1997 included gains on the sale of real estate of $21.4 million. TCI's cash flow from property operations increased to $29.8 million in 1998 as compared to $16.2 million in 1997. At December 31, 1998, TCI had total assets of $382.2 million, which consisted of $347.4 million in real estate held for investment, $1.4 million in real estate held for sale, $3.4 million in investments in real estate entities, $19.5 million in notes and interest receivable and other assets and $10.5 million in cash and cash equivalents. At December 31, 1998, TCI owned 345,728 shares of IORI's common stock, approximately 22.7% of IORI's shares then outstanding.

         For the fiscal quarter ended March 31, 1999, TCI reported net income of $289,000 compared to a net loss of $1.2 million in the fiscal quarter ended March 31, 1998. TCI's net income for the fiscal quarter ended March 31, 1999, included gains on the sale of real estate of $1.9 million, there were no such gains in the fiscal quarter ended March 31, 1998.

         On September 25, 1998, TCI and CMET announced that they had reached agreement for TCI to acquire CMET. TCI will issue 1.181 shares of its common stock for each share of CMET. A date of the special meeting of stockholders to vote on the merger proposal has been set for June 29, 1999.

         TCI has paid quarterly dividends since the fourth quarter of 1995. In 1998, the Company received a total of $1.9 million in dividends from TCI, including $1.2 million accrued in December 31, 1997.

         River Trails II . In January 1992, the Company entered into a partnership agreement with an entity affiliated with a limited partner, at the time, in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock, to acquire 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The partnership agreement designates the Company as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 residential lots had been sold. During 1998, an additional 52 lots were sold and at December 31, 1998 and March 31, 1999, 21 lots remained to be sold. During 1998, each partner received $418,000 in return of capital distributions from the partnership and $493,000 in profit distributions. No such distributions have been received in 1999.

         R. G. Bond, Ltd . In June 1995, the Company purchased the corporate general partner of a limited partnership which owned apartment complexes in Illinois, Florida and Minnesota, with a total of 900 units. In August 1998, in conjunction with the sale of the apartment complexes, the Company sold its general partner interest for $903,000 in cash. The Company recognized a gain of $270,000 on the sale. In December 1998, the Company received a return of capital distribution of $100,000.

         Campbell Center Associates, Ltd. In April 1996, the Company purchased a 28% general partner interest in Campbell Associates which in turn had a 56.25% interest in Campbell Centre Joint Venture, which owned at the time a 413,175 sq. ft. office building in Dallas, Texas. The purchase price of the general partner interest was $550,000 in cash and a $500,000 note. In January 1997, the Company exercised its option to purchase an additional 28% general partner interest in Campbell Associates. The purchase price was $300,000 in cash and a $750,000 note. In July 1997, the Company purchased an additional 9% general partner interest in Campbell Associates for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc., a wholly-owned subsidiary of the Company, acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, the Company purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million in cash. Also in June 1998, Campbell Centre Joint Venture sold the office building for $32.2 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

         Highway 380/Preston Partners, Ltd. In June 1996, a newly formed limited partnership, of which the Company is 1% general partner, purchased 580 acres of unimproved land in Collin County, Texas for $5.7 million in cash. The Company contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement designates the Company as the managing general partner. At January 1, 1998, 251.9 acres remained to be sold. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million. The partnership received $600,000 in cash and provided financing of an additional $2.2 million. Of the net sales proceeds, $300,000 was distributed to the limited partner and $300,000 was distributed to the Company as general partner in accordance with the partnership agreement. The seller financing bore interest at 12% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was collected at maturity, with the net proceeds being distributed $1.1 million to the limited partner and $1.1 million to the Company as general partner. The partnership recognized a gain of $1.2 million on the sale. In September 1998, the partnership sold the remaining 96.5 acres for $1.3 million in cash. Of the net proceeds, $587,000 was distributed to the limited partner and $587,000 was distributed to the Company as general partner. The partnership recognized a gain of $128,000 on the sale.

         Elm Fork Branch Partners, Ltd. In September 1997, a newly formed limited partnership of which the Company is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. The Company contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. The partnership agreement designates the Company as the managing general partner. In September 1997, the partnership obtained mortgage financing of $6.5 million secured by the 422.4 acres of land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, the Company receiving a return of $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. One of the limited partners in the partnership was, at the time, also a limited partner in a partnership that owned 15.8% of the outstanding shares of Common Stock.





                  [Remainder of Page Intentionally Left Blank]

                     SELECTED FINANCIAL DATA OF THE COMPANY

                                                                     For the Years Ended December 31,
                                              ----------------------------------------------------------------------------
                                                   1998            1997            1996            1995            1994
                                              ------------    ------------    ------------    ------------    ------------
                                                               (dollars in thousands, except per share)
     EARNINGS DATA
     Revenue ..............................   $     87,086    $     57,031    $     41,522    $     22,952    $     23,070
     Expense ..............................        165,111          90,252          52,601          28,314          26,490
                                              ------------    ------------    ------------    ------------    ------------
     (Loss) from operations ...............        (78,025)        (33,221)        (11,079)         (5,362)         (3,420)
     Equity in income (loss)
              of investees ................         37,966          10,497           1,485            (851)            292
     Gain on sale of real estate ..........         17,254          20,296           3,659           2,594             379
                                              ------------    ------------    ------------    ------------    ------------
     (Loss) before extraordinary
              gain ........................        (22,805)         (2,428)         (5,935)         (3,619)         (2,749)
     Extraordinary gain ...................             --              --             381             783             323
                                              ------------    ------------    ------------    ------------    ------------
     Net (loss) ...........................        (22,805)         (2,428)         (5,554)         (2,836)         (2,426)
     Preferred Dividend
              Requirement .................         (1,177)           (206)           (113)             --              --
                                              ------------    ------------    ------------    ------------    ------------
     (Loss) applicable to
              Common Shares ...............   $    (23,982)   $     (2,634)   $     (5,667)   $     (2,836)   $     (2,426)
                                              ============    ============    ============    ============    ============
     PER SHARE DATA
     (Loss) before extraordinary
              gain ........................   $      (2.24)   $       (.22)   $       (.46)   $       (.31)   $       (.23)
     Extraordinary Gain ...................             --              --             .03             .07             .03
                                              ------------    ------------    ------------    ------------    ------------
     Net (Loss) ...........................   $      (2.24)   $       (.22)   $       (.43)   $       (.24)   $       (.20)
                                              ============    ============    ============    ============    ============
     Dividends per Common Share ...........   $        .20    $        .20    $        .15    $         --    $         --
     Weighted average Common
              Shares outstanding ..........     10,695,388      11,710,013      12,765,082      11,716,656      12,208,876
                                              ============    ============    ============    ============    ============



                                                               December 31,
                                      --------------------------------------------------------------
                                         1998         1997         1996         1995         1994
                                      ----------   ----------   ----------   ----------   ----------
                                                (dollars in thousands, except per share)
BALANCE SHEET DATA
Notes and interest
     receivable, net ..............   $   52,053   $   25,526   $   48,485   $   49,741   $   45,664
Real estate, net ..................      734,907      302,453      119,035       59,424       47,526
Total assets ......................      918,605      433,799      239,783      162,033      137,362
Notes and interest
     payable ......................      768,272      261,986      127,863       61,163       45,695
Margin borrowings .................       35,773       53,376       40,044       34,017       26,391
Stockholders' equity                      38,272       63,453       47,786       53,058       55,894
Book value per
  Common Share ....................   $      .44   $     3.53   $     3.74   $     4.53   $     4.77

---------------

Shares and per share data have been adjusted for the 2 for 1 forward Common Stock splits effected January 2, 1996 and February 17, 1997.

                                            For the Three Months Ended
                                                    March 31,
                                               1999            1998
                                           ------------    ------------
EARNINGS DATA                        (dollars in thousands, except per share)

Revenues ...............................   $     47,508    $     18,249
Expenses ...............................         73,426          29,744
                                           ------------    ------------
(Loss) from operations .................        (25,918)        (11,495)
Equity in income (Loss)
   of investees ........................           (725)          2,387
Gain on sale of real estate ............         17,516              --
Net (Loss) .............................         (9,127)         (9,108)
Preferred dividend
   requirement .........................           (566)            (51)
                                           ------------    ------------
Net (Loss) applicable to
   Common Shares .......................   $     (9,693)   $     (9,159)
                                           ============    ============
EARNINGS PER SHARE DATA
Net (Loss) .............................   $       (.90)   $       (.86)
                                           ============    ============
Dividends per share of
   Common Stock ........................   $        .05    $        .05
Weighted average shares
   of Common Stock
   outstanding .........................     10,742,325      10,711,921
                                           ============    ============

                                                  March 31, 1999
                                                  --------------
BALANCE SHEET DATA                    (dollars in thousands, except per share)
Notes and interest receivable,
   net ......................................     $     54,399
Real estate, net ............................           766,158
Total Assets ................................           947,712
Notes and interest payable. .................           806,504
Margin borrowings ...........................           35,422
Stockholders' equity ........................           28,042
Book value per Common Share .................     $     (0.52)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

INTRODUCTION

         The Company was organized in 1961 to provide investors with a professionally managed, diversified portfolio of equity real estate and mortgage loan investments selected to provided opportunities for capital appreciation as well as current income.

LIQUIDITY AND CAPITAL RESOURCES

         General . Cash and cash equivalents at March 31, 1999 totaled $3.2 million, compared with $11.5 million at December 31, 1998. Although the Company anticipates that during the remainder of 1999 it will generate excess cash flow from property operations, as discussed below, such excess cash is not sufficient to discharge all of the Company's debt obligations as they mature. The Company will therefore continue to rely on externally generated funds, including borrowings against its investments in various real estate entities, mortgage notes receivable, refinancing of properties and, to the extent necessary, borrowings from its advisor to meet its debt service obligations, pay taxes, interest and other non-property related expenses.

         At December 31, 1998, notes payable totaling $168.0 million had either scheduled maturities or required principal reduction payments during 1999. During the first quarter of 1999, the Company either extended, refinanced, paid down, paid off or received commitments from lenders to extend or refinance $36.8 million of the debt scheduled to mature in 1999.

         Net cash used in operating activities increased to $13.4 million in the three months ended March 31, 1999, from $1.5 million in the three months ended March 31, 1998. Fluctuations in the components of cash flow from operations are discussed in the following paragraphs.

         Net cash from pizza operations (sales less cost of sales) in the three months ended March 31, 1999, was $1.6 million compared to a use of $200,000 in the three months ended March 31, 1998. The increase was due to the effects of a more aggressive marketing and advertising strategy offset in part by record high cheese prices in January 1999.

         Net cash from property operations (rents collected less payments for expenses applicable to rental income) increased to $3.6 million in the three months ended March 31, 1999 from $1.2 million in 1998. The increase is primarily attributable to the 16 land parcels and 36 apartments purchased by the Company in 1998, and the consolidation of the Partnership effective December 31, 1998.

         The Company expects an increase in cash flow from property operations during the remainder of 1999. Such increase is expected to be derived from a full year of operations of the 36 apartments that were acquired during 1998 and the consolidation of the Partnership effective December 31, 1998. The Company is also expecting substantial land sales and selected property sales to generate additional cash.

         Interest collected increased to $772,000 in the three months ended March 31, 1999, from $203,000 in 1998. The increase was attributable to loans funded in 1998.

         Interest paid increased to $17.7 million in the three months ended March 31, 1999, from $6.4 million in 1998. The increase was primarily due to debt incurred or assumed relating to 16 land parcels acquired by the Company in 1998, the purchase of 36 apartments by the Company in 1998 and the consolidation of the Partnership effective December 31, 1998.

         Advisory fees paid increased to $1.1 million in the three months ended March 31, 1999, from $760,000 in 1998. The increase was due to an increase in the Company's gross assets, the basis for that fee.

         General and administrative expenses paid increased to $4.1 million in the three months ended March 31, 1999, from $2.3 million in 1998. The increase was primarily attributable to the consolidation of the Partnership effective December 31, 1998.

         Distributions from equity investees' decreased to $306,000 in the three months ended March 31, 1999 from $7.0 million in 1998. Included in 1998 distributions, were special distributions totaling $6.1 million from TCI and the Partnership that had been accrued at December 31, 1997.

         Other cash from operating activities increased to $3.2 million in the three months ended March 31, 1999, from a use of $1.2 million in 1998. The increase was due to a decrease in property prepaids, other miscellaneous property receivables and property escrows.

         In January 1999, the Partnership sold the 199 unit Olde Town Apartments in Middleton, Ohio for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs.

         In February 1999, the Company purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Frisco, Texas, for $46.8 million. The Company paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million.

         Also in February 1999, the Company sold a 4.6 acre tract of its Plano Parkway land parcel, for $1.2 million. Simultaneously with the sale, the mortgage debt secured by that land parcel was refinanced in the amount of $7.1 million. The net cash from the sale and refinancing along with an additional $921,000 were used to payoff the $8.9 million mortgage secured by the land parcel.

         Further in February 1999, the Partnership sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs.

         In February 1999, the Partnership sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending substitution collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $800,000 will be retained by the lender as a prepayment penalty and the remaining $4.0 million will be returned to the Partnership.

         In March 1999, the Company sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel for $956,000 in cash, receiving net cash of $33,000 after paying down by $860,000 the mortgage secured by that land parcel and the payment of various closing costs.

         Also in March 1999, the Company sold a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel, for $7.7 million in cash, receiving no net cash after paying down by $5.5 million the mortgage secured by those land parcels, the funding or required escrows and the payment of various closings costs.

         In April 1999, the Partnership sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs.

         Also in April 1999, the Partnership sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs. The buyer assumed the $2.4 million mortgage secured by the property.

         Notes Receivable . The Company received $10.9 million in principal payments in the three months ended March 31, 1999.

         In February 1999, the Partnership funded a $5.0 million unsecured loan to Davister Corp., which at March 31, 1999, owned approximately 15.8% of the outstanding shares of Common Stock. The loan is guaranteed by BCM.

         In 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by 6.4109 acres of land in Dallas, Texas. In February 1999, the Partnership funded an additional $37,500.

         Also in 1998, the Partnership funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, the guaranty of the borrower and the personal guarantees of its partners. In January 1999, the Company purchased the contract from JNC and acquired the land. In connection with purchase, GCLP funded an additional $6.0 million of its $95.0 million loan commitment to the Company. A portion of the funds were used to pay off the $3.7 million loan, including accrued but unpaid interest, a $1.3 million paydown of the JNC line of credit and a $820,000 paydown of the JNC Frisco Panther Partners, Ltd. loan.

         In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, LLC. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. In the first quarter of 1999, the Partnership funded an additional $119,000, increasing the loan balance to $3.9 million. In April 1999, the Partnership funded an additional $66,000, increasing the loan balance to $4.0 million.

         Also in 1998 and the first quarter of 1999, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. In January 1999, the Partnership received a $1.3 million paydown on the loan.

         During 1998 and the first quarter of 1999, the Partnership funded a total of $11.9 million of a $23.8 million loan commitment to Centura Tower, Ltd. The loan is secured by a mortgage on 2.244 acres of land and a building under construction in Dallas, Texas. In April 1999, the Partnership funded an additional $2.2 million.

         In 1997, 1998 and 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux. The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns approximately 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners.

         In April 1999, the Company funded the remaining $1.7 million on a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida and by 100% of the general and limited partner interest in Partners Capital, Ltd. and a 50% profits interest in subsequent land sales.

         Also in April 1999, the Company funded $2.4 million to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd. and a 75% profits interest in subsequent land sales.

         Notes Payable . In February 1999, the Partnership obtained mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million. The Partnership received net cash of $1.7 million after the payment of various closing costs.

         Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000. The Partnership received net cash of $870,000 after the payment of various closing costs.

         In March 1999, the Company obtained a second mortgage on its Frisco Bridges land in the amount of $2.0 million.

         In April 1999, the Company refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs.

         At March 31, 1999, the mortgage debt secured by the Company's McKinney I, II, III, IV, V and Dowdy land in the amount of $15.2 million matured. The Company and the lender had reached an agreement to extend the mortgage's maturity to January 2000 in exchange for, among other things, the Company's payment of an extension fee and a loan paydown. On March 31, 1999, the Company requested a loan payoff letter from the lender intending to refinance the maturing debt. Such letter contained a demand for fees and other consideration that management believes the lender is not entitled to receive under the loan documents. The lender began foreclosure proceedings. On April 30, 1999, the Court granted a temporary restraining order to prevent foreclosure. On May 12, 1999, a hearing was held on the Company's request for a temporary injunction. As of June 7, 1999, the Court had not ruled on the request. On May 28, 1999, the Court did extend the temporary restraining order. The Company continues to negotiate with the lender.

         Equity Investments . During the fourth quarter of 1988, the Company began purchasing shares of the Affiliated REITs which have the same advisor as the Company. It is anticipated that additional equity securities of NRLP and the Affiliated REITs will be acquired in the future through open-market and negotiated transactions to the extent that the Company's liquidity permits.

         Equity securities of the Affiliated REITs and NRLP held by the Company may be deemed to be "restricted securities" under Rule 144 of the Securities Act. Accordingly, the Company may be unable to sell those equity securities other than in a registered public offering or pursuant to an exemption under the Securities Act for a one-year period after they are acquired. Such restrictions may reduce the Company's ability to realize the full fair market value of such investments if it attempted to dispose of those securities in a short period of time.

         The Company's cash flow from the Affiliated REIT investments is dependent on the ability of each of the entities to make distributions. The Company received distributions totaling $306,000 in the first quarter of 1999 from the Affiliated REITs.

         The Company has margin arrangements with various brokerage firms which provide for borrowing up to 50% of the market value of the Company's marketable equity securities. The borrowings under those margin arrangements are secured by equity securities of the Affiliated REITs, NRLP and the Company's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowing totaled $35.4 million at March 31, 1999.

         The Company expects that it will be necessary for it to sell $111.2 million, $48.0 million and $17.0 million of its land holdings during each of the next three years to satisfy the debt on that land as it matures. If the Company is unable to sell at least the minimum amount of land to satisfy the debt obligations on that land as it matures, or, if it was not able to extend that debt, the Company would either sell other of its assets to pay that debt or return the property to the lender.

         The Company's management reviews the carrying values of the Company's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. In those instances where impairment is found to exist, a provision for loss is recorded by a charge against earnings. The mortgage note receivable review includes an evaluation of the collateral property securing each note. The property review generally includes selective property inspections and discussions with the manager of the property and visits to selected properties in the surrounding area and a review of the following: (1) the property's current rents compared to market rents; (2) the property's expenses; (3) the property's maintenance requirements; and, (4) the property's cash flow.

COMMITMENTS AND CONTINGENCIES

         In 1996, the Company was admitted to the Valley Ranch, L.P. partnership, as general partner and Class B Limited Partner. The existing general and limited partners converted their general and limited partner interests into 8,000,000 Class A units. The units are exchangeable into shares of the Company's Series E Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. In February 1999, the Class A unitholders notified the Company that it intended to convert 100,000 Class A units into 1,000 shares of Series E Preferred Stock. In March 1999, the Company purchased the 100,000 Class A units for $100,000. The Company has subsequently reached agreement with the Class A unitholder to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In April 1999, 900,000 units were purchased and 1 million units will be purchased in July and October 1999 and January 2000 and 2 million units in May 2001 and May 2002.

RESULTS OF OPERATIONS

         Fiscal Quarter Ended March 31, 1999, Compared to the Fiscal Quarter Ended March 31, 1998. For the three months ended March 31, 1999, the Company reported a net loss of $9.1 million, comparable to the net loss of $9.1 million for the three months ended March 31, 1998. The primary factors contributing to the Company's net loss are discussed in the following paragraphs.

         Pizza parlor sales and cost of sales were $7.1 million and $6.2 million, respectively, in the three months ended March 31, 1999 compared to $6.8 million and $5.8 million in 1998. The increased sales were primarily attributable to the effects of a more aggressive marketing and advertising strategy, offset by an increase in cost of sales attributable to record high cheese prices in January 1999. Cheese prices returned to more historic levels in February 1999.

         Rents increased to $40.2 million in the three months ended March 31, 1999 from $11.6 million in 1998. Rents from commercial properties increased to $7.3 million for the three months ended March 31, 1999 from $4.9 million in 1998, rent from hotels of $6.7 million in the three months ended March 31, 1999 approximated the $6.3 million in 1998 and rent from apartments increased to $26.0 million in the three months ended March 31, 1999 compared to $204,000 in 1998. The increase in commercial property rents was primarily attributable to the consolidation of the Partnership effective December 31, 1998 and the increase in apartment rent was due to the 36 apartments acquired by the Company in 1998 and the consolidation of the Partnership effective December 31 1998. Rental income is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Property operations expense increased to $27.9 million in the three months ended March 31, 1999 from $9.7 million in 1998. Property operations expense for commercial properties increased to $3.8 million in the three months ended March 31, 1999 from $2.7 million in 1998. For hotels expenses of $5.5 million in the three months ended March 31, 1999 approximated the $5.4 million in 1998. For land expenses increased to $2.7 million in the three months ended March 31, 1999 from $1.5 million in 1998. For apartments expense was $15.8 million in the three months ended March 31, 1999 and $120,000 in 1998. The increase in commercial property operations expense was primarily due to the consolidation of the Partnership effective December 31, 1998. The increase for land was primarily due to the 16 land parcels acquired in 1998. Property operations expense for apartments was due to the 36 apartments acquired by the Company in 1998 and the consolidation of the Partnership effective December 31, 1998. Property operations expense is expected to increase significantly in the remainder of 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Interest income from mortgage notes receivable increased to $1.9 million in the three months ended March 31, 1999 from $138,000 in 1998. The increase of $1.1 million is attributable to loans funded by the Partnership in 1998. Interest income is expected to increase significantly in the remainder of 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Other income increased to a loss of $1.7 million in the three months ended March 31, 1999 from a loss of $209,000 in 1998. The Company recognized an unrealized decrease in market value of its trading portfolio securities of $1.8 million in the three months ended March 31, 1999 compared to $400,000 in 1998.

         Interest expense increased to $21.1 million in the three months ended March 31, 1999 from $9.5 million in 1998. Of the increase $7.1 million was attributable to the consolidation of the Partnership, effective December 31, 1998, $3.2 million was due to 16 parcels of land acquired in 1998 and $413,000 was due to the 36 apartments the Company acquired in 1998. In the remainder of 1999, interest expense is expected to continue to rise due to a full year of operations from the 36 apartments acquired by the Company in 1998 and the consolidation of the Partnership, effective December 31, 1998.

         Depreciation expense increased to $4.5 million in the three months ended March 31, 1999 from $1.2 million in 1998. The increase was attributable to the consolidation of the Partnership effective December 31, 1998 and the Company's acquisition of 36 apartments in 1998.

         Advisory fees increased to $1.1 million in the three months ended March 31, 1999 from $760,000 in 1998. The increase was attributable to the increase in the Company's gross assets, the basis for that fee. Such fee is expected to increase as the Company's gross assets increase.

         General and administrative expenses increased to $4.1 million in the three months ended March 31, 1999 from $2.3 million in 1998. The increase was primarily attributable to the consolidation of the Partnership effective December 31, 1998.

         Minority interest increased to $8.4 million in the three months ended March 31, 1999 from $488,000 in 1998. Of the increase, $8.0 million was attributable to the consolidation of the Partnership effective December 31, 1998.

         Equity in income of investees decreased to a loss of $725,000 in the three months ended March 31, 1999 from income of $2.4 million in 1998. The decrease in equity income was attributable to the consolidation of the Partnership effective December 31, 1998 and the lack of gains from the sale of real estate in the Affiliated REITs.

         In the three months ended March 31, 1999, the Company recognized $17.5 million in gains on sale of real estate. In the first quarter of 1999, the Company recognized a $472,000 gain on the sale of a 4.6 acre tract of its Plano Parkway land, a $432,000 gain on the sale of a 9.9 acre tract of its Mason/Goodrich land, a $3.1 million gain on the sale of two tracts of its McKinney II and McKinney IV land totaling 33.7 acres and a $979,000 gain on the sale of a $13.0 acre tract of its Rasor land. GCLP recognized a $2.2 million gain on the sale of the Olde Towne Apartments, a $706,000 gain on the sale of the Santa Fe Apartments and a $9.6 million gain on the sale of the Mesa Ridge Apartments.

         1998 Compared to 1997. The Company reported a net loss of $22.8 million in 1998 as compared to a net loss of $2.4 million in 1997. The primary factors contributing to the Company's net loss are discussed in the following paragraphs.

         Sales and cost of sales were $28.9 million and $24.8 million in 1998 and $25.0 million and $20.0 million, respectively, in 1997. These items of revenue and cost relate to PWSI. PWSI experienced lower profit margins in 1998 due to higher labor and pizza ingredient costs, primarily cheese. Cheese prices have declined since January 1, 1999.

         Rents increased to $63.5 million in 1998 from $29.1 million in 1997. Rent from commercial properties increased to $16.5 million in 1998 from $13.9 million in 1997, rent from hotels increased to $32.2 million in 1998 from $14.9 million in 1997 and rent from apartments was $14.2 million in 1998. The increase in rent from hotels was primarily attributable to a full year of operations of the five hotels acquired in 1997, the increase in rent from commercial properties was primarily attributable to a full year of operations of the two shopping centers acquired in 1997 and apartment rent was due to the 36 apartments acquired in 1998. The Company owned no apartments in 1997. Rental income is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Property operations expense increased to $49.2 million in 1998 from $24.2 million in 1997. Property operations expense for commercial properties of $9.7 million in 1998 approximated the $10.0 million in 1997, for hotels that expense increased to $24.4 million in 1998 from $11.2 million in 1997, for land it increased to $6.3 million in 1998 from $3.0 million in 1997 and for apartments was $8.8 million in 1998. The increase in hotel property operations expense was primarily due to a full year of operations of the five hotels acquired in 1997, the increase for land was primarily due to the 16 land parcels acquired in 1998. Property operations expense for apartments was due to the 36 apartments acquired in 1998. The Company owned no apartments in 1997. Property operations expense is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operation subsequent to December 31, 1998.

         Interest income decreased to $188,000 in 1998 from $2.8 million in 1997. The decrease was attributable to the sale of two notes receivable and the foreclosure of the collateral securing a third note receivable in 1997 and the foreclosure of the collateral securing a wraparound mortgage note receivable in 1998. Interest income is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Other income decreased to a loss of $5.5 million in 1998 from income of $168,000 in 1997. This decrease was due to recognizing an unrealized loss on marketable equity securities of $6.1 million in 1998, compared to an unrealized loss of $850,000 in 1997. Also contributing to the decrease was a decrease in dividend income and net gains on sales of marketable equity securities of $15,000 and $260,000, respectively.

         Interest expense increased to $51.6 million in 1998 from $30.2 million in 1997. Of this increase, $7.5 million was due to a full year of interest on the debt secured by the five hotels, two shopping centers and 24 parcels of land acquired in 1997 and an additional $10.4 million was due to debt secured by 36 apartment complexes and 16 parcels of land acquired in 1998. Interest on margin debt also increased by $1.5 million and deferred borrowing costs by $3.5 million. Interest is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Advisory and mortgage servicing fees increased to $3.8 million in 1998 from $2.7 million in 1997. The increase was attributable to the increase in the Company's gross assets, the basis for that fee. Such fee will continue to increase as the Company's gross assets increase.

         General and administrative expenses increased to $8.5 million in 1998 from $7.8 million in 1997. The increase was primarily attributable to the general and administrative expenses of a development subsidiary established in 1998. General and administrative expenses are expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Depreciation and amortization increased to $7.0 million in 1998 from $3.5 million in 1997. The increase was due to a full year of depreciation on the five hotels and two shopping centers acquired in 1997 and 36 apartment complexes acquired in 1998. Depreciation and amortization is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's results subsequent to December 31, 1998.

         In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000, respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write downs were necessitated by an increase in the acreage designated as flood plain. The Company recorded no such provision in 1997.

         In December 1998, upon the election of NMC, a wholly-owned subsidiary of the Company, as general partner of the Partnership, NMC assumed liability for certain legal settlement payments. Such obligation is included in litigation expense in the accompanying Consolidated Statement of Operations.

         Minority interest increased to $3.2 million in 1998 from $1.4 million in 1997. Minority interest is the preferred return paid on limited partner units of certain controlled limited partnerships. Minority interest in 1997 was attributable to the preferred returns paid on a limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associations, L.P. In 1998 preferred returns paid on limited partner units for ART Florida Portfolio III and ART Palm, L.L.C. also were included.

         Equity in income of investees increased to $38.0 million in 1998 from $10.5 million in 1997. The increase in equity income was attributable to an increase totaling $55.2 million in gains on sale of real estate in IORI, the Partnership and TCI, offset in part by a decrease of $1.2 million in CMET. The Company's equity share of those gains was $33.3 million. This net increase was offset by decreased operating income totaling $7.5 million in IORI, the Partnership and CMET offset in part by an increase in operating income of $3.1 million in TCI. The Company's equity share of equity investees' net operating losses was $6.9 million. Equity in income of investees is expected to decrease significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

         Gains on sale of real estate decreased to $17.3 million in 1998 from $20.3 million in 1997. In 1998, the Company recognized gains of $663,000 on the sale of three tracts totaling 78.5 acres of its Valley Ranch land in Irving, Texas; $1.9 million on its Lewisville land in Lewisville, Texas; $714,000 on a
21.3 acre tract of its Parkfield land in Denver, Colorado; $848,000 on a 21.6 acre tract of its Chase Oaks land in Plano, Texas; $789,000 on a 150.0 acre tract of its Rasor land in Plano, Texas; $3.9 million on its Palm Desert land in Palm Desert, California; $869,000 on a 2.5 acre tract of its Las Colinas I land in Las Colinas, Texas; $898,000 on its Kamperman land in Collin County, Texas; $3.4 million on its final 10.5 acre tract of BP Las Colinas land in Las Colinas, Texas; $409,000 on a 1.1 acre tract of its Santa Clarita land in Santa Clarita, California; $2.6 million on a 20.8 acre tract of its Mason Goodrich land in Houston, Texas, and the Company recognized a $179,000 previously deferred gain on a sale of its Valley Ranch land in 1997. In 1997, the Company recognized gains of $5.9 million on the sale of a 49.7 acre tract of BP Las Colinas land in Las Colinas, Texas; $3.5 million on the sale of tracts totaling 116.8 acres of Valley Ranch land in Irving, Texas; $2.7 million on the sale of a 12.5 acre tract of Las Colinas I land in Las Colinas, Texas; $3.6 million on the sale of Pin Oak land in Houston, Texas; $216,000 on the sale of a 99.7 acre tract of Kamperman land in Collin County, Texas; $371,000 on the sale of a 32.0 acre tract of Parkfield land in Denver, Colorado; $211,000 on the sale of a 86.5 acre tract of Rasor land in Plano, Texas; $106,000 on the sale of Park Plaza Shopping Center in Manitowoc, Wisconsin; $480,000 on the sale of the Mopac Building in St. Louis, Missouri; and $172,000 on the sale of a mortgage note receivable. The Company also recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments.

         1997 Compared to 1996. The Company reported a net loss of $2.4 million in 1997 as compared to a net loss of $5.6 million in 1996. The primary factors contributing to the Company's net loss are discussed in the following paragraphs.

         Sales and cost of sales were $25.0 million and $20.0 million in 1997 and $14.4 million and $11.0 million in 1998. The Company had no sales or cost of sales prior to April 1996. These items of revenue and cost relate to PWSI. In April 1996, a wholly-owned subsidiary of the Company acquired 80% of the outstanding common stock of PWSI.

         Rents increased from $20.7 million in 1996 to $29.1 million in 1997. Rent from hotels increased from $6.1 million in 1996 to $14.9 million in 1997 and rent from commercial properties increased from $12.4 million in 1996 to $13.8 million 1997. The increase in rent from hotels as due to the acquisition of four hotels in October 1997 and the obtaining of a fifth hotel through foreclosure in September 1997. The increase in rent from commercial properties was due to the acquisition of a shopping center in September 1997.

         Property operations expense increased from $15.9 million in 1996 to $24.2 million in 1997. Property operations expense for hotels increased from $4.8 million in 1996 to $11.2 million in 1997, for commercial properties it decreased from $10.4 million in 1996 to $10.0 million in 1997 and for land that expense increased from $735,000 in 1996 to $3.0 million in 1997. The increase in hotel property operations expense was due to the acquisition of the four hotels in October 1997 and the obtaining of a fifth hotel through foreclosure in September 1997, the decrease for commercial properties was due to control of property operations expenses, primarily at the Company's merchandise mart and the increase for land was due to 24 land parcels acquired in 1997.

         Interest income decreased from $4.8 million in 1996 to $2.8 million in 1997. This decrease is primarily attributable to the sale of two notes receivable and the collection of a third note receivable in 1997.

         Other income decreased from $1.7 million in 1996 to $168,000 in 1997. This decrease is due in part to recognizing a unrealized gain on marketable equity securities of $486,000 in 1996 compared to an unrealized loss of $850,000 in 1997. This decrease was also attributable in part to a decrease in dividend income and net gains on sales of marketable equity securities of $67,000 and $56,000, respectively.

         Interest expense increased from $16.5 million in 1996 to $30.2 million in 1997. Of this increase, $10.8 million is due to the debt secured by the Best Western Oceanside Hotel acquired in 1996 and the Williamsburg Hospitality House, Piccadilly Hotels, Pin Oak land, Scout land, Katy land, McKinney land, Lacy Longhorn land, Santa Clarita land, Chase Oaks land, Pioneer Crossing land, Pantex land, Keller land, Perkins land, Rasor land, Dowdy land, Palm Desert land and LBJ land acquired in 1997, $2.0 million is due to additional borrowings and a full years interest on the loan secured by NRLP units and $1.1 million is due to refinancing the debt secured by the Kansas City Holiday Inn and Denver Merchandise Mart.

         Advisory and mortgage servicing fees increased from $1.5 million in 1996 to $2.7 million in 1997. The increase was attributable to the increase in the Company's gross assets, the basis for that fee.

         General and administrative expenses, increased from $3.9 million in 1996 to $7.8 million in 1997. The increase was attributable to a $1.1 million increase in legal fees and travel expenses in 1997 relating to potential acquisitions, financings and refinancings, a $1.1 million increases in advisor cost reimbursements and $1.3 million attributable to a full year of general and administrative expenses of PWSI.

         Depreciation and amortization increased from $2.4 million in 1996 to $3.5 million in 1997 due to the acquisition of six properties in 1997.

         Minority interest in 1997 is the preferred return paid on limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associates, L.P.

         Equity in income of investees improved from $1.5 million in 1996 to $10.5 million in 1997. The increase in equity income is primarily attributable to an increase of $32.1 million in gains on sale of real estate in IORI, NRLP and TCI offset by a decrease of $1.9 million in CMET. The Company's equity share of those gains was $13.5 million. The increase is also attributable to an improvement in income from property operations for the Affiliated REITs and NRLP, from increased rental rates and operating expense control.

         Gains on the sale of real estate increased from $3.7 million in 1996 to $20.3 million in 1997. In 1996, the Company recognized a $2.0 million gain on the sale of a 32.3 acre tract of BP Las Colinas land in Las Colinas, Texas, and a $1.1 million gain on the sale of a 4.6 acre tract of Las Colinas I land also in Las Colinas, Texas. In 1997, the Company recognized gains of $5.9 million on the sale of a 49.7 acre tract of BP Las Colinas land in Las Colinas, Texas; $3.5 million on the sale of tracts totaling 116.8 acres of Valley Ranch land in Irving, Texas; $2.7 million on the sale of a 12.5 acre tract of Las Colinas I land in Las Colinas, Texas; $3.6 million on the sale of Pin Oak land in Houston, Texas; $216,000 on the sale of a 99.7 acre tract of Kamperman land in Collin County, Texas; $371,000 on the sale of a 32.0 acre tract of Parkfield land in Denver, Colorado; $211,000 on the sale of a 86.5 acre tract of Rasor land in Plano, Texas; $106,000 on the sale of Park Plaza Shopping Center in Manitowoc, Wisconsin; $480,000 on the sale of the Mopac Building in St. Louis, Missouri; and $172,000 on the sale of a mortgage note receivable. The Company also recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments.

         The Company reported $381,000 in extraordinary gains in 1996 compared to no extraordinary gains in 1997. The 1996 extraordinary gains were the Company's share of equity investees' extraordinary gains from the early payoff of debt and gain from an insurance settlement.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, the Company may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from the Company for personal injury associated with those materials.

         The Company's management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on the Company's business, assets or results of operations.

INFLATION

         The effects of inflation on the Company's operations are not quantifiable. Revenues from apartment operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sale values of properties and the ultimate gains to be realized from property sales. To the extent that inflation affects interest rates, earnings from short-term investments and the cost of new financings as well as the cost of variable interest rate debt will be affected.

YEAR 2000

         BCM, an affiliate of and the advisor to the Company, has informed the Company's management that its computer hardware operating system and computer software have been certified as year 2000 compliant.

         Carmel, Ltd., an affiliate of BCM that performs property management services for the Company's properties, has informed the Company's management that effective January 1, 1999, it began using year 2000 compliant computer hardware and property management software for the Company's commercial properties. With regard to the Company's apartment complexes, Carmel, Ltd. has informed the Company management that its subcontractors are also using year 2000 compliant computer hardware and property management software.

         The Company has not incurred, nor does it expect to incur, any costs related to its computer hardware and accounting and property management software being modified, upgraded or replaced in order to make it year 2000 compliant. Such costs have been or will be borne by either BCM, Carmel, Ltd. or the property management subcontractors of Carmel, Ltd.

         The Company's management has completed its evaluation of the Company's computer controlled building systems, such as security, elevators, heating and cooling, etc. to determine what systems are not year 2000 compliant. The Company's management believes that necessary modifications to those systems are insignificant and do not require significant expenditures to make the affected system year 2000 compliant, as enhanced operating systems are readily available.

         The Company has or will have in place the year 2000 compliant systems that will allow it to operate. The risks the Company faces are that certain of its vendors will not be able to supply goods or services and that financial institutions and taxing authorities will not be able to accurately apply payments made to them. The Company's management believes that other vendors are readily available and that financial institutions and taxing authorities will, if necessary, apply monies received manually. The likelihood of the above having a significant impact on the Company's operations is negligible.

                                ACQUISITION TERMS

         This Prospectus covers Preferred Stock that may be issued from time to time in the future by the Company on the completion of acquisitions of assets, businesses or securities, or on the payment of dividends on or conversion of or payment of interest on convertible notes issued in connection with the acquisitions of other businesses or properties.

         It is expected that the terms of acquisitions involving the issuance of the Preferred Stock covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the Preferred Stock issued will be valued at prices reasonably related to the market price of the Preferred Stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the Shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid in connection with certain acquisitions. Any person receiving those fees may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on the resale of shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                        DESCRIPTION OF THE CAPITAL STOCK

GENERAL

         The Company is authorized by its articles of incorporation, as amended, to issue up to 100,000,000 shares of Common Stock, $.01 par value per share, and 20,000,000 shares of Preferred Stock, $2.00 par value per share, which may be designated by the board of directors of the Company from time to time. The Preferred Stock to be offered hereunder will be one or more series of the Preferred Stock.

COMMON STOCK

         All shares of the Common Stock are entitled to share equally in dividends from funds legally available therefor, when declared by the board of directors of the Company, and upon liquidation or dissolution of the Company, whether voluntary or involuntary (subject to any prior rights of holders of the Preferred Stock), and to share equally in the assets of the Company available for distributions to shareholders. Each holder of Common Stock is entitled to one vote for each share held on all matters submitted to the shareholders. There is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to the Common Stock. The holders of Common Stock do not have any preemptive rights to acquire additional shares of Common Stock when issued. All outstanding Common Stock is fully paid and nonassessable. As of December 31, 1998, 10,758,624 shares of Common Stock were outstanding.

PREFERRED STOCK

         The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement.

         Article 5 of the articles of incorporation of the Company, as amended, authorizes the issuance of up to 20,000,000 shares of Preferred Stock in one or more series with the preferences, limitations and rights the board of directors of the Company determines. In particular, the board of directors of the Company may fix and determine, among other things, the dividend payable with respect to the shares of Preferred Stock (including whether and in what manner the dividend shall be accumulated); whether those shares shall be redeemable, and if so, the prices, terms and conditions of the redemption; the amount payable on those shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to those shares; and the extent of the voting rights, if any, of those shares. Certain provisions of the Preferred Stock may, under certain circumstances, adversely affect the rights or interests of holders of Common Stock. For example, the board of directors of the Company could, without shareholder approval, issue a series of Preferred Stock with voting and conversion rights which could adversely affect the voting power of the common shareholders. In addition, the Preferred Stock may be issued under certain circumstances as a defensive device to thwart an attempted hostile takeover of the Company.

         The Prospectus Supplement relating to the series of Preferred Stock being offered will describe its terms, including:

         (i) its title and stated value;

         (ii) the number of shares offered, the liquidation preference per share and the purchase price;

         (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating dividends;

         (iv) whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends accumulate;

         (v) the procedures for any auction and remarketing, if any;

         (vi) the provisions for a sinking fund, if any; (vii) the provisions for redemption, if applicable;

         (viii) any listing of the Preferred Stock on a securities exchange;

         (ix) the terms and conditions, if applicable, for its conversion into Common Stock, including the conversion price (or manner of calculation) and conversion period;

         (x) voting rights, if any;

         (xi) its relative ranking and preferences as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

         (xii) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company.

The Prospectus Supplement for the Preferred Stock will also include a discussion of any material and/or special Federal income tax considerations applicable to the Preferred Stock.

         Through the date of this Prospectus, the Company has amended its articles of incorporation to designate eight series of the Preferred Stock as explained below. Each outstanding series of Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock.

         The following description of the provisions of each series of the Preferred Stock designated by the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive articles of amendment of the articles of incorporation relating to that series of Preferred Stock.

         Series A Preferred Stock; Terminated Rights Plan. On April 11, 1990, the board of directors of the Company designated 500,000 shares of the Series A Preferred Stock, adopted a preferred share purchase rights plan and approved the distribution to shareholders of a dividend of one preferred share purchase right on each outstanding share of Common Stock. On February 27, 1997, filed articles of amendment to its articles of incorporation, reducing the number of authorized shares of Series A Preferred Stock to zero and eliminating that designation.

         Series B Preferred Stock . On April 3, 1996, the board of directors of the Company designated 4,000 shares of Series B Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of accrued and unpaid dividends. On May 27, 1998, filed articles of amendment to its articles of incorporation, reducing the number of authorized shares of Series B Preferred Stock to zero and eliminating that designation.

         Series C Preferred Stock . On May 23, 1996, the board of directors of the Company designated 16,681 shares of Series C Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends.

         The Company redeemed all of the outstanding shares of Series C Preferred Stock at their liquidation value of $100 per share plus all accrued and unpaid dividends on November 24, 1998. On January 11, 1999, the Company filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series C Preferred Stock to zero and eliminating that designation.

         Series D Preferred Stock. On August 2, 1996 the board of directors of the Company designated 91,000 shares of Series D Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D Preferred Stock is non-voting except as required by law and is not convertible. The Company is not required to maintain a sinking fund for the Series D Preferred Stock.

         Each Share of Series D Preferred Stock has a cumulative dividend per share of 9.50% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.475. Dividends on the Series D Preferred Stock are in preference to and with priority over dividends upon the shares of Common Stock. The Series D Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock.

         The Company may from time to time after June 1, 2001 redeem any or all of the Series D Preferred Stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series D Preferred Stock by the Company while there is any arrearage in payment of dividends except that at the time of that repurchase or redemption the Company must pay all accrued and unpaid dividends on the shares being redeemed. As of March 31, 1999, there were no shares of Series D Preferred Stock issued or outstanding.

         The Series D Preferred Stock is reserved for issuance upon the conversion Class A units held by the limited partners of Ocean Beach Partners L.P.

         Series E Preferred Stock. On December 3, 1996, the board of directors of the Company designated 80,000 shares of Series E Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of all accrued and unpaid dividends. The Series E Preferred Stock is non-voting except as required by law. The Company is not required to maintain a sinking fund for the Series E Preferred Stock.

         Each share of Series E Preferred Stock is convertible into that number of shares of Common Stock obtained by multiplying the number of shares being converted by $100, then adding all accrued and unpaid dividends on those shares, then dividing that sum by (in most instances) 80% of the Common Stock's then-recent average trading price for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which the shares of Common Stock are then listed or admitted to trading as determined by the Company. The schedule pursuant to which shares of Series E Preferred Stock may be so converted is as follows: up to 30,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 1998 and thereafter; up to an additional 10,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 1999; and up to an additional 40,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 2001.

         The Series E Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable quarterly in equal installments of $2.50 for the period from date of issuance to November 4, 1999, and $11.00 per annum ($2.75 per quarter) thereafter. Dividends on the Series E Preferred Stock are in preference to and with priority over dividends upon the Common Stock. The Series E Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.

         The Company may redeem any or all of the shares of Series E Preferred Stock from time to time upon payment of $100.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series E Preferred Stock by the Company while there is any arrearage in payment of dividends except that at the time of that repurchase or redemption the Company must pay all accrued and unpaid dividends on the shares being redeemed. As of March 31, 1999, there were no shares of Series E Preferred Stock issued or outstanding.

         The Series E Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in the Valley Ranch Limited Partnership.

         In February 1999, the Class A unitholder notified the Company that it intended to convert 100,000 Class A units into 1,000 shares of Series E Preferred Stock. In March 1999, the Company purchased the 100,000 Class A units for $100,000. The Company has subsequently reached agreement with the Class A unitholder to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In April 1999, 900,000 units were purchased and 1 million units will be purchased in July and October 1999 and January 2000 and 2 million units in May 2001 and May 2002.

         Series F Preferred Stock. On August 13, 1997, the board of directors of the Company designated and authorized the issuance of a total of 7,500,000 shares of Series F Preferred Stock with a par value of $2.00 per share and an Adjusted Liquidation Value of $10.00 per share plus payment of accrued and unpaid dividends. On October 23, 1998, the board of directors of the Company authorized the issuance of an additional 7,500,000 shares of Series F Preferred Stock, thereby increasing the total number of authorized and issued shares of Series F Preferred Stock to 15,000,000. The Series F Preferred Stock is non-voting except

         (i) as provided by law,

         (ii) with respect to an amendment to the Company's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series F Preferred Stock, and

         (iii) at any time or times when all or any portion of the dividends on the Series F Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

In the latter event, the number of directors constituting the board of directors of the Company shall be increased by two and the holders of Series F Preferred Stock, voting separately as a class, shall be entitled to elect two Directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series F Preferred Stock held. The Company is not obligated to maintain a sinking fund with respect to the Series F Preferred Stock.

         The Series F Preferred Stock is convertible, at the option of the holder, into Common Stock at any time and from time to time, in whole or in part, after the earliest to occur of

         (i) August 15, 2003;

         (ii) the first business day, if any, occurring after a Quarterly Dividend Payment Date (as defined below), on which an amount equal to or in excess of 5% of the $10.00 liquidation value (i.e., $.50 per share of Series F Preferred Stock) is accrued and unpaid, or

         (iii) when the Company becomes obligated to mail a statement, signed by an officer of the Company, to the holders of record of each of the shares of Series F Preferred Stock because of a proposal by the Company at any time before all of the shares of Series F Preferred Stock have been redeemed by or converted into Common Stock, to merge or consolidate with or into any other corporation (unless the Company is the surviving entity and holders of Common Stock continue to hold the shares of Common Stock without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up.

The Series F Preferred Stock is convertible into that number of shares of Common Stock obtained by multiplying the number of shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing those sums by the Conversion Price. Notwithstanding the foregoing, the Company, at its option, may elect to redeem any shares of Series F Preferred Stock sought to be so converted by paying the holder of the Series F Preferred Stock cash in an amount equal to the Conversion Price.

         The Series F Preferred Stock bears a cumulative compounded dividend per share equal to 10% per annum of the Adjusted Liquidation Value, payable on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid, whether or not those dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of those dividends. Dividends on the Series F Preferred Stock are in preference to and with priority over dividends upon the Common Stock. Except as provided in the following sentence, the Series F Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other Special Stock issued by the Company. The Company will not issue any shares of Preferred Stock of any series which are superior to the Series F Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Company as long as any shares of Series E Preferred Stock are issued and outstanding, without the prior written consent of the holders of at least 66b %of the shares of the Series F Preferred Stock then outstanding voting separately as a class.

         In addition to the Company's redemption rights described above upon a conversion of Series F Preferred Stock, the Company may redeem any or all of the Series F Preferred Stock at any time and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the Series F Preferred Stock shall be an amount per share equal to

         (i) 104% of the Adjusted Liquidation Value during the period from August 16, 1998 through August 15, 1999; and

         (ii)103% of the Adjusted Liquidation Value at any time on or after August 16, 1999.

As of March 31, 1999, 3,350,000 shares of the Series F Preferred Stock were issued and outstanding. Each share of Series F Preferred Stock will be convertible, at the option of the holder, into fully paid and nonassessable shares of Common Stock. 1,998,797 shares of Series F Preferred Stock have been reserved for issuance as future consideration in various business transactions of the Company.

         Series G Preferred Stock. On September 18, 1997, the board of directors of the Company designated 11,000 shares of Series G Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends. On May 27, 1998, the Company filed articles of amendment to its articles of incorporation increasing the number of authorized shares of Series G Preferred Stock from 11,000 to 12,000. The Series G Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. The Company is not required to maintain a sinking fund for the Series G Preferred Stock.

         Each share of Series G Preferred Stock is convertible, but only after October 6, 2000, into that number of shares of Common Stock obtained by multiplying the number of shares of Series G Preferred Stock being converted by $100 and then dividing that sum by (in most instances) 90% of the simple average of the daily closing price of the Common Stock for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the Common Stock is then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from the Company and on the earlier of

         (i) the commencement of any liquidation, dissolution or winding up of the Company or

         (ii) the adoption of any resolution authorizing the commencement thereof.

The Company may elect to redeem the shares of Series G Preferred Stock sought to be converted instead of issuing shares of Common Stock.

         The Series G Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable in arrears in quarterly equal installments of $2.50 on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid. Dividends on the Series G Preferred Stock are in preference to and with priority over dividends upon the Common Stock. The Series G Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock.

         The Company may redeem any or all of the shares of the Series G Preferred Stock at any time and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series G Preferred Stock shall be an amount per share equal to the $100 liquidation value plus all accrued and unpaid dividends on those shares through the redemption date. The right of the Company to redeem shares of Series G Preferred Stock remains effective notwithstanding prior receipt by the Company of notice by any holder of Series G Preferred Stock of that holder's intent to convert shares of Series G Preferred Stock. As of March 31, 1999 there were 1,000 issued and outstanding shares of Series G Preferred Stock.

         11,000 shares of Series G Preferred Stock have been reserved for issuance upon the conversion of Class A units held by the limited partners in Grapevine American, Ltd.

         Series H Preferred Stock. On June 26, 1998, the board of directors of the Company designated 231,750 shares of the Series H Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $10 per share plus all accrued and unpaid dividends. The Series H Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. The Company is not required to maintain a sinking fund for the Series H Preferred Stock.

         Each share of Series H Preferred Stock is convertible at the option of the holders thereof in the following amounts at any time on or after the respective dates

         (i)   25,000 shares on or after December 31, 2000,

         (ii)  25,000 shares on or after June 30, 2002,

         (iii) 25,000 shares on or after June 30, 2003,

         (iv)  25,000 shares on or after December 31, 2005, and

         (v) all remaining outstanding shares on or after December 31, 2006 into that number of shares of Common Stock obtained by multiplying the number of shares of Series H Preferred Stock being converted by $10 and then dividing that sum by (in most instances) 90% of the simple average of the daily closing price of the Common Stock for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the Common Stock is then regularly traded.

The right of conversion shall terminate upon receipt of the notice of redemption from the Company and on the earlier of

         (i) the commencement of any liquidation, dissolution or winding up of the Company or

         (ii) the adoption of any resolution authorizing the commencement thereof.

The Company may elect to redeem the shares of Series H Preferred Stock sought to be converted instead of issuing shares of Common Stock.

         The Series H Preferred Stock bears a cumulative quarterly dividend per share in an amount equal to

         (i)   7% per annum during the period from issuance to June 30, 1999,

         (ii) 8% per annum during the period from July 1, 1999 to June 30, 2000,

         (iii) 9% per annum during the period from July 1, 2000 to June 30, 2001, and

         (iv) 10% per annum from July 1, 2001 and thereafter, in each case calculated on the basis of the Adjusted Liquidation Value of the Series H Preferred Stock, payable in arrears in cash on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid.

Dividends on the Series H Preferred Stock are in preference to and with priority over dividends upon the Common Stock. The Series H Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock.

         The Company may redeem all or a portion of the shares of the Series H Preferred Stock issued and outstanding at any time after January 1, 1999 and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series H Preferred Stock shall be an amount per share equal to the sum of

         (i)(a) 105% of liquidation value during the period from issuance through December 31, 1999;

            (b) 104% of liquidation value during the period from January 1, 2000 through December 31, 2000;

            (c) 103% of liquidation value during the period from January 1, 2001 through December 31, 2001;

            (d) 102% of liquidation value during the period from January 1, 2002 through December 31, 2002;

            (e) 101% of liquidation value during the period from January 1, 2003 through December 31, 2003; and

            (f) 100% of liquidation value from January 1, 2004 and thereafter, and

         (ii) all accrued and unpaid dividends on those shares through the redemption date.

The right of the Company to redeem shares of Series H Preferred Stock remains effective notwithstanding prior receipt by the Company of notice by any holder of Series H Preferred Stock of that holder's intent to convert shares of Series H Preferred Stock. As of December 31, 1998 there were no issued or outstanding shares of Series H Preferred Stock.

         The Series H Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in ART Palm, Ltd.

         The description of the foregoing provisions of each series of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive articles of amendment of the articles of incorporation relating to that series of Preferred Stock.


                              PLAN OF DISTRIBUTION

         Preferred Stock may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Preferred Stock in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to that agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnifications by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof. The terms and conditions of the indemnification will be described in an applicable Prospectus Supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Preferred Stock and, if applicable, the Common Stock offered by the Company will be passed upon for the Company by Holt Ney Zatcoff & Wasserman, LLP, Atlanta, Georgia.

                                     EXPERTS

         The financial statements and schedules included and incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                              FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                               Page
                                                                                                               ----
FINANCIAL STATEMENTS:

Report of Independent Certified Public Accountants..............................................................F-2

Consolidated Balance Sheets -
     December 31, 1998 and 1997.................................................................................F-3

Consolidated Statements of Operations -
     Years Ended December  31, 1998, 1997 and 1996..............................................................F-4

Consolidated Statements of Stockholders' Equity -
     Years Ended December 31, 1998, 1997 and 1996...............................................................F-5

Consolidated Statements of Cash Flows -
     Years Ended December 31, 1998, 1997 and 1996...............................................................F-7

Notes to Consolidated Financial Statements...................................................................  F-10


Interim Financial Statements (Unaudited):

Consolidated Balance Sheets -
   March 31, 1999 and December 31, 1998........................................................................F-41

Consolidated Statements of Operations -
   Three Months Ended March 31, 1999 and 1998..................................................................F-43

Consolidated Statements of Stockholders' Equity -
   Three Months Ended March 31, 1999...........................................................................F-44

Consolidated Statements of Cash Flows -
   Three Months Ended March 31, 1999 and 1998..................................................................F-45

Notes to Consolidated Financial Statements.....................................................................F-47




All other schedules are omitted because they are not required, are not applicable or the information required is included in the Consolidated Financial Statements or the notes thereto.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors of
American Realty Trust, Inc.


         We have audited the accompanying consolidated balance sheets of American Realty Trust, Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Realty Trust, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.





                                              BDO Seidman, LLP






Dallas, Texas
March 30, 1999

                           AMERICAN REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                                                       December 31,
                                                                                                  ----------------------
                                                                                                    1998          1997
                                                                                                  ---------    ---------
                                                                                           (dollars in thousands, except per share)
                   Assets
Notes and interest receivable
         Performing (including $594 in 1998 and $1,307 in 1997 from affiliate)                    $  47,823    $   9,300
         Nonperforming, nonaccruing                                                                   6,807       18,624
                                                                                                  ---------    ---------
                                                                                                     54,630       27,924

Less - allowance for estimated losses                                                                (2,577)      (2,398)
                                                                                                  ---------    ---------
                                                                                                     52,053       25,526

Real estate held for sale                                                                           282,301      178,938
Real estate held for investment net of accumulated depreciation ($208,396 in 1998
         and $5,380 in 1997 )                                                                       452,606      123,515
Pizza parlor equipment, net of accumulated depreciation ($1,464 in 1998
         and $905 in 1997)                                                                            6,859        6,693
Marketable equity securities, at market value                                                         2,899        6,205
Cash and cash equivalents                                                                            11,523        5,347
Investments in equity investees                                                                      34,433       45,851
Intangibles, net of accumulated amortization ($1,298 in 1998 and
         $704 in 1997)                                                                               14,776       15,230
Other assets                                                                                         61,155       26,494
                                                                                                  ---------    ---------
                                                                                                  $ 918,605    $ 433,799
                                                                                                  =========    =========

       Liabilities and Stockholders' Equity
Liabilities
Notes and interest payable ($12,600 in 1998 and $11,400 in 1997
         to affiliates)                                                                           $ 768,272    $ 261,986
Margin borrowings                                                                                    35,773       53,376
Accounts payable and other liabilities (including $8,900 in 1998 and $22,900
         in 1997 to affiliate)                                                                       38,321       34,442
                                                                                                  ---------    ---------
                                                                                                    842,366      349,804

Minority interest                                                                                    37,967       20,542
Commitments and contingencies
Stockholders' equity
Preferred Stock, $2 00 par value, authorized  20,000,000 shares, issued and outstanding
         Series B, 4,000 shares in 1997                                                                --              8
         Series C, 16,681 shares in 1997                                                               --             33
         Series F, 3,350,000 shares in 1998 and 2,000,000 in 1997
                   (liquidation preference $33,500)                                                   6,100        4,000
         Series G, 1,000 shares in 1998 (liquidation preference $100)                                     2         --
Common Stock, $ 01 par value, authorized 100,000,000 shares; issued 13,298,802
         shares in 1998 and 13,479,348 in 1997                                                          133          135
Paid-in capital                                                                                      83,945       84,943
Accumulated (deficit)                                                                               (51,880)     (25,638)
Treasury stock at cost, 2,737,216 shares in 1998 and 2,767,427 shares in 1997                           (28)         (28)
                                                                                                  ---------    ---------
                                                                                                     38,272       63,453
                                                                                                  ---------    ---------
                                                                                                  $ 918,605    $ 433,799
                                                                                                  =========    =========



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                Years Ended December 31,
                                                                                      --------------------------------------------
                                                                                          1998            1997            1996
                                                                                      ------------    ------------    ------------
                                                                                        (dollars in thousands, except per share)
Income
         Sales ....................................................................   $     28,883    $     24,953    $     14,386
         Rents ....................................................................         63,491          29,075          20,658
         Interest (including $39 in 1998, $230 in 1997, and $539 in
                  1996 from affiliates) ...........................................            188           2,835           4,751
         Other ....................................................................         (5,476)            168           1,727
                                                                                      ------------    ------------    ------------
                                                                                            87,086          57,031          41,522

Expenses
         Cost of sales ............................................................         24,839          19,964          11,036
         Property operations ($1,752 in 1998, $865 in 1997 and $892 in 1996
                  to affiliates) ..................................................         49,193          24,195          15,874
         Interest ($1,082 in 1998, $433 in 1997 and $418 in 1996
                  to affiliates) ..................................................         51,624          30,231          16,489
         Advisory and servicing fees to affiliate .................................          3,845           2,657           1,539
         General and administrative ($1,832 in 1998, $1,809 in 1997 and $691
                  in 1996 to affiliate) ...........................................          8,521           7,779           3,930
         Depreciation and amortization ............................................          6,990           3,542           2,367
         Litigation Settlement ....................................................         13,026            --              --
         Provision for loss on real estate ........................................          3,916            --              --
         Minority interest ........................................................          3,157           1,884           1,366
                                                                                      ------------    ------------    ------------
                                                                                           165,111          90,252          52,601
                                                                                      ------------    ------------    ------------

(Loss) from operations ............................................................        (78,025)        (33,221)        (11,079)
Equity in income of investees .....................................................         37,966          10,497           1,485
Gain on sale of real estate .......................................................         17,254          20,296           3,659
                                                                                      ------------    ------------    ------------

(Loss) before income taxes ........................................................        (22,805)         (2,428)         (5,935)
Income tax expense ................................................................           --              --              --
                                                                                      ------------    ------------    ------------
(Loss) before extraordinary gain ..................................................        (22,805)         (2,428)         (5,935)
Extraordinary gain ................................................................           --              --               381
                                                                                      ------------    ------------    ------------

Net (loss) ........................................................................        (22,805)         (2,428)         (5,554)
Preferred dividend requirement ....................................................         (1,177)           (206)           (113)
                                                                                      ------------    ------------    ------------

Net (loss) applicable to Common shares ............................................   $    (23,982)   $     (2,634)   $     (5,667)
                                                                                      ============    ============    ============

Earnings per share
(Loss) before extraordinary gain ..................................................   $      (2.24)   $        (22)   $        (46)
Extraordinary gain ................................................................           --              --               .03

Net (loss) applicable to Common shares ............................................   $      (2.24)   $        (22)   $        (43)
                                                                                      ============    ============    ============


Weighted average Common shares used in computing earnings per share ...............   $ 10,695,388    $ 11,710,013    $ 12,765,082
                                                                                      ============    ============    ============



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                Series B   Series C   Series F  Series G
                               Preferred   Preferred  Preferred Preferred   Common    Treasury  Paid-in   Accumulated  Stockholders'
                                 Stock      Stock      Stock      Stock      Stock     Stock    Capital    (Deficit)     Equity
                                --------   --------   --------   -------   --------   --------  --------    --------    --------
Balance, January 1, 1996 ....   $   --     $   --     $   --     $  --     $    117   $   --    $ 66,661    $(13,720)   $ 53,058
Common Stock issued .........       --         --         --        --           18       --         (18)       --          --
Series B Preferred Stock
     issued .................          8       --         --        --         --         --         392        --           400
Series C Preferred Stock
     issued .................       --           30       --        --         --         --       1,469        --         1,469
Common Stock cash
     dividend ($.15 per
     share) .................       --         --         --        --         --         --        --        (1,491)     (1,491)
Redemption of share
     purchase rights ($.01
     per right) .............       --         --         --        --         --         --        --          (101)       (101)
Series B Preferred Stock
     cash dividend ($6.46
     per share) .............       --         --         --        --         --         --        --           (25)        (25)
Series C Preferred Stock
     stock dividend ($5.74
     per share) .............       --            2       --        --         --         --          85         (87)       --
Treasury stock, at
     cost ...................       --         --         --        --         --           (6)        6        --          --
Net (loss) ..................       --         --         --        --         --         --        --        (5,554)     (5,554)
                                --------   --------   --------   -------   --------   --------  --------    --------    --------

Balance, December 31,
     1996 ...................          8         32       --        --          135         (6)   68,595     (20,978)     47,786
Series F Preferred Stock
     issued .................       --         --        4,000      --         --         --      16,000        --        20,000
Common Stock cash
     dividend
     ($.20 per share) .......       --         --         --        --         --         --        --        (2,026)     (2,026)
Series B Preferred Stock
     cash dividend ($10.00
     per share) .............       --         --         --        --         --         --        --           (40)        (40)
Series C Preferred Stock,
     stock and cash
     dividend ($10.00
     per share) .............       --            1       --        --         --         --          81        (166)        (84)
Sale of Common Stock ........       --         --         --        --         --         --         245        --           245
Treasury stock, at
     cost ...................       --         --         --        --         --          (22)       22        --          --
Net (loss) ..................       --         --         --        --         --         --        --        (2,428)     (2,428)
                                --------   --------   --------   -------   --------   --------  --------    --------    --------


                           AMERICAN REALTY TRUST, INC.

                               Series B   Series C   Series F  Series G
                              Preferred   Preferred  Preferred Preferred   Common    Treasury  Paid-in   Accumulated  Stockholders'
                                Stock      Stock      Stock      Stock      Stock     Stock    Capital    (Deficit)     Equity
                               --------   --------   --------   -------   --------   --------  --------    --------    --------
Balance, December 31,
     1997 ..................         8         33      4,000       --         135        (28)     84,943     (25,638)     63,453
Repurchase of Common
     Stock issued ..........      --         --         --         --          (2)      --          (267)       --          (269)
Series G Preferred Stock
     issued ................      --         --         --            2      --         --            98        --           100
Series F Preferred Stock
     issued ................      --         --        2,100       --        --         --           529        --         2,629
Common Stock cash
     dividend
     ($.20 per share) ......      --         --         --         --        --         --          --        (2,261)     (2,261)
Series B Preferred Stock
     cash dividend ($2.50
     per share) ............      --         --         --         --        --         --          --           (54)        (54)
Series C Preferred Stock
     cash dividend ($7.50
     per share) ............      --         --         --         --        --         --          --          (148)       (148)
Series F Preferred Stock
     cash dividend ($.625
     per share) ............      --         --         --         --        --         --          --          (966)       (966)
Series G Preferred Stock
     cash dividend ($7.50
     per share) ............      --         --         --         --        --         --          --            (8)         (8)
Sale of Common Stock
     under dividend
     reinvestment plan .....      --         --         --         --        --         --           224        --           224
Conversion of Series B
     Preferred Stock to
     Common Stock ..........        (8)      --         --         --        --         --            53        --            45
Series C Preferred Stock
     redeemed ..............      --          (33)      --         --        --         --        (1,635)       --        (1,668)
Net (loss) .................      --         --         --         --        --         --          --       (22,805)    (22,805)
                              --------   --------   --------   --------  --------   --------    --------    --------    --------
Balance, December 31,
     1998 ..................  $   --     $   --     $  6,100   $      2  $    133   $    (28)   $ 83,945    $(51,880)   $ 38,272
                              ========   ========   ========   ========  ========   ========    ========    ========    ========

The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     For The Years Ended December 31,
                                                                                   -----------------------------------
                                                                                      1998         1997         1996
                                                                                   ---------    ---------    ---------
                                                                                         (dollars in thousands)
Cash Flows From Operating Activities
         Pizza parlor sales collected ..........................................   $  28,173    $  24,953    $  14,386
         Rents collected .......................................................      64,029       28,199       19,013
         Interest collected ($262 in 1997 and $385 in 1996
                  from affiliates) .............................................         188        2,592        4,331
         Distributions from equity investees' operating activities .............      10,274        5,689        9,054
         Interest paid .........................................................     (34,139)     (19,092)      (9,640)
         Payments for property operations ($1,752 in 1998, $865 in 1997
                  and $892 in 1996 to affiliate) ...............................     (42,551)     (22,821)     (15,034)
         Payments for pizza parlor operations ..................................     (25,765)     (19,964)     (11,036)
         Advisory fee paid to affiliate ........................................      (3,845)      (2,657)      (1,539)
         Distributions to minority interest holders ............................      (3,157)      (2,088)      (1,366)
         Purchase of marketable equity securities ..............................      (7,670)     (15,147)     (22,613)
         Proceeds from sale of marketable equity securities ....................       5,502       10,588       23,557
         General and administrative expenses paid ($1,832 in 1998, $1,809
                  in 1997 and $691 in 1996 to affiliate) .......................      (8,489)      (7,764)      (4,313)
         Other .................................................................      (5,538)        (537)        (642)
                                                                                   ---------    ---------    ---------

         Net cash provided by (used in) operating activities ...................     (22,988)     (18,049)       4,158

Cash Flows From Investing Activities
         Collections on notes receivable ($3,503 in 1997 and $1,166
                  in 1996 from affiliates) .....................................       3,121        4,489        1,495
         Proceeds from sale of notes receivable ................................         599       16,985         --
         Notes receivable funded ...............................................        (594)      (8,716)        (250)
         Proceeds from sale of real estate .....................................      51,602       38,169        7,718
         Contributions from minority interest holders ..........................        --          9,799        2,571
         Distributions from equity investees activities ........................      14,429         --           --
         Acquisitions of real estate ...........................................    (106,884)    (123,074)     (41,636)
         Real estate improvements ..............................................      (4,070)     (10,993)      (2,862)
         Pizza parlor equipment purchased ......................................        (166)      (2,695)      (2,942)
         Earnest money deposits ................................................        (577)      (6,221)         577
         Investment in real estate investees ...................................      (6,116)      (1,331)     (15,471)
                                                                                   ---------    ---------    ---------

                  Net cash (used in) investing activities ......................     (48,656)     (83,588)     (50,800)

Cash Flows From Financing Activities
         Proceeds from notes payable ...........................................     237,895      161,103       86,490
         Margin borrowings (payments), net .....................................     (21,908)       8,914        2,981
         Proceeds from issuance of Preferred Stock .............................        --           --            400
         Payments on notes payable .............................................    (120,394)     (81,639)     (30,003)
         Deferred borrowing costs ..............................................     (10,156)      (5,174)      (5,028)
         Net advances (payments) to/from affiliates ............................      (2,913)      23,274       (4,979)
         Redemption of Preferred Stock .........................................      (1,668)        --           --
         Sale of Common Stock under dividend reinvestment plan .................         224         --           --
         Dividends .............................................................      (3,260)      (2,150)      (1,617)
                                                                                   ---------    ---------    ---------

         Net cash provided by financing activities .............................      77,820      104,328       48,244
                                                                                   ---------    ---------    ---------

The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                        For The Years Ended December 31,
                                                                                        --------------------------------
                                                                                          1998        1997        1996
                                                                                        --------    --------    --------
                                                                                             (dollars in thousands)
Net increase in cash and cash equivalents ...........................................   $  6,176    $  2,691    $  1,602
Cash and cash equivalents, beginning of year ........................................      5,347       2,656       1,054
                                                                                        --------    --------    --------

Cash and cash equivalents, end of year ..............................................   $ 11,523    $  5,347    $  2,656
                                                                                        ========    ========    ========


Reconciliation of net (loss) to net cash provided by (used in)
         operating activities
Net (loss) ..........................................................................   $(22,805)   $ (2,428)   $ (5,554)
Adjustments to reconcile net (loss) to net cash provided by (used in)
         operating activities
                  Extraordinary gain ................................................       --          --          (381)
                  Gain on sale of real estate .......................................    (17,254)    (20,296)     (3,659)
                  Depreciation and amortization .....................................      6,990       3,542       2,367
                  Amortization of deferred borrowing costs ..........................      8,916       4,042       2,692
                  Provision for loss ................................................      3,916        --          --
                  Litigation settlement .............................................     13,076        --          --
                  Equity in (income) losses of investees ............................    (37,966)    (10,497)     (1,485)
                  Distributions from equity investees' operating activities .........     10,274       5,689       9,054
                  Increase (decrease) in marketable equity securities ...............     (3,306)     (4,559)        944
                  (Increase) decrease in accrued interest receivable ................     (2,269)         66        (117)
                  (Increase) decrease in other assets ...............................     20,201         634      (4,103)
                  Increase in accrued interest payable ..............................      2,537       1,019       1,417
                  Increase in accounts payable and other liabilities ................     (5,716)      4,978       2,908
                  Other .............................................................        418        (239)         75
                                                                                        --------    --------    --------

                           Net cash provided by (used in) operating activities ......   $(22,988)   $(18,049)   $  4,158
                                                                                        ========    ========    ========












The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                    For The Years Ended December 31,
                                                                                   ----------------------------------
                                                                                     1998         1997         1996
                                                                                   ---------    ---------   ---------
                                                                                         (dollars in thousands)
Schedule of noncash investing and financing activities
         Notes payable from acquisition of real estate .........................   $  45,632    $  44,151   $   9,099
         Stock dividends on Series C Preferred Stock ...........................        --             82          31
         Issuance of Series G Preferred Stock ..................................         100         --          --
         Series F Preferred Stock issued for real estate .......................       2,100       20,000        --
         Dividend obligation on conversion of Series F Preferred Stock 134 .....        --           --
         Current value of property obtained through foreclosure of note
                  receivable ...................................................      20,985       20,226        --
         Note receivable cancelled on acquisition of property ..................       1,300        2,737        --
         Issuance of partnership units .........................................      24,474         --          --
         Note payable assumed on property obtained through foreclosure .........        --         11,867        --
         Carrying value of real estate exchanged ...............................        --          7,882        --
         Notes payable from acquisition of minority interest in subsidiary .....        --          5,000        --
         Conversion of Series B Preferred Stock into
                  Common Stock .................................................          45         --          --

Consolidation of National Realty, L P
         Carrying value of notes receivable ....................................      52,168         --          --
         Carrying value of real estate .........................................     228,042         --          --
         Carrying value of investment in equity investee eliminated ............      41,182         --          --
         Carrying value of other assets ........................................      32,571         --          --
         Carrying value of minority interest ...................................      15,600         --          --
         Carrying value of the Company Common
                  Stock eliminated .............................................         269         --          --
         Carrying value of notes and interest payable ..........................     295,743         --          --
         Carrying value of accounts payable and other liabilities ..............         751         --          --

Acquisition of IGI properties
         Carrying value of real estate .........................................      51,820         --          --
         Issuance of partnership units .........................................       6,568         --          --
         Carrying value of other assets ........................................      (1,122)        --          --
         Carrying value of notes payable and other liabilities .................      43,713         --          --
         Investment in partnerships ............................................       1,980         --          --

Acquisition of Pizza World Supreme, Inc
         Carrying value of intangible ..........................................        --           --         9,768
         Carrying value of pizza parlor equipment ..............................        --           --          --
         Carrying value of note receivable retired .............................        --           --        10,286
         Carrying value of accounts payable and other liabilities ..............        --           --         2,834



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of American Realty Trust, Inc. and consolidated entities (the "Company") have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 1996 and 1997 have been reclassified to conform to the 1998 presentation. Shares and per share data have been restated for a 2 for 1 forward Common Stock split effected February 17, 1997.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and company business. American Realty Trust, Inc. ("ART"), a Georgia corporation, is successor to a District of Columbia business trust, that primarily invests in real estate and real estate-related entities and purchases and originates mortgage loans.

     Basis of consolidation. The Consolidated Financial Statements include the accounts of ART, and all controlled subsidiaries and partnerships other than National Realty, L.P. ("NRLP") prior to December 31, 1998. The Company used the equity method to account for its investment in NRLP prior to December 31, 1998. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P." All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of the Company's Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended.
Actual results could differ from these estimates.

     Interest recognition on notes receivable. It is the Company's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

     Allowance for estimated losses. Valuation allowances are provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the Company's investment in the note exceeds management's estimate of fair value of the collateral securing such note.

     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight- line method over estimated useful lives, which range from 10 to 40 years.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 121 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss shall be recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

     Investments in equity investees. Because the Company may be considered to have the ability to exercise significant influence over the operating and investment policies of certain of its investees, they are accounted for by the equity method. Under the equity method, the Company's initial investment, recorded at cost, is increased by its proportionate share of the investee's operating income and any additional investment and decreased by the Company's proportionate share of the investee's operating losses and distributions received.

     Present value premiums/discounts. The Company provides for present value premiums and discounts on notes receivable or payable that have interest rates that differ substantially from prevailing market rates and amortizes such premiums and discounts by the interest method over the lives of the related notes. The factors considered in determining a market rate for notes receivable include the borrower's credit standing, nature of the collateral and payment terms of the note.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery, the financing or other method, whichever is appropriate.

     Operating segments. Management has determined that the Company's reportable operating segments are those that are based on the Company's method of internal reporting, which disaggregates its operations by type of real estate.

     Fair value of financial instruments. The Company used the following assumptions in estimating the fair value of its notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable the estimated fair value of the Company's interest in the collateral property was used. For marketable equity securities fair value was based on the year end closing market price of each security. For notes payable the fair value was estimated using current rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Loss per share. Loss per share is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Loss per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year, adjusted for a two for one forward Common Stock split effected February 17, 1997.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 2.  SYNTEK ASSET MANAGEMENT, L.P.

     The Company owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). Until December 18, 1998, SAMLP was the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP, (collectively the "Partnership"). Gene E. Phillips, a Director and Chairman of the Board of the Company until November 16, 1992, is also a general partner of SAMLP. As of December 31, 1998, the Company owned approximately 55.0% of the outstanding limited partner units of NRLP.

     NRLP, SAMLP and Mr. Phillips were among the defendants in a class action lawsuit arising from the formation of NRLP. An agreement settling such lawsuit (the "Settlement Agreement") for the above named defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of an NRLP oversight committee and the establishment of specified annually increasing targets for five years relating to the price of NRLP's units of limited partner interest.

     The Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP oversight committee of the failure of NRLP to meet the unit price targets for two successive years and that it expected to resign as general partner of NRLP and NOLP.

     The Settlement Agreement provided that the withdrawal of SAMLP as general partner would require NRLP to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the NRLP partnership agreement. Syntek Asset Management, Inc. ("SAMI"), the managing general partner of SAMLP, calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at December 31, 1997, before reduction for the principal balance ($4.2 million at December 31, 1997) and accrued interest ($7.2 million at December 31, 1997) on the note receivable from SAMLP for its original capital contribution to the partnership.

     On July 15, 1998, NRLP, SAMLP and the NRLP oversight committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Settlement Agreement. The Cash Distribution Agreement was submitted to the Court on July 23, 1998. On August 4, 1998, the Court entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the plaintiff class members describing the Cash Distribution Agreement. On October 16, 1998, a hearing was held to consider any objections to the Cash Distribution Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert
A. McNeil's legal counsel.

     Pursuant to the order, $11.4 million was deposited by NRLP into an escrow account and then transferred to the control of an independent settlement administrator. The distribution of the cash shall be made to the plaintiff class members pro rata based upon the number of units originally issued to each plaintiff class member upon the formation of NRLP in 1987. The distribution of cash is under the control of the independent settlement administrator. On March 10, 1999, the Court entered an order providing for the initial distribution of the cash not later than March 31, 1999.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     The proposal to elect NRLP Management Corp. ("NMC"), a wholly-owned subsidiary of the Company, as the successor general partner was submitted to the unitholders of NRLP for a vote at a special meeting of unitholders held on December 18, 1998. All units of NRLP owned by the Company and affiliates of SAMLP (approximately 61.5% of the outstanding units of NRLP as of the November 27, 1998 record date) were voted pro rata with the vote of the other limited partners. NMC was elected by a majority of the NRLP unitholders. The Settlement Agreement remained in effect until December 18, 1998, when SAMLP resigned as general partner and NMC was elected successor general partner and took office.

     Under the Cash Distribution Agreement, SAMLP waived its right under the Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest and fees it was entitled to receive upon the election of a successor general partner. As of December 31, 1997, the Redeemable General Partner Interest was calculated to be $49.6 million. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

     Under the Cash Distribution Agreement, NMC assumed liability for SAMLP's note for its original capital contribution to NRLP. In addition, NMC assumed liability for the note which requires the repayment of the $11.4 million paid by NRLP under the Cash Distribution Agreement, plus the $808,000 in court ordered attorney's fees and $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.0% per annum, and is guaranteed by the Company, the parent of NMC. The liability assumed under the Cash Distribution Agreement was expensed as a "litigation settlement" in the accompanying Consolidated Statement of Operations.

     As of December 31, 1998, the Company discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the class action lawsuit. The Company began consolidation of the Partnership's accounts at that date and its operations subsequent to that date. The consolidation of the accounts of the Company with those of the Partnership (after intercompany eliminations) resulted in an increase in the Partnership's net real estate of $60.6 million. This amount was allocated to the individual real estate assets based on their relative individual fair market value.

     The Partnership's operating results for 1998 were as follows:


Revenues .........................................   $ 113,834

Property operating expenses ......................      75,699
Interest .........................................      26,722
Depreciation .....................................       9,691
General and administrative expenses ..............       6,820
                                                     ---------
                                                       118,932
                                                     ---------

(Loss) from operations ...........................      (5,098)
Gain on sales of real estate .....................      52,589
                                                     ---------

Net income .......................................   $  47,491
                                                     =========

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 3.  NOTES AND INTEREST RECEIVABLE


                                                          1998                         1997
                                               ------------------------       ------------------------
                                                Estimated                     Estimated
                                                  Fair           Book           Fair          Book
                                                  Value          Value          Value         Value
                                               ----------       -------       --------       --------
Notes Receivable
  Performing (including $594 in 1998 and
     $1,307 in 1997 from affiliates).......      $44,488        $45,310       $  9,217       $  9,340
Nonperforming..............................        9,200          9,200         26,344         23,212
                                                 -------        -------       --------       --------

                                                 $53,688         54,510        $35,561         32,552
                                                 =======                      ========

Interest receivable........................                       2,648                           380
Unamortized premiums/(discounts)...........                         (72)                         (124)
Deferred gains.............................                      (2,456)                       (4,884)
                                                                -------                      --------

                                                                $54,630                       $27,924
                                                                =======                      ========


     The Company recognizes interest income on nonperforming notes receivable on a cash basis. For the years 1998, 1997 and 1996 unrecognized interest income on such nonperforming notes receivable totaled $716,000, $2.2 million and $1.6 million, respectively.

     Notes receivable at December 31, 1998, mature from 1999 to 2009 with interest rates ranging from 7.2% to 18.0% per annum and a weighted average rate of 11.9% per annum. Notes receivable are generally collateralized by real estate or interests in real estate and personal guarantees of the borrower. A majority of the notes receivable provide for interest to be paid at maturity. Scheduled principal maturities of $37.0 million are due in 1999 of which $3.2 million is due on nonperforming notes receivable.

     In December 1997, the Company sold its Pin Oak land, a 567.6 acre parcel of unimproved land in Houston, Texas, for $11.4 million, receiving net cash of $3.5 million and providing $6.9 million in short-term purchase money financing. The purchase money financing was collected in full in January 1998, the Company receiving net cash of $1.5 million after paying off $5.2 million in underlying mortgage debt and the payment of various closing costs.

     In December 1997, the Company sold a 25.1 acre tract of its Valley Ranch land parcel, for $3.3 million, receiving net cash of $2.2 million and providing $891,000 of short-term purchase money financing. The Company received a $624,000 paydown on the purchase money financing in January 1998 with the remaining $267,000 being received in February 1998.

     In June 1992, the Company sold the Continental Hotel and Casino in Las Vegas, Nevada for, among other consideration, a $22.0 million wraparound mortgage note. The Company recorded a deferred gain of $4.6 million on the sale resulting from a disputed third lien mortgage being subordinated to the Company's wraparound

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

mortgage note. In March 1997, the wraparound note was modified and extended in exchange for the borrower's commitment to invest $2.0 million in improvements to the hotel and casino within four months of March 1997, and an additional $2.0 million prior to December 1997. The borrower stopped making the payments required by the note in April 1997, and did not make the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow foreclosure of the hotel and casino. At the hearing, the bankruptcy court allowed the borrower 90 days to submit a reorganization plan and beginning March 2, 1998 required the borrower to make monthly payments of $175,000. The Company received only the first such payment. The wraparound mortgage note had a principal balance of $22.7 million at March 31, 1998. In April 1998, the bankruptcy court allowed the foreclosure of the hotel and casino. No loss was incurred on foreclosure as the fair market value of the property exceeded the carrying value of the mortgage note. The property is included in real estate held for investment in the accompanying Consolidated Balance Sheet.

     As of December 31, 1998, the Company sold to Basic Capital Management, Inc. ("BCM"), the Company's advisor, three matured mortgage notes at their carrying value of $628,000. No gain or loss was recognized on the sale. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     The borrower on a $1.7 million mortgage note receivable secured by land in Osceola, Florida failed to pay the note on its November 1, 1993 maturity. The Company instituted foreclosure proceedings and was awarded summary judgment in January 1994. In April 1995, the borrower filed for bankruptcy protection. In August 1996, the bankruptcy court's stay was lifted allowing foreclosure to proceed. In February 1997, the Company sold its mortgage note receivable for $1.8 million in cash. A gain of $171,000 was recognized on the sale.

     In September 1997, the Company sold its $16.3 million wraparound mortgage note receivable secured by the Las Vegas Plaza Shopping Center in Las Vegas, Nevada, for $15.0 million. The Company received net cash of $5.5 million after paying off $9.2 million in underlying debt. No loss was incurred on the sale in excess of the reserve previously established.

     In September 1997, the Company foreclosed on its $8.9 million junior mortgage note receivable secured by the Williamsburg Hospitality House in Williamsburg, Virginia. The Company obtained the property through foreclosure subject to the first mortgage of $12.0 million. No loss was incurred on foreclosure as the fair value of the property exceeded the carrying value of the Company's mortgage note receivable and assumed mortgage debt. The property is included in real estate held for investment in the accompanying Consolidated Balance Sheet.

NOTE 4. ALLOWANCE FOR ESTIMATED LOSSES

     Activity in the allowance for estimated losses on notes and interest receivable was as follows:



                                        1998       1997       1996
                                      -------    -------    -------
Balance January 1, ................   $ 2,398    $ 3,926    $ 7,254
     Partnership allowance ........     1,910       --         --
     Amounts charged off ..........      --       (1,528)      --
     Writedown of property ........    (1,731)      --       (3,328)
                                      -------    -------    -------

Balance December 31, ..............   $ 2,577    $ 2,398    $ 3,926
                                      =======    =======    =======

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 5.  REAL ESTATE

     In January 1998, in separate transactions, the Company purchased (1) El Dorado Parkway land, a 8.5 acre parcel of unimproved land in Collin County, Texas, for $952,000, consisting of $307,000 in cash, assumption of the existing mortgage of $164,000 which bears interest at 10% per annum, requires semi-annual payments of principal and interest of $18,000 and matures in May 2005 and seller financing of the remaining $481,000 of the purchase price which bears interest at 8% per annum, requires semi-annual payments of principal and interest of $67,000 and matures in January 2000; (2) Valley Ranch IV land, a 12.3 acre parcel of unimproved land in Irving, Texas, for $2.0 million, consisting of $500,000 in cash and seller financing of the remaining $1.5 million of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000; and, (3) JHL Connell land, a 7.7 acre parcel of unimproved land in Carrollton, Texas, for $1.3 million in cash.

     In February 1998, in separate transactions, the Company purchased (1) Scoggins land, a 314.5 acre parcel of unimproved land in Tarrant County, Texas, for $3.0 million, consisting of $1.5 million in cash and mortgage financing of $1.5 million which bore interest at 14% per annum, required quarterly payments of interest only and matured in February 1999; and, (2) Bonneau land, a 8.4 acre parcel of unimproved land in Dallas County, Texas, for $1.0 million in mortgage financing which bore interest at 18.5% per annum with principal and interest due at maturity in February 1999. The Scoggins land was refinanced in May 1998 and the Bonneau land was refinanced in March 1999.

     In November 1994, the Company and an affiliate of BCM, sold five apartments with a total of 880 units to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest and two mortgage notes receivable, secured by one of the properties. The Company had the option to reacquire the properties at any time after September 1997 for their original sales prices. Accordingly, a deferred gain of $5.6 million was offset against the Company's investment in the partnership. In February 1998, three of the properties, one of which secured the two notes receivable, were reacquired, for $7.7 million. The Company paid $4.0 million in cash and assumed the existing mortgages of $3.7 million. Simultaneously, the Company refinanced the three properties for a total of $7.8 million, receiving net cash of $3.9 million after paying off $3.7 million in mortgage debt and the payment of various costs. The new mortgage bears interest at 9.5% per annum, require monthly principal and interest payments totaling $66,000 and mature in February 2008. In June 1998, the remaining two properties were reacquired for $8.6 million. The Company paid $2.1 million in cash and assumed the existing mortgages totaling $6.5 million. The mortgages bear interest at 8.73% per annum, require monthly principal and interest payments totaling $49,000 and mature in January 2019.

     In March 1998, the Company purchased Desert Wells land, a 420 acre parcel of unimproved land in Palm Desert, California, for $12.0 million. The Company paid $400,000 in cash, obtained mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The mortgage bore interest at the prime rate plus 4.5%, currently 12.25% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to an extension of its matured mortgage to March 2000. All other terms would remain unchanged. The seller financing bore interest at 10% per annum, required monthly payments of interest only and matured in July 1998. The debt was paid in full at maturity.

     In April 1998, the Company purchased Yorktown land, a 325.8 acre parcel of unimproved land in Harris County, Texas, for $7.4 million. The Company paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price. The seller financing bore interest at 8.5% per annum, required monthly interest only payments and matured in February 1999. The Company has received a written commitment from a lender to refinance the matured mortgage in the approximate amount of $5.0 million. The new mortgage is scheduled to close on or about April 15, 1999.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     Also in April 1998, the Company sold a 77.7 acre tract of its Lewisville land parcel for $6.8 million, receiving net cash of $153,000 after paying off first and second lien mortgages totaling $5.9 million and the payment of various closing costs. A gain of $1.9 million was recognized on the sale.

     In May 1998, but effective April 1, 1998, the Company purchased, in a single transaction, twenty-nine apartments with a total of 2,441 units (collectively the "IGI properties") in Florida and Georgia for $56.1 million. The properties were acquired through three newly-formed controlled limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in mortgage debt and issued a total of $6.6 million in Class A limited partner units in the acquiring partnerships, which have the Company as the Class B Limited Partner and a wholly-owned subsidiary of the Company as the Managing General Partner. The Class A limited partners were entitled to a preferred return of $.08 per unit in 1998 and are entitled to an annual preferred return of $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter. The Class A units are exchangeable after April 1, 1999 into shares of Series F Preferred Stock on the basis of ten Class A units for each preferred share. The assumed mortgages bear interest at rates ranging from 7.86% and 11.22% per annum, require monthly principal and interest payments totaling $384,000 and mature between June 1, 2000 and September 2017. See NOTE 13. "PREFERRED STOCK."

     Also in May 1998, the Company purchased the FRWM Cummings land, a 6.4 acre parcel of unimproved land in Farmers Branch, Texas, for $1.2 million in cash.

     Further in May 1998, in separate transactions, the Company sold (1) a 21.3 acre tract of the Parkfield land parcel, for $1.3 million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various costs and, (2) a 15.4 acre tract of the Valley Ranch land parcel, for $1.2 million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. A gain of $670,000 was recognized on the Parkfield sale and a gain of $663,000 was recognized on the Valley Ranch sale.

     In June 1998, in separate transactions, the Company sold (1) a 21.6 acre tract of the Chase Oaks land parcel, for $3.3 million, receiving net cash of $418,000 after paying down by $2.0 million the mortgage secured by such land parcel and the payment of various closing costs; (2) a 150.0 acre tract of the Rasor land parcel, for $6.8 million, receiving net cash of $1.4 million after paying down by $5.3 million the mortgage secured by such land parcel and the payment of various closing costs; and, (3) the entire 315.2 acre Palm Desert land parcel, for $17.2 million, receiving net cash of $8.6 million after paying off $7.2 million in mortgage debt and the payment of various closing costs. A gain of $848,000 was recognized on the Chase Oaks sale, a gain of $789,000 was recognized on the Rasor sale and a gain of $3.9 million was recognized on the Palm Desert sale.

     In July 1998, in separate transactions, the Company purchased (1) the Thompson II land, a 3.5 acre parcel of unimproved land in Dallas County, Texas, for $471,000 in cash; and (2) the Walker land, a 132.6 acre parcel of unimproved land in Dallas County, Texas, for $12.6 million in cash.

     Also in July 1998, the Company purchased the Katrina land, a 454.8 acre parcel of undeveloped land in Palm Desert, California, for $38.2 million. The purchase was made by a newly formed controlled partnership of which a wholly-owned subsidiary of the Company is the general partner and Class B limited partner. The partnership issued $23.2 million Class A limited partnership units and obtained mortgage financing of $15.0 million. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The Class A limited partners were entitled to an annual preferred return of $.07 per unit in 1998, and are entitled to an annual preferred return of $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter. The Class A units may be converted into a total of 231,750 shares of Series H Cumulative Convertible Preferred Stock after July 13, 1999, on the basis of 100 Class A units for each preferred share. See NOTE 13. "PREFERRED STOCK."

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     In July 1998, the Company sold a 2.5 acre tract of its Las Colinas I land parcel, for $1.6 million, receiving net cash of $605,000 after paying down by $750,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. A gain of $869,000 was recognized on the sale.

     In September 1998, a newly formed controlled limited partnership, in which the Company has a combined 95% general and limited partner interest, purchased Messick land, a 72.0 acre parcel of unimproved land in Palm Springs, California, for $3.5 million, paying $1.0 million in cash and obtaining seller financing of the remaining $2.5 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly payments of interest only, principal payments of $300,000 in July 1999 and July 2000, and matures in August 2001.

     Also in September 1998, in separate transactions, the Company sold (1) a
60.0 acre tract of the Parkfield land parcel, for $1.5 million, receiving no net cash after paying down by $1.4 million the mortgage secured by such land parcel and the payment of various closing costs; (2) the remaining 10.5 acres of the BP Las Colinas land parcel for $4.7 million, receiving net cash of $1.8 million after paying off the $2.7 million mortgage secured by such land parcel and the payment of various closing costs; (3) the entire 30.0 acre Kamperman land parcel for $2.4 million, receiving net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by such parcel and the payment of various closing costs; and (4) a 1.1 acre tract of the Santa Clarita land parcel for $543,000, receiving net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. A gain of $44,000 was recognized on the Parkfield sale, a gain of $3.4 million was recognized on the BP Las Colinas sale, a gain of $969,000 was recognized on the Kamperman sale and a gain of $409,000 was recognized on the Santa Clarita sale.

     Further in September 1998, in separate transactions, the Company purchased
(1) the HSM land, a 6.2 acre parcel of unimproved land in Farmers Branch, Texas, for $2.2 million in cash; (2) the Vista Ridge land, a 160.0 acre parcel of unimproved land in Lewisville, Texas, for $15.6 million, consisting of $3.1 million in cash and mortgage financing of $12.5 million which bears interest at 15.5% per annum, requires monthly interest only payments at a rate of 12.5% per annum, with the deferred interest and principal due at maturity in July 1999; and (3) the Marine Creek land, a 54.2 acre parcel of unimproved land in Fort Worth, Texas, for $2.2 million in cash.

     In October 1998, in separate transactions, the Company purchased (1) Vista Business Park land, a 41.8 acre parcel of unimproved land in Travis County, Texas, for $3.0 million, consisting of $730,000 in cash and mortgage financing of $2.3 million which bears interest at 8.9% per annum, requires monthly payments of interest only and matures in September 2000; (2) Mendoza land, a .35 acre parcel of unimproved land in Dallas, Texas, for $180,000, consisting of $27,000 in cash and seller financing of the remaining $153,000 of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in October 2001; (3) Croslin land, a .8 acre parcel of unimproved land in Dallas, Texas, for $306,000, consisting of $46,000 in cash and seller financing of the remaining $260,000 of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in October 2001; and (4) Stone Meadows land, a 13.5 acre parcel of unimproved land in Houston, Texas, for $1.6 million, consisting of $491,000 in cash and seller financing of the remaining $1.1 million of the purchase price, which bears interest at 10% per annum, requires quarterly principal and interest payments of $100,000 and matures in October 1999.

     In November 1998, the Company purchased Mason/Goodrich land, a 265.5 acre parcel of unimproved land in Houston, Texas, for $10.9 million, consisting of $3.7 million in cash and mortgage financing of $7.2 million. The mortgage bore interest at 8.9% per annum, required monthly interest only payments and matured in February 1999. The lender has agreed to extend its matured mortgage to September 1999, for a $500,000 principal paydown. All other terms would remain unchanged.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     In November 1998, the Company purchased two apartments with a total of 423 units in Indianapolis, Indiana for $7.2 million. The properties were acquired through a newly-formed controlled partnership. The partnership paid a total of $14,000 in cash, assumed $5.9 million in mortgage debt and issued $1.3 million in Class A limited partner units in the acquiring partnership, in which the Company is the Class B limited partner and a wholly-owned subsidiary of the Company is the Managing General Partner. The Class A limited partners are entitled to a preferred return of $.07 per annum per unit. The Class A units are exchangeable after November 18, 1999, into shares of Series F Cumulative Convertible Preferred Stock on the basis of ten units for each preferred share. The assumed mortgages bear interest at 9.95% per annum and 10.75% per annum, one requires monthly payments of interest and principal of $25,000 and matures October 2012 and the other requires monthly interest only payments and matures in June 1999.

     In December 1998, in separate transactions, the Company purchased (1) Plano Parkway land, a 81.2 acre parcel of unimproved land in Plano, Texas, for $11.0 million, consisting of $2.2 million in cash and seller financing of the remaining $8.9 million of the purchase price, which bore interest at 10% per annum and required the payment of principal and interest at maturity in January 1999; and, (2) Van Cattle land, a 126.6 acre parcel of unimproved land in McKinney, Texas, for $2.0 million, consisting of $500,000 in cash and seller financing of the remaining $1.5 million of the purchase price, which bears interest at 10% per annum, requires interest only payments and matures in December 2000.

     Also in December 1998, the Company sold two tracts totaling 63.1 acres of the Valley Ranch land parcel for a total of $4.2 million, receiving net cash of $135,000 after paying down by $3.0 million the mortgage secured by such land parcel and the payment of various closing costs. No gain or loss was recognized on the sales.

     At December 31, 1997, the Company had under construction One Hickory Center, a 102,615 sq. ft office building in Farmers Branch, Texas. Construction was completed in December 1998, at cost of $7.8 million.

     In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000, respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write down was necessitated by an increase in the acreage designated as flood plain.

     In September 1997, the Company purchased the Collection, a 267,812 sq. ft. retail and commercial center in Denver, Colorado, for $19.5 million. The Company paid $791,000 in cash, assumed existing mortgages totaling $14.7 million and issued 400,000 shares of Series F Cumulative Convertible Preferred Stock. See
NOTE 13. "PREFERRED STOCK." A first mortgage in the amount of $14.2 million bears interest at 8.64% per annum, requires monthly principal and interest payments of $116,000 and matures in May 2017. A second lien mortgage in the amount of $580,000 bears interest at 7% per annum until April 2001, 7.5% per annum from May 2001 to April 2006, and 8% per annum from May 2006 to May 2010, requires monthly principal and interest payments of $3,000 and matures in May 2010.

     In October 1997, the Company contributed its Pioneer Crossing land in Austin, Texas, to a limited partnership in exchange for $3.4 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the $16.1 million mortgage debt secured by the property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A limited partner units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 360,000 shares of Series F Cumulative Convertible Preferred Stock at any time prior to the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     Also in October 1997, the Company contributed its Denver Merchandise Mart in Denver, Colorado, to a limited partnership in exchange for $6.0 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the $23.0 million in mortgage debt secured by the property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 529,000 shares of Series F Cumulative Convertible Preferred Stock at any time prior to the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

     Further in October 1997, the Company purchased the Piccadilly Inns, four hotels in Fresno, California, with a total of 697 rooms, for $33.0 million. The Company issued 1.6 million shares of its Series F Cumulative Convertible Preferred Stock for $16.0 million of the purchase price and obtained mortgage financing of $19.8 million. See NOTE 13. "PREFERRED STOCK." The Company received net financing proceeds of $2.2 million after the payment of various closing costs. The mortgage bears interest at 8.40% per annum, requires monthly principal and interest payments of $158,000 and matures in November 2012.

     In October 1997, a newly formed controlled partnership, of which the Company is the general partner and Class B limited partner, purchased Vineyards land, a 15.8 acre parcel of unimproved land in Tarrant County, Texas, for $4.5 million. The partnership paid $800,000 in cash, assumed the existing mortgage of $2.5 million and issued the seller $1.1 million of Class A limited partner units in the partnership as additional consideration. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be exchanged for either shares of the Company's Series G Preferred Stock on or after the second anniversary of the closing at the rate of one share of Series G Preferred Stock for each 100 Class A units exchanged, or on or after the third anniversary of the closing, the Class A units may be exchanged for shares of the Company's Common Stock. The assumed mortgage bore interest at 12.95% per annum required quarterly payments of interest only and matured in June 1998. See NOTE 13. "PREFERRED STOCK."

     Also in October 1997, the Company sold a 11.6 acre tract of its Valley Ranch land parcel for $1.2 million. The net cash proceeds of $990,000, after the payment of various closing costs, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land parcel. The certificate of deposit was released to the lender in December 1997, in conjunction with the payoff of the loan. A gain of $629,000 was recognized on the sale.

     In November 1997, the Company sold two tracts of its Valley Ranch land, totaling 8 acres, for $577,000. The net cash proceeds of $451,000, after the payment of various closing costs, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land parcel. The certificate of deposit was released to the lender in December 1997 in conjunction with the payoff of the loan. A gain of $216,000 was recognized on the sale.

     Also in December 1997, the Company exchanged a 43.0 acre tract of its Valley Ranch land parcel for Preston Square, a 35,508 sq. ft. shopping center in Dallas, Texas. In accordance with the provisions of the term loan securing the Valley Ranch land parcel, the Company paid $2.8 million to the lender in exchange for the lender's release of its collateral interest in such land. Simultaneously, the Company obtained new mortgage financing of $2.5 million secured by the shopping center. The mortgage bears interest at 8.2% per annum, requires monthly payments of interest only and matures in December 1999. The Company recognized no gain or loss on the exchange.

     Also in 1997, the Company purchased 25 parcels of unimproved land; Scout, 546 acres in Tarrant County, Texas; Katy Road, 130.6 acres in Harris County, Texas; McKinney Corners I, 30.4 acres in Collin County, Texas;

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

McKinney Corners II, 173.9 acres in Collin County, Texas; McKinney Corners III,
15.5 acres in Collin County, Texas; Lacy Longhorn, 17.1 acres in Farmers Branch, Texas; Chase Oaks, 60.5 acres in Plano, Texas; Pioneer Crossing, 1,448 acres in Austin, Texas; Kamperman, 129.6 acres in Collin County, Texas; Keller, 811.8 acres in Tarrant County, Texas; McKinney Corners IV, 31.3 acres in Collin County, Texas; Pantex, 182.5 acres in Collin County, Texas; Dowdy/McKinney V,
174.7 acres in Collin County, Texas; Perkins, 645.4 acres in Collin County, Texas; LBJ, 10.4 acres in Dallas County, Texas; Palm Desert, 315.2 acres in Palm Desert, California; Thompson, 4 acres in Dallas County, Texas; Santa Clarita,
20.6 acres in Santa Clarita, California; Tomlin, 9.2 acres in Dallas County, Texas; Rasor, 378.2 acres in Plano, Texas; Dalho, 3.4 acres in Farmers Branch, Texas; Hollywood Casino, 51.7 acres in Farmers Branch, Texas; Valley Ranch III,
12.5 acres in Irving, Texas; and, Stagliano, 3.2 acres in Farmers Branch, Texas. The Company paid a total of $44.4 million in cash and either obtained mortgage financing or assumed existing mortgage debt for the remaining $77.2 million of the purchase prices. In conjunction with the Rasor purchase, the Company transferred its Perkins land to the seller as part of the purchase price.

     In September 1997, the Company sold the Mopac Building, a 400,000 sq. ft. office building, in St. Louis, Missouri, for $1.0 million, receiving net cash of $1.0 million after the payment of various closing costs. In accordance with the provisions of the Las Colinas I term loan, the Company applied $350,000 of the net cash received to paydown the term loan in exchange for the lender's release of its collateral interest in the property. A gain of $481,000 was recognized on the sale.

     In December 1997, the Company sold Park Plaza, a 105,507 sq. ft. shopping center in Manitowoc, Wisconsin, for $4.9 million, receiving net cash of $1.6 million, after paying off $3.1 million in mortgage debt and the payment of various closing costs. A gain of $105,000 was recognized on the sale.

     Also in 1997, the Company sold all or portions of six land parcels; 12.6 acres of Las Colinas I in Irving, Texas; 40.2 acres of BP Las Colinas in Las Colinas, Texas; 73.8 acres of Valley Ranch in Irving, Texas; 86.5 acres of Rasor in Plano, Texas; 32.0 acres of Parkfield in Denver, Colorado; and 567.6 acres of Pin Oak in Houston, Texas. The Company received $14.2 million in net cash after paying off $15.7 million in mortgage debt and the payment of various closing costs. Gains totaling $16.5 million were recognized on the sales.

     In 1991, the Company purchased all of the capital stock of a corporation which owned 198 developed residential lots in Fort Worth, Texas. Through December 31, 1998, 197 of the residential lots had been sold.

NOTE 6.  INVESTMENTS IN EQUITY INVESTEES

     The Company's investment in equity investees at December 31, 1998, included
(1) equity securities of three publicly traded real estate investment trusts, Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI") (collectively the "REITs"); and (2) interests in real estate joint venture partnerships. BCM, the Company's advisor, serves as advisor to the REITs, and performs certain administrative and management functions for NRLP and NOLP on behalf of NMC. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

     The Company accounts for its investment in the REITs, the joint venture partnerships and accounted for its investment in NRLP and NOLP prior to December 31, 1998, using the equity method as more fully described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Investments in equity investees." As of December 31, 1998, the accounts of NRLP and NOLP are consolidated with those of the Company. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

     Substantially all of the Company's equity securities of the REITs and NRLP are pledged as collateral for borrowings. See NOTE 10. "MARGIN BORROWINGS."

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     The Company's investment in equity investees accounted for using the equity method, at December 31, 1998 was as follows:

                              Percentage           Carrying            Equivalent
                           of the Company's        Value of             Investee            Market Value
                             Ownership at       Investment at         Book Value at       of Investment at
Investee                   December 31, 1998   December 31, 1998    December 31, 1998     December 31, 1998
--------                   -----------------   -----------------    -----------------     -----------------
CMET................             40.9%                $15,550               $35,727              $25,052
IORI................             30.0                   3,132                 7,068                3,034
TCI.................             31.0                  10,291                28,251               15,398

                                                       28,973                                    $43,484
                                                                                                 =======

Other...............                                    5,460
                                                      -------

                                                      $34,433
                                                      =======


     The Company's investment in equity investees accounted for using the equity method, at December 31, 1997 was as follows:


                              Percentage           Carrying            Equivalent
                           of the Company's        Value of             Investee            Market Value
                             Ownership at        Investment at        Book Value at       of Investment at
Investee                   December 31, 1997   December 31, 1997    December 31, 1997     December 31, 1997
--------                   -----------------   -----------------    -----------------     -----------------
NRLP.....................        54.4%                $11,479            $        *             $ 83,018
CMET.....................        40.6                  14,939                35,745               25,733
IORI.....................        29.7                   3,511                 7,439                5,176
TCI......................        30.6                   8,378                26,652               20,664
                                                      -------                                   --------
                                                       38,307                                   $134,591
                                                                                                ========

General partner interest
in NRLP and NOLP.........                               6,230
Other....................                               1,314
                                                      -------
                                                      $45,851
                                                      =======


----------------
* At December 31, 1997, NRLP reported a deficit partners' capital. The Company's share of NRLP's revaluation equity, however, was $198.9 million. Revaluation equity is defined as the difference between the estimated current value of the partnership's real estate, adjusted to reflect the partnership's estimate of disposition costs, and the amount of the mortgage notes payable and accrued interest encumbering such property as reported in NRLP's Annual Report on Form 10-K for the year ended December 31, 1997.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The Company's management continues to believe that the market value of each of the REITs and NRLP undervalues their assets and the Company has, therefore, continued to increase its ownership in these entities in 1998, as its liquidity has permitted.

     In April 1996, the Company purchased a 28% general partner interest in Campbell Center Associates, Ltd. ("Campbell Associates"), which in turn had a 56.25% interest in Campbell Centre Joint Venture, which owned a 413,175 sq. ft. office building in Dallas, Texas, for $550,000 in cash and a $500,000 note. In January 1997, the Company exercised its option to purchase an additional 28% general partner interest in Campbell Associates, for $300,000 in cash and a $750,000 note. In July 1997, the Company purchased an additional 9% general partner interest in Campbell Associates, for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc., a wholly-owned subsidiary of the Company, acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, the Company purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million in cash. In June 1998, Campbell Centre Joint Venture sold the office building for $32.2 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

     In June 1996, a newly formed limited partnership, of which the Company is a 1% general partner, purchased 580 acres of unimproved land in Collin County, Texas, for $5.7 million in cash. The Company contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement provided that the limited partner receive a 12% preferred cumulative return on his investment before any sharing of partnership profits occurs. In April 1997, the partnership sold a 35.0 acre tract for $1.3 million. Net cash of $1.2 million was distributed to the limited partner. The partnership recognized a gain of $884,000 on the sale. In July 1997, the partnership sold a 24.6 acre tract for $800,000. Net cash of $545,000 was distributed to the limited partner. The partnership recognized a gain of $497,000 on the sale. In September 1997, the partnership sold a 77.2 acre tract for $1.5 million. No net cash was received. The partnership recognized a gain of $704,000 on the sale. In October 1997, the partnership sold a 96.5 acre tract for $1.7 million. Net cash of $1.1 million was distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $691,000 on the sale. In December 1997, the partnership sold a 94.4 acre tract for $2.5 million. Of the net cash $1.8 million was distributed to the limited partner and $572,000 was distributed to the Company as general partner in accordance with the partnership agreement. The partnership recognized a gain of $1.4 million on the sale. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million, receiving $721,000 in cash and providing financing of an additional $2.2 million. Of the net cash, $300,000 was distributed to the limited partner and $300,000 was distributed to the Company as general partner. The seller financing was collected at maturity, in July 1998, with the net cash distributed $1.1 million to the limited partner and $1.1 million to the Company as general partner. The partnership recognized a gain of $1.2 million on the sale. In September 1998, the partnership sold the remaining 96.59 acres for $1.3 million. Of the net cash $587,000 was distributed to the limited partner and $587,000 was distributed to the Company as general partner. The partnership recognized a gain of $128,000 on the sale.

     In September 1997, a newly formed limited partnership, of which the Company is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. The Company contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. In September 1997, the partnership obtained financing of $6.5 million secured by the land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, the Company receiving a return of $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. One of the limited partners in the partnership was, at the time, a limited partner in a partnership that owned

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

approximately 15.8% of the Company's outstanding shares of Common Stock. See
NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     In January 1992, the Company entered into a partnership agreement with an entity affiliated with, at the time, a limited partner in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock, that acquired 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 of the residential lots had been sold. During 1998, an additional 52 lots were sold with 21 lots remaining to be sold at December 31, 1998. During 1997 and 1998, each partner received $21,000 and $418,000 in return of capital distributions and $12,000 and $493,000 in profit distributions.

     Set forth below are summary financial data for equity investees owned over 50%:


                                                                      1997
                                                                    ---------
Property and notes receivable, net...........................       $ 236,367
Other assets.................................................          43,213
Notes payable................................................        (339,102)
Other liabilities............................................         (17,311)
                                                                    ---------

Equity.......................................................       $ (76,833)
                                                                    =========



     The above table includes the accounts of NRLP in 1997. In 1998, NRLP's accounts are included in the accompanying Consolidated Balance Sheet. See NOTE
2. "SYNTEK ASSET MANAGEMENT, L.P."



                                                       1998         1997         1996
                                                     ---------    ---------    ---------
Revenues .........................................   $ 113,834    $ 117,461    $ 109,501
Depreciation .....................................      (9,691)     (10,214)     (10,783)
Interest .........................................     (26,722)     (34,481)     (34,601)
Operating expenses ...............................     (82,519)     (74,195)     (65,789)
                                                     ---------    ---------    ---------

Income (loss) before gains on sale of real
 estate and extraordinary gains ..................      (5,098)      (1,429)      (1,672)
Gains on sale of real estate .....................      52,589        8,356           61
                                                     ---------    ---------    ---------

Net income .......................................   $  47,491    $   6,927    $  (1,611)
                                                     =========    =========    =========


     The difference between the carrying value of the Company's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The Company's equity share of:


                                                            1998        1997       1996
                                                          --------    --------   --------
Income (loss) before gains on sale of real estate .....   $ (2,794)   $    654   $   (249)
Gains on sale of real estate ..........................     34,055       3,022       --
                                                          --------    --------   --------
Net income ............................................   $ 31,261    $  3,676   $   (249)
                                                          ========    ========   ========


     Set forth below are summary financial data for equity investees owned less than 50%:

                                                  1998         1997
                                                ---------    ---------
Property and notes receivable, net ..........   $ 734,857    $ 631,825
Other assets ................................      69,829       80,789
Notes payable ...............................    (577,167)    (483,064)
Other liabilities ...........................     (25,474)     (28,326)
                                                ---------    ---------

Equity ......................................   $ 202,045    $ 201,224
                                                =========    =========



                                                       1998         1997          1996
                                                     ---------    ---------    ---------
Revenues .........................................   $ 150,163    $ 129,531    $ 101,246
Depreciation .....................................     (20,954)     (17,429)     (14,408)
Provision for losses .............................         506       (1,337)         844
Interest .........................................     (49,915)     (38,537)     (30,401)
Operating expenses ...............................     (91,868)     (85,387)     (69,698)
                                                     ---------    ---------    ---------

(Loss) before gains on sale of real estate
 and extraordinary gains .........................     (12,068)     (13,159)     (12,417)
Gains on sale of real estate .....................      18,642       34,297       11,701
Extraordinary gains ..............................        --           --          1,068
                                                     ---------    ---------    ---------

Net income (loss) ................................   $   6,574    $  21,138    $     352
                                                     =========    =========    =========

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The Company's equity share of:

                                                            1998        1997        1996
                                                          --------    --------    --------
(Loss) before gains on sale of real estate and
 extraordinary gains ..................................   $   (686)   $ (3,703)   $ (3,292)
Gains on sale of real estate ..........................      7,391        --         4,645
Extraordinary gains ...................................       --        10,524         381
                                                          --------    --------    --------

Net income (loss) .....................................   $  6,705    $  6,821    $  1,734
                                                          ========    ========    ========


     The Company's cash flow from the REITs and NRLP is dependent on the ability of each of the entities to make distributions. CMET and IORI have been making quarterly distributions since the first quarter of 1993, NRLP since the fourth quarter of 1993 and TCI since the fourth quarter of 1995. In 1998, the Company received distributions totaling $3.0 million from the REITs and $7.2 million from NRLP, including distributions accrued at December 31, 1997, but not received until 1998. In 1997, the Company received total distributions from the REITs of $1.4 million and $1.4 million from NRLP and accrued an additional $6.7 million in NRLP and TCI distributions that were not received until January 1998.

     The Company's investments in the REITs and NRLP were initially acquired in 1989. In 1998, the Company purchased an additional $1.1 million of equity securities of the REITs and NRLP.

NOTE 7.  MARKETABLE EQUITY SECURITIES--TRADING PORTFOLIO

     In 1994, the Company began purchasing equity securities of entities other than those of the REITs and NRLP to diversify and increase the liquidity of its margin accounts. In 1998, the Company purchased $15.1 million and sold $5.2 million of such securities. These equity securities are considered a trading portfolio and are carried at market value. At December 31, 1998, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of 6.1 million. In 1998, the Company realized a net loss of $112,000 from the sale of trading portfolio securities and received 79,000 in dividends. At December 31, 1997, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $850,000. In 1997, the Company realized a net gain of $154,000 from the sale of trading portfolio securities and received $107,000 in dividends. In 1996, the Company realized a net gain of $29,000 from the sale of trading portfolio securities and received $163,000 in dividends. At December 31, 1996, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $486,000. Unrealized and realized gains and losses in the trading portfolio are included in other income in the accompanying Consolidated Statements of Operations.

NOTE 8.  ACQUISITION OF PIZZA WORLD SUPREME, INC.

     In April 1996, a wholly-owned subsidiary of the Company purchased, for $10.7 million in cash, 80% of the common stock of Pizza World Supreme, Inc. "PWSI", which in turn had acquired 26 operating pizza parlors in various communities in California's San Joaquin Valley. Concurrent with the purchase, the Company granted to an individual an option to purchase 36.25% of the Company's subsidiary at any time for the Company's net investment in such subsidiary. In May 1997, the Company acquired the remaining 20% of PWSI for $5.0 million, the sellers providing purchase money financing in the form of two $2.5 million term loans. The term loans bear interest at 8% per annum, require quarterly payments of interest only and mature in May 2007.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 9.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:


                                                       1998                            1997
                                             ------------------------        -----------------------
                                             Estimated                       Estimated
                                                Fair           Book             Fair          Book
                                                Value         Value             Value         Value
                                             --------        --------         --------      --------
Notes payable
 Mortgage loans.................             $723,567        $736,320         $ 84,050      $ 96,654
 Borrowings from financial
  institutions..................               17,546          17,074          170,491       153,369
 Notes payable to affiliates....                5,519           5,049            7,342         4,570
                                             --------        --------         --------      --------

                                             $746,632        $758,443         $261,883      $254,593
                                             ========                         ========

Interest payable ($5,440 in 1998
  and $4,836 in 1997 to
  affiliates)...................                                9,829                          7,393
                                                             --------                       --------

                                                             $768,272                       $261,986
                                                             ========                       ========



     Scheduled principal payments on notes payable are due as follows:




1999............................             $167,955
2000............................               77,920
2001............................               41,855
2002............................               34,090
2003............................              151,097
Thereafter......................              285,526
                                             --------

                                             $758,443
                                             ========



     Stated interest rates on notes payable ranged from 6.2% to 18.5% per annum at December 31, 1998, and mature in varying installments between 1999 and 2017. At December 31, 1998, notes payable were collateralized by mortgage notes receivable with a net carrying value of $22.7 million and by deeds of trust on real estate with a net carrying value of $636.3 million. Excluded from interest expense in the accompanying Consolidated Statement of Operations is capitalized interest of $67,000 in 1997.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     In February 1998, the Company financed its unencumbered Kamperman land in the amount of $1.6 million, receiving net cash of $1.5 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

     Also in February 1998, the Company refinanced its Vineyards land in the amount of $3.4 million, receiving net cash of $2.3 million, after paying off $540,000 in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9% per annum, requires monthly payments of interest only and matures in February 2000.

     Further in February 1998, the Company financed its unencumbered Valley Ranch land in the amount of $4.3 million, receiving net cash of $4.1 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

     In March 1998, the Company financed its unencumbered Stagliano and Dalho land in the amount of $800,000, receiving net cash of $790,000 after the payment of various closing costs. The mortgage bore interest at 18.5% per annum, with principal and interest due at maturity in February 1999. The JHL Connell land was pledged as additional collateral for this loan. In March 1999, the Company refinanced the mortgage debt secured by these properties along with the mortgage debt secured by its Bonneau land parcel under the Las Colinas I term loan in the amount of $703,000. The Company paid an additional $1.5 million in cash to pay off the $2.1 million in mortgage debt and accrued but unpaid interest.

     Also in March 1998, the Company refinanced the mortgage debt secured by its McKinney Corners I, II, III, IV and V and Dowdy land in the amount of $20.7 million, receiving net cash of $5.9 million after paying off $2.5 million in mortgage debt, the paydown of $10.2 million on the Las Colinas I term loan and the payment of various closing costs. The mortgage bore interest at 12.0% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to extend its mature mortgage to January 2000, for a 2% fee and a paydown of any net refinancing proceeds received by the Company from refinancing the Williamsburg Hospitality House. All other terms would remain unchanged.

     In April 1998, the Company obtained a second lien mortgage of $2.0 million secured by its BP Las Colinas land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The second lien mortgage bore interest at 12% per annum with principal and interest paid at maturity in October 1998. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     Also in April 1998, the Company refinanced the mortgage debt secured by its Parkfield land in the amount of $7.3 million, receiving net cash of $1.2 million after paying off $5.0 million in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000.

     In May 1998, the Company refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan, receiving net cash of $6.6 million after paying off mortgage debt of $1.4 million on the Scout land and $1.5 million on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs. The Company also pledged 250,000 shares of its Common Stock and BCM, the Company's advisor, pledged 177,000 shares of the Company's Common Stock as additional collateral on the term loan.

     In July, the Company financed its unencumbered Walker land in the amount of $13.3 million, receiving net cash of $12.8 million after the payment of various closing costs. The mortgage bears interest at 15.5% per annum,

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


requires monthly payments of interest only and matures in July 1999. The mortgage is also secured by the FRWM Cummings land.

     In August 1998, the Company financed its unencumbered Keller land in the amount of $5.0 million under the Las Colinas I term loan, receiving net cash of $4.9 million after the payment of various closing costs.

     In September 1998, the Company obtained second lien financing of $5.0 million secured by its Katy Road land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The second lien mortgage bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in April 1999. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     In October 1998, the Company financed its unencumbered Rasor land in the amount of $15.0 million, receiving net cash of $13.5 million after the payment of various closing costs. Portions of the Company's Las Colinas and Valwood land parcels are included as additional collateral. The Company used the proceeds from this loan along with an additional $1.8 million to payoff the $15.8 million in mortgage debt secured by its Las Colinas I and Valwood land parcels. The new mortgage bears interest at 14% per annum, required a principal reduction payment of $3.0 million in November 1998, requires monthly interest only payments and matures in September 1999.

     Also in October 1998, the Company financed its unencumbered Marine Creek and HSM land in the amount of $2.8 million under the Las Colinas I term loan, receiving net cash of $2.7 million after the payment of various closing costs.

     In December 1998, the Company financed its unencumbered Valwood land in the amount of $12.0 million, receiving net cash of $4.7 million after paying down by $5.5 million the Rasor land mortgage and the payment of various closing costs. The mortgage bears interest at 13% per annum, requires monthly interest only payments and matures in December 2000.

     Notes payable to affiliates at December 31, 1997 included a $4.2 million note due to NRLP as payment for the general partner interest in NRLP. The note bears interest at 10% per annum compounded semi-annually and matures in September 2007. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

     In 1997, the Company financed six unencumbered properties and refinanced an additional four properties in the total amount of $80.5 million, receiving net cash of $32.7 million after paying off $42.7 million in debt. The mortgages bore interest at rates ranging from 9.0% to 18.5% per annum and matured from February 1999 to December 2000.

NOTE 10.  MARGIN BORROWINGS

     The Company has margin arrangements with various brokerage firms which provide for borrowings of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the REITs, NRLP and the Company's trading portfolio of marketable equity securities and bear interest rates ranging from 7.0% to 11.0% per annum. Margin borrowings were $35.8 million at December 31, 1998, and $53.4 million at December 31, 1997, 43.9% and 39.7%, respectively, of the market values of such equity securities at such dates.

     In August 1996, the Company consolidated its existing NRLP margin debt held by various brokerage firms into a single loan of $20.3 million. In July 1997, the lender advanced an additional $3.7 million, increasing the loan balance to $24.0 million. The loan was secured by the Company's NRLP units with a market value of at least 50%

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

of the principal balance of the loan. The Company paid down the loan by $14.0 million in September 1998 and an additional $5.0 million in October 1998. At December 31, 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

NOTE 11.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1998, the Company obtained a $95.0 million line of credit from Garden Capital, L.P. ("GCLP"), which is a partnership controlled by NOLP. The Company received fundings of $18.9 million in November 1998, $31.1 million in December 1998, and an additional $26.7 million in the first quarter of 1999. The line of credit is secured by second liens on the Company's Waters Edge III, Edgewater Gardens, Chateau Bayou, and Sunset Apartments, its Rosedale Towers Office Building, Katy Road land and the stock of its wholly-owned subsidiaries, NMC, the general partner of Partnership, and ART Holdings, Inc., which owns 3,349,535 NRLP units of limited partner interest. The loan bears interest at 12% per annum, requires monthly interest only payments and matures in November 2003. The Company accounted for its investment in the Partnership under the equity method until December 1998 when NMC was elected general partner of the Partnership. As of December 31, 1998, the accounts of the Partnership are consolidated with those of the Company. The line of credit is eliminated in consolidation. See NOTE 2 "SYNTEK ASSET MANAGEMENT, L.P."

     In August 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM, with a market value at the time of $4.0 million. The Company received net cash of $2.0 million after the payment of various closing costs. The loan was paid in full from the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $10.4 million. The Company received net cash of $2.0 million after paying off the $2.0 million loan. In January 1998, the lender made an additional $2.0 million loan. This loan is also secured by a pledge of Common Stock of the Company owned by BCM with a market value at the time of $4.7 million. The Company received net cash of $2.0 million. The loans mature in February 2000.

     In September 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value, at the time, of $9.1 million. The Company received net cash of $2.0 million after the payment of various closing costs. In October 1998, the lender advanced an additional $1.0 million, increasing the loan balance to $3.0 million. The loan matures in January 2000.

     In May, June and July 1997, the Company obtained a total of $8.0 million in mortgage loans from entities and trusts affiliated with the limited partner, at the time, in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock. See NOTE 9. "NOTES AND INTEREST PAYABLE." In January 1998, one of the loans in the amount of $2.0 million was paid off and in April 1998, a second loan in the amount of $3.0 million was also paid off. In April 1998, the Company obtained an additional $2.0 million loan from such entities. In July 1998, the third loan of $3.0 million loan was paid off. In September 1998, the Company obtained a $5.0 million loan from such entities. In October 1998, the April $2.0 million loan was paid off. In December 1998, the Company obtained a $2.0 million loan from such entities. At December 31, 1998, loans with a

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


principal balance of $7.0 million were outstanding, they bear interest at 12.5% per annum compounded monthly and mature in April 1999 and May 1999. See NOTE 9. "NOTES AND INTEREST PAYABLE."

     As of December 31, 1998, the Company sold to BCM three matured mortgage notes, at their carrying value of $628,000. No gain or loss was recognized on the sale. See NOTE 3. "NOTES AND INTEREST RECEIVABLE."

NOTE 12.  DIVIDENDS

     In June 1996, the Board of Directors resumed the payment of quarterly dividends on the Company's Common Stock. Common dividends totaling $2.3 million or $.20 per share were declared in 1998, $2.0 million or $.20 per share in 1997 and $1.5 million or $.15 per share in 1996. The Company reported to the Internal Revenue Service that 100% of the dividends paid in 1998 and 1996 represented a return of capital and 100% of the dividends paid in 1997 represented ordinary income.

NOTE 13.  PREFERRED STOCK

     The Company's Series B 10% Cumulative Convertible Preferred Stock consisted of a maximum of 4,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series B Preferred Stock was convertible between May 8, 1998 and June 8, 1998, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock on the prior 30 trading days. In May 1998, the 4,000 shares of Series B Preferred Stock outstanding were converted into 30,211 shares of the Company's Common Stock.

     The Company's Series C 10% Cumulative Convertible Preferred Stock consisted of a maximum of 16,681 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series C Preferred Stock was convertible between November 25, 1998 and February 23, 1999, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock on the prior 30 trading days. In November 1998, the 16,681 outstanding shares of Series C Preferred Stock were redeemed at their liquidation preference of $100.00 per share plus accrued and unpaid dividends.

     The Company's Series D 9.5% Cumulative Preferred Stock consists of a maximum of 91,000 shares with a par value of $2.00 per share and a liquidation preference of $20.00 per share. Dividends are payable at the rate of $1.90 per year or $.475 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series D Preferred Stock is reserved for the conversion of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units may be exchanged for Series D Preferred Stock at the rate of 20 Class A units for each share of Series D Preferred Stock. No more than one-third of the Class A units may be exchanged prior to May 31, 2001. Between June 1, 2001 and May 31, 2006 all unexchanged Class A units are exchangeable. At December 31, 1998, none of the Series D Preferred Stock was issued.

     The Company's Series E 10% Cumulative Convertible Preferred Stock consists of a maximum of 80,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors, for periods prior to November 4, 1999 and $11.00 per year or $2.75 per quarter thereafter. The Series E Preferred Stock is reserved for the conversion of the Class A limited partner units of Valley Ranch, L.P. The Class A units may be exchanged for Series E Preferred

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. The Series E Preferred Stock is convertible into Common Stock of the Company at 80% of the average daily closing price of the Company's Common Stock on the prior 20 trading days. Only 37.50% of the Series E Preferred Stock may be converted prior to November 3, 1999. Between November 4, 1999 and November 3, 2001 an additional 12.50% of the Series E Preferred Stock may be converted, and the remainder may be converted on or after November 4, 2001. At December 31, 1998, none of the Series E Preferred Stock was issued.

     The Company's Series F 10% Cumulative Convertible Preferred Stock consists of a maximum of 15,000,000 shares with a par value of $2.00 per share and a liquidation preference of $10.00 per share. Dividends are payable at the rate of $1.00 per year or $.25 per quarter to stockholders of record on the 15th day of eachMarch, June, September and December when and as declared by the Board of Directors. The Series F Preferred Stock may be converted, after August 15, 2003, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock for the prior 20 trading days. At December 31, 1998, 3,350,000 shares of Series F Preferred Stock were issued and outstanding and 1,948,797 shares were reserved for issuance as future consideration in various business transactions.

     The Company's Series G 10% Cumulative Convertible Preferred Stock consists of a maximum of 11,000 shares with a par value of $2.00 per share, and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. 10,000 shares of the Series G Preferred Stock are reserved for the conversion of the Class A limited partner units of Grapevine American, L.P. The Class A units may be exchanged for Series G Preferred Stock at the rate of 100 Class A units for each share of Series G Preferred Stock, on or after October 6, 1999. The Series G Preferred Stock may be converted, after October 6, 2000, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock for the 20 prior trading days. At December 31, 1998, 1,000 shares of the Series G Preferred Stock was issued.

     The Company's Series H 10% Cumulative Convertible Preferred Stock consists of a maximum of 231,750 shares with a par value of $2.00 per share, and a liquidation preference of $10.00 per share. Dividends are payable quarterly at the rate of $.70 per year until June 30, 1999, $.80 from July 1, 1999 through June 30, 2000, $.90 per year from July 1, 2000 through June 30, 2001 and $.10 per year from July 1, 2001 and thereafter. The Series H Preferred Stock is reserved for the conversion of the Class A limited partner units of ART Palm, L.L.C. The Class A units may be exchanged for Series H Preferred Stock at the rate of 100 Class A units for each share of Series H Preferred Stock at any time after July 13, 1999. The Series H Preferred Stock may be converted into 25,000 shares of the Company's Common Stock after December 31, 2000, 25,000 shares on or after June 30, 20002, 25,000 shares on or after June 30, 2003, 25,000 shares on or after December 31, 2005 and all remaining outstanding shares on or after December 31, 2006 at 90% of the average daily closing price of the Company's Common Stock for the 20 prior trading days. At December 31, 1998, none of the Series H Preferred Stock was issued.

NOTE 14. STOCK OPTIONS

     In January 1998, the Company's shareholders approved the 1997 Stock Plan ("Option Plan"). Under the Option Plan, options have been granted to certain Company officers and key employees of BCM and its affiliates. The Option Plan provides for options to purchase up to 300,000 shares of the Company's Common Stock. All grants are determined by the Option Committee of the Board of Directors. Options granted pursuant to the Option Plan are exercisable beginning one year after the date of grant and expire the earlier of three months after termination of employment or ten years from the date of grant.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The following table summarizes stock option activity:


                                                    Options
                                 Exercise  --------------------------
                                   Price   Outstanding    Exercisable
                                 --------  -----------    -----------

January 1, 1998 ..............   $   --          --           --
Options granted ..............       15.00    293,750         --
Options forfeited ............       15.00    (17,000)        --
                                 ---------   --------       ------

December 31, 1998 ............   $   15.00    276,750         --
                                 =========    =======       ======


     In January 1999, the Company's stockholders approved the Director's Stock Option Plan ("Director's Plan") which provides for options to purchase up to 40,000 shares of the Company's Common Stock. Options granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each Independent Director was granted an option to purchase 1,000 shares at an exercise price of $16.25 per share on January 11, 1999, the date stockholders approved the plan. Each Independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year.

     The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its Option Plans. All share options issued by the Company have exercise prices equal to the market price of the shares at the dates of grant. Accordingly, no compensation cost has been recognized for its option plans. Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation,", the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below.


                                                                       1998
                                                            ---------------------------
                                                            As Reported       Pro Forma
                                                            -----------       ---------
Net (loss) applicable to common shares                       $(23,982)        $(24,374)
Net (loss) applicable to common shares, per share               (2.24)           (2.38)


                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:


                                                                 1998
                                                                 ----
Dividend yield........................................          1.25%
Expected volatility...................................            30%
Risk-free interest rate...............................          5.35%
Expected lives (in years).............................             7
Forfeitures...........................................            10%


     The weighted average fair value per share of options granted in 1998 was $5.67.

NOTE 15. ADVISORY AGREEMENT

     Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. BCM as advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Board of Directors.

     BCM has been providing advisory services to the Company since February 6, 1989. BCM is a company owned by a trust for the benefit of the children of Gene
E. Phillips. Mr. Phillips served as Chairman of the Board and as a Director of the Company until November 16, 1992. Mr. Phillips also served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. Mr. Phillips serves as a representative of the trust for the benefit of his children that owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. Karl L. Blaha, President and a Director of the Company serves as Executive Vice President--Commercial Asset Management of BCM.

     The Advisory Agreement provides that BCM shall receive base compensation at the rate of 0.125% per month (1.5% on an annualized basis) of the Company's Average Invested Assets. On October 23, 1991, based on the recommendation of BCM, the Board of Directors approved a reduction in BCM's base advisory fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

     In addition to base compensation, the Advisory Agreement provides that BCM, or an affiliate of BCM, receive an acquisition fee for locating, leasing or purchasing real estate for the Company; a disposition fee for the sale of each equity investment in real estate; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance of its duties under the Advisory Agreement.

     If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. Management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties. Since October 4, 1989, BCM has acted as loan administration/servicing agent for the Company, under an agreement terminable by either party upon thirty days' notice, under which BCM services the Company's mortgage notes and receives as compensation a monthly fee of .125% of the month-end outstanding principal balances of the mortgage notes serviced.

NOTE 16. PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (1) First Equity Properties, Inc. ("First Equity"), which is 50% owned by a subsidiary of BCM, (2) Gene E. Phillips and
(3) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management of 15 of the Company's commercial properties (office buildings, shopping centers and a merchandise mart) and its hotels to Carmel Realty, Inc. ("Carmel Realty"), which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

NOTE 17. ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Fees and cost reimbursements to BCM and its affiliates were as follows:

                                                                1998       1997     1996
                                                               -------   -------   -------
Fees
 Advisory and mortgage servicing ...........................   $ 3,845   $ 2,657   $ 1,539
 Loan arrangement ..........................................       804       592       806
 Brokerage commissions .....................................     7,450     7,586     1,889
 Property and construction management and leasing
  commissions* .............................................     1,752       865       892
                                                               -------   -------   -------

                                                               $13,851   $11,700   $ 5,126
                                                               =======   =======   =======

Cost reimbursements ........................................   $ 1,832   $ 1,809   $   691
                                                               =======   =======   =======

----------
* Net of property management fees paid to subcontractors, other than Carmel Realty.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED



NOTE 18. OPERATING SEGMENTS

     Significant differences among the accounting policies of the segments as compared to the Company's consolidated financial statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of its operating segments and allocates resources to them based on net operating income and cash flow. The Company based reconciliation of expenses that are not reflected in the segments is $8.2 million of administrative expenses. There are no intersegment revenues and expenses and the Company conducts all of its business within the United States.

     The table below presents information about the reported operating income of the Company for 1998 and 1997. Asset information by operating segment is also presented below.

                           Commercial
                           Properties   Apartments   Hotels       Land         PWSI     Receivables    Other       Total
                           ----------   ----------  ---------   ---------    ---------  -----------  ---------   ---------
1998
Operating revenue .......   $  16,539   $  14,230   $  32,221   $     501    $  28,883   $    --     $    --     $  92,374
Operating expenses ......       9,727       8,755      24,361       6,349       24,840        --          --        74,032
Interest income .........        --          --          --          --           --           188        --           188
                            ---------   ---------   ---------   ---------    ---------   ---------   ---------   ---------

Net operating income
 (loss) .................       6,812       5,475       7,860      (5,848)       4,043         188        --        18,530
Depreciation and
 amortization ...........       1,574       1,412       2,320        --          1,273        --           411       6,990
Interest on debt ........       3,803       4,396       7,560      29,058          579        --         6,228      51,624
Capital expenditures ....         110        --         1,383       2,577          166        --          --         4,236
Segment assets ..........      87,581     286,317      78,455     282,300       24,449      52,053         253     811,408

                                       Land
                                     -------
Property sales:
Sales price...........               $51,602
Cost of sales.........                34,348
                                     -------
Gain on sale..........               $17,254
                                     =======


                           Commercial
                           Properties   Hotels      Land       PWSI    Receivables   Other      Total
                           ----------  --------   --------    -------- -----------  --------   --------
1997
Operating revenue .......   $ 13,842   $ 14,944   $    289    $ 24,953   $   --     $   --     $ 54,028
Operating expenses ......     10,006     11,232      2,957      19,964       --         --       44,159
Interest income .........       --         --         --          --        2,835       --        2,835
                            --------   --------   --------    --------   --------   --------   --------

Net operating income
 (loss) .................      3,836      3,712     (2,668)      4,989      2,835       --       12,704
Depreciation and
 amortization ...........      1,266        973       --           677       --          626      3,542
Interest on debt ........      3,252      2,698     20,573         935       --        2,773     30,231
Capital expenditures ....      8,855      1,568        570       2,695       --         --       13,688
Segment assets ..........     50,185     73,072   178,9381      18,271     25,526        258    346,250

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




                                                                  Commercial
                                                                   Properties         Land
                                                                  -----------       --------
Property sales:
Sales price.....................................................     $ 10,986        $52,970
Cost of sales...................................................       10,400         36,427
                                                                     --------        -------

Gain on sale....................................................     $    586        $16,543
                                                                     ========        =======


NOTE 19.  INCOME TAXES

     Financial statement loss varies from federal tax return loss, principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and the difference in the allowance for estimated losses. At December 31, 1998, the Company had tax net operating loss carryforwards of $29.0 million expiring through 2018.

     At December 31, 1998, the Company had a deferred tax benefit of $8.0 million due to tax deductions available to it in future years. However, due to, among other factors, the Company's inconsistent earnings history, the Company was unable to conclude that the future realization of such deferred tax benefit, which requires the generation of taxable income, was more likely than not. Accordingly, a valuation allowance for the entire amount of the deferred tax benefit has been recorded.

NOTE 20.  EXTRAORDINARY GAIN

     In 1996, the Company recognized an extraordinary gain of $381,000 representing its equity share of equity investees' extraordinary gains from the early payoff of debt and from an insurance settlement.

NOTE 21.  RENTS UNDER OPERATING LEASES

     The Company's operations include the leasing of commercial properties (office buildings, shopping centers and a merchandise mart). The leases thereon expire at various dates through 2013. The following is a schedule of minimum future rents under non-cancelable operating leases as of December 31, 1998:



1999............................................................      $11,248
2000............................................................        9,390
2001............................................................        7,273
2002............................................................        6,518
2003............................................................        5,833
Thereafter......................................................       16,294
                                                                      -------

                                                                      $56,556
                                                                      =======


     PWSI conducts its operations from leased facilities which includes an office, warehouse, and 57 pizza parlor locations for which a lease was signed and the pizza parlor was either open at December 31, 1998 or scheduled to

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

open thereafter. The leases expire over the next 14 years. PWSI also leases vehicles under operating leases. The following is a schedule of minimum future rent commitments under operating leases as of December 31, 1998:


1999............................................................      $ 2,318
2000............................................................        2,271
2001............................................................        2,130
2002............................................................        2,039
2003............................................................        1,922
Thereafter......................................................        9,187
                                                                      -------

                                                                      $19,867
                                                                      =======


     Total facilities and automobile rent expense relating to these leases was $2.7 million in 1998 and $1.3 million in 1997.


NOTE 22.  QUARTERLY RESULTS OF OPERATIONS

     The following is a tabulation of the Company's quarterly results of operations for the years 1998 and 1997 (unaudited):


                                                         Three Months Ended
                                           ------------------------------------------------
                                           March 31,   June 30,  September 30, December 31,
                                           --------    --------  ------------  ------------
1998
Revenue ................................   $ 18,249    $ 22,690    $ 23,291    $ 22,856
Expense ................................     29,744      35,830      38,676      60,861
                                           --------    --------    --------    --------

(Loss) from operations .................    (11,495)    (13,140)    (15,385)    (38,005)
Equity in income of investees ..........      2,387       8,943       6,099      10,537
Gains on sale of real estate ...........       --         8,974       5,718       2,562
                                           --------    --------    --------    --------

Net income (loss) ......................     (9,108)     14,777      (3,568)    (24,906)
Preferred dividend
 requirement ...........................        (51)        (84)       (502)       (540)
                                           --------    --------    --------    --------

Net income (loss) applicable to
 Common shares .........................   $ (9,159)   $ 14,693    $ (4,070)   $(25,446)
                                           ========    ========    ========    ========

Earnings per share
Net income (loss) ......................   $   (.86)   $   1.38    $   (.38)   $  (2.38)
                                           ========    ========    ========    ========

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED



                                                              Three Months Ended
                                             -----------------------------------------------------
                                             March 31,     June 30,    September 30,  December 31,
                                             ---------     --------    -------------  ------------
1997
Revenue ................................     $ 12,126      $ 12,100      $ 15,039      $ 17,766
Expense ................................       16,288        18,364        24,296        31,304
                                             --------      --------      --------      --------

(Loss) from operations .................       (4,162)       (6,264)       (9,257)      (13,538)
Equity in income of investees ..........          146         4,941          (145)        5,555
Gains on sale of real estate ...........        4,287         3,863         3,205         8,941
                                             --------      --------      --------      --------

Net income (loss) ......................          271         2,540        (6,197)          958
Preferred dividend
  requirement ..........................          (50)          (49)          (49)          (58)
                                             --------      --------      --------      --------

Net income (loss) applicable to
  Common shares ........................     $    221      $  2,491      $ (6,246)     $    900
                                             ========      ========      ========      ========

Earnings per share
Net income (loss) ......................     $    .02      $    .21      $   (.52)     $    .07
                                             ========      ========      ========      ========


NOTE 23.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Although the Company anticipated that it would generate excess cash from operations in 1998, such excess cash did not materialize and, therefore, was not sufficient to discharge all of the Company's debt obligations as they became due. The Company relied on additional borrowings and, to a lesser extent, land sales to meet its cash requirements. In 1999, the Company expects that it will generate excess cash from operations, due to increased rental rates and occupancy at its properties, however, such excess will not be sufficient to discharge all of the Company's debt obligations as they mature. The Company will also rely on aggressive land sales, selected property sales and, to the extent necessary, additional borrowings to meet its cash requirements.

     Litigation. The Company is involved in various lawsuits arising in the ordinary course of business. In the opinion of the Company's management the outcome of these lawsuits will not have a material impact on the Company's financial condition, results of operations or liquidity.

NOTE 24.  SUBSEQUENT EVENTS

     In January 1999, the Partnership sold the 199 unit Olde Towne Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs. A gain will be recognized on the sale.

     In February 1999, the Company purchased Frisco Bridges land, a 336.8 parcel of unimproved land in Collin County, Texas, for $46.8 million. The Company paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by 191.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payment, and matures in January 2000. A mortgage in the amount of $15.0 million, secured by 125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires three quarterly principal reduction payments of $3.0 million on each of May 1, August 1 and November 1, 1999 in addition to monthly interest payments and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. The Company's Double O land in Las Colinas, Texas and its Desert Wells land in Palm Desert, California are pledged as additional collateral for these loans. The Company drew down $6.0 million under its line of credit with the CCLP, for a portion of the cash requirement.

     Also in February 1999, the Company sold a 4.6 acre tract of its Plano Parkway land parcel, for $1.2 million. Simultaneously with the sale, the mortgage debt secured by such land parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 were used to payoff the $8.9 million mortgage secured by the land parcel.

     Further in February 1999, the Partnership sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs. A gain will be recognized on the sale.

     In February 1999, the Partnership sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $885,000 will be retained by the lender as a prepayment penalty and the remaining $3.9 million will be returned to the Partnership. A gain will be recognized on the sale.

     Also in February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at December 31, 1998, owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

     In March 1999, the Company sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel, for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage secured by such land parcel and the payment of various closing costs. A gain will be recognized on the sale.

     Also in March 1999, the Company sold a 13.7 acre tract of its McKinney Corners II and IV land parcels, for $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage debt secured by such land parcels, the funding of required escrows and the payment of various closing costs. A gain will be recognized on the sale.

                           AMERICAN REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                            March 31,     December 31,
                                                              1999            1998
                                                            ---------     ------------
                                                              (dollars in thousands)
                Assets

Notes and interest receivable
   Performing ($650 in 1999 and $594 in 1998 from
   affiliates) ........................................     $  53,245      $  47,823
   Nonperforming ......................................         3,731          6,807
                                                            ---------      ---------
                                                               56,976         54,630

Less - allowance for estimated losses .................        (2,577)        (2,577)
                                                            ---------      ---------
                                                               54,399         52,053

Real estate held for sale .............................       333,873        282,301


Real estate held for investment, net of accumulated
   depreciation ($205,723 in 1999 and $208,396 in
   1998) ..............................................       432,285        452,606

Pizza parlor equipment, net of accumulated
   depreciation ($1,869 in 1999 and
   $1,464 in 1998) ....................................         6,848          6,859

Marketable equity securities, at market value .........           979          2,899
Cash and cash equivalents .............................         3,191         11,523
Investments in equity investees .......................        33,822         34,433
Intangibles, net of accumulated amortization,
   ($1,420 in 1999 and $1,298 in 1998) ................        14,654         14,776
Other assets ..........................................        67,661         61,155
                                                            ---------      ---------

                                                            $ 947,712      $ 918,605
                                                            =========      =========




The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                     CONSOLIDATED BALANCE SHEETS - CONTINUED




                                                                 March 31,     December 31,
                                                                   1999            1998
                                                                 ---------      ---------
                                                                  (dollars in thousands,
                                                                     except per share)

      Liabilities and Stockholders' Equity

Liabilities
Notes and interest payable ($12,900 in 1999 and
   $12,600 in 1998 to affiliates) ..........................     $ 806,504      $ 768,272
Margin borrowings ..........................................        35,422         35,773
Accounts payable and other liabilities ($9,070
   in 1999 and $8,900 in 1998 to affiliate) ................        32,089         38,321
                                                                 ---------      ---------

                                                                   874,015        842,366


Minority interest ..........................................        45,655         37,967


Commitments and contingencies


Stockholders' equity
Preferred Stock, $2.00 par value, authorized
   20,000,000 shares, issued and outstanding
       Series F, 3,350,000 shares in 1999 and
         1998 (liquidation preference $33,500) .............         6,100          6,100
       Series G, 1,000 in 1999 and 1998 (liquidation
         preference $100) ..................................             2              2
Common stock, $.01 par value; authorized
   100,000,000 shares, issued 13,496,677 shares in
   1999 and 13,479,348 shares in 1998 ......................           135            133
Paid-in capital ............................................        83,945         83,945
Accumulated (deficit) ......................................       (62,112)       (51,880)
Treasury stock at cost, 2,737,216 shares in 1999
   and 1998 ................................................           (28)           (28)
                                                                 ---------      ---------

                                                                    28,042         38,272
                                                                 ---------      ---------

                                                                 $ 947,712      $ 918,605
                                                                 =========      =========






The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)





                                                                  For the Three Months
                                                                     Ended March 31,
                                                            ------------------------------
                                                               1999               1998
                                                            ------------      ------------
                                                                 (dollars in thousands,
                                                                    except per share)
Income
   Sales ..............................................     $      7,124      $      6,753
   Rents ..............................................           40,242            11,567
   Interest ...........................................            1,852               138
   Other ..............................................           (1,710)             (209)
                                                            ------------      ------------
                                                                  47,508            18,249
Expenses
   Cost of sales ......................................            6,174             5,780
   Property operations ................................           27,878             9,663
   Interest ...........................................           21,114             9,536
   Advisory fee to affiliate ..........................            1,101               760
   General and administrative .........................            4,053             2,285
   Depreciation .......................................            4,480             1,232
   Litigation settlement ..............................              184              --
   Minority interest ..................................            8,442               488
                                                            ------------      ------------
                                                                  73,426            29,744
                                                            ------------      ------------

(Loss) from operations ................................          (25,918)          (11,495)
Equity in income (loss) of investees ..................             (725)            2,387
Gain on sale of real estate ...........................           17,516              --
                                                            ------------      ------------

Net (loss) ............................................           (9,127)           (9,108)

Preferred dividend requirement ........................             (566)              (51)
                                                            ------------      ------------

Net (loss) applicable to Common shares ................     $     (9,693)     $     (9,159)
                                                            ============      ============


Earnings per share
   Net (loss) .........................................     $       (.90)     $       (.86)
                                                            ============      ============


Weighted average Common shares used in computing
   earnings per share .................................       10,742,325        10,711,921
                                                            ============      ============







The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              For the Three Months Ended March 31, 1999 (UNAUDITED)







                                       Series F     Series G
                                       Preferred    Preferred     Common       Treasury      Paid-in     Accumulated  Stockholders'
                                         Stock        Stock        Stock        Stock        Capital     (Deficit)       Equity
                                        --------     --------     --------     --------      --------     --------      --------
                                                         (dollars in thousands, except per share)
Balance, January 1, 1999 ............   $  6,100     $      2     $    133     $    (28)     $ 83,945     $(51,880)     $ 38,272


Dividends
   Common Stock ($.05 per share) ....       --           --           --           --            --           (535)         (535)
   Series F Preferred Stock ($.25
      per share) ....................       --           --           --           --            --           (563)         (563)
   Series G Preferred Stock ($2.50
      per share) ....................       --           --           --           --            --             (3)           (3)


Sale of Common Stock under
   dividend reinvestment plan .......       --           --              2         --            --             (4)           (2)


Net (loss) ..........................       --           --           --           --            --         (9,127)       (9,127)
                                        --------     --------     --------     --------      --------     --------      --------



Balance, March 31, 1999 .............   $  6,100     $      2     $    135     $    (28)     $ 83,945     $(62,112)     $ 28,042
                                        ========     ========     ========     ========      ========     ========      ========






The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                           For the Three Months
                                                                                              Ended March 31,
                                                                                          ----------------------
                                                                                            1999          1998
                                                                                          --------      --------
                                                                                          (dollars in thousands)
Cash Flows From Operating Activities
   Pizza parlor sales collected .....................................................     $  7,824      $  6,614
   Rents collected ..................................................................       39,370        11,500
   Interest collected ...............................................................          772           203
   Distributions received from equity investees'
      operating cash flow ...........................................................          306         7,010
   Payments for property operations .................................................      (35,737)      (10,334)
   Payments from pizza parlor operations ............................................       (6,257)       (6,779)
   Interest paid ....................................................................      (17,723)       (6,383)
   Advisory fee paid to affiliate ...................................................       (1,101)         (760)
   Purchase of marketable equity securities .........................................         (696)       (1,114)
   Proceeds from sale of marketable equity
      securities ....................................................................          791         2,044
   General and administrative expenses paid .........................................       (4,101)       (2,285)
   Other ............................................................................        3,198        (1,208)
                                                                                          --------      --------
      Net cash (used in) operating activities .......................................      (13,355)       (1,492)

Cash Flows From Investing Activities
   Collections on notes receivable ..................................................       10,915         7,600
   Proceeds from sale of real estate ................................................       35,955          --
   Acquisition of real estate .......................................................      (28,894)      (26,206)
   Pizza parlor equipment purchased .................................................         (207)         (670)
   Notes receivable funded ..........................................................      (12,179)         (432)
   Earnest money/escrow deposits ....................................................      (11,277)         (474)
   Investment in real estate entities ...............................................          (35)         (177)
   Real estate improvements .........................................................       (3,081)       (1,652)
                                                                                          --------      --------
      Net cash (used in) investing activities .......................................       (8,803)      (22,011)

Cash Flows From Financing Activities
   Proceeds from notes payable ......................................................       37,440        51,419
   Payments on notes payable ........................................................      (21,496)      (25,194)
   Deferred borrowing costs .........................................................         (758)       (3,514)
   Net advances (payments) to/from affiliates .......................................          137        (1,679)
   Common dividends paid ............................................................         (535)         (541)
   Preferred dividends paid .........................................................         (566)          (52)
   Minority interest ................................................................         (754)         (488)
   Margin borrowings (repayments), net ..............................................          357          (821)
                                                                                          --------      --------
      Net cash provided by financing activities .....................................       13,825        19,130

      Net (decrease) in cash and cash equivalents ...................................       (8,332)       (4,373)

Cash and cash equivalents, beginning of period ......................................       11,523         5,347
                                                                                          --------      --------

Cash and cash equivalents, end of period ............................................     $  3,191      $    974
                                                                                          ========      ========



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
          CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) - CONTINUED


                                                                                           For the Three Months
                                                                                              Ended March 31,
                                                                                          ----------------------
                                                                                            1999          1998
                                                                                          --------      --------
                                                                                          (dollars in thousands)
Reconciliation of net (loss) to net cash
   (used in) operating activities

   Net (loss) .......................................................................     $ (9,127)     $ (9,108)
   Adjustments to reconcile net (loss) to net
       cash (used in) operating activities
       Depreciation and amortization ................................................        4,480         1,232
       Gain on sale of real estate ..................................................      (17,516)         --
       Distributions from equity investees' operating
          cash flow .................................................................          306         7,010
       Equity in (income) loss of investees .........................................          725        (2,387)
       Decrease in marketable equity securities .....................................        1,825         1,187
       (Increase) decrease in accrued interest
          receivable ................................................................       (1,079)          128
       Decrease in other assets .....................................................       13,563         2,535
       Increase (decrease) in accrued interest payable ..............................         (477)           51
       (Decrease) in accounts payable and other
          liabilities ...............................................................       (6,319)       (1,937)
       Other ........................................................................          265          (203)
                                                                                          --------      --------

          Net cash (used in) operating activities ...................................     $(13,354)     $ (1,492)
                                                                                          ========      ========


Schedule on noncash investing and financing activities

   Notes payable from acquisition of real estate ....................................     $ 22,000      $  3,614








The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1.           BASIS OF PRESENTATION

         The accompanying Consolidated Financial Statements of American Realty Trust, Inc. and consolidated entities ("ART") have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the Consolidated Financial Statements and Notes thereto included in ART's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K").

         Certain balances for 1998 have been reclassified to conform to the 1999 presentation.

NOTE 2.           SYNTEK ASSET MANAGEMENT, L.P.

         ART owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). Until December 18, 1998, SAMLP was the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP (collectively the "Partnership"). Gene E. Phillips, a Director and Chairman of the Board of ART until November 16, 1992, is also a general partner of SAMLP. As of March 31, 1999, ART owned approximately 55.0% of the outstanding limited partner units of the Partnership.

         The Partnership, SAMLP and Gene E. Phillips were among the defendants in a class action lawsuit arising from the formation of the Partnership (the "Moorman Litigation"). An agreement settling such lawsuit (the "Settlement Agreement") for the above named defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of the Partnership oversight committee for the Partnership and the establishment of specified annually increasing targets for five years relating to the price of the Partnership's units of limited partner interest.

         The Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. The Partnership did not meet the unit price targets for the first and second anniversary dates.

         On July 15, 1998, the Partnership, SAMLP and the Partnership oversight committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provided for the nomination of an entity affiliated with SAMLP to be the successor general partner of the Partnership, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Settlement Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring the Partnership to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert A. McNeil's legal counsel.

         Pursuant to the order, $11.4 million was deposited by the Partnership into an escrow account and then transferred to the control of an independent administrator. The distribution of cash is under the control of the independent settlement administrator. On March 24, 1999, the initial distribution of cash was made to the plaintiff class members.

         The proposal to elect NRLP Management Corp. ("NMC"), a wholly-owned subsidiary of ART, as the successor general partner was submitted to the unitholders of the Partnership for a vote at a special meeting of unitholders held on December 18, 1998. NMC was elected by a majority of the Partnership unitholders. The Settlement Agreement remained in effect until December 18, 1998, when SAMLP resigned as general partner and NMC was elected successor general partner and took office.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


         Under the Cash Distribution Agreement, NMC assumed liability for SAMLP's note for its original capital contribution to the Partnership. In addition, NMC assumed liability for the note which requires the repayment of the $11.4 million paid by the Partnership under the Cash Distribution Agreement, plus the $808,000 in court ordered attorney's fees and $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.0% per annum, and is guaranteed by ART. The liability assumed under the Cash Distribution Agreement was expensed as a "litigation settlement." An additional $184,000 was expensed as a "litigation settlement" in the first quarter of 1999.

         As of December 31, 1998, ART discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the Moorman Litigation. ART began consolidation of the Partnership's accounts at that date and its operations subsequent to that date.

NOTE 3.           NOTES RECEIVABLE

         In January 1999, the Partnership received $350,000 on the collection of a mortgage note receivable.

         During 1998 and the first quarter of 1999, the Partnership funded a total of $11.9 million of a $23.8 million loan commitment to Centura Tower, Ltd. The loan is secured by 2.2 acres of land and an office building under construction in Dallas, Texas. The loan bears interest at 12.0% per annum, requires monthly payments based on net revenues after development of the land and building and matures in January 2003. The borrower has not obtained a construction loan, therefore, the Partnership may be required to fund construction costs in excess of its loan commitment, in order to preserve its collateral interest. Estimated cost to construct the office building is in excess of $60.0 million. Through April 1999, the Partnership funded an additional $2.3 million.

         Beginning in 1997 and through January 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners. The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at the rate of 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In April 1999, the Partnership funded an additional $10,000. The property has had no cash flow, therefore, the Partnership ceased accruing interest in the second quarter of 1999.

         In June 1998, the Partnership funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by a pledge of a note secured by 7,200 acres of undeveloped land near Crowell, Texas, and the personal guarantee of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was classified as nonperforming. The Partnership has begun foreclosure proceedings. The Partnership expects to incur no loss on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

         In August 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by 6.4109 acres of land in Dallas, Texas. The loan bears interest at 15.0% per annum and matures in August 2000. All principal and interest are due at maturity. In February 1999, the Partnership funded an additional $37,500.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


         Also in August 1998, the Partnership funded a $3.7 million loan to JNC Enterprises, Inc. ("JNC"). The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross-collateralized with other JNC loans. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, Garden Capital, L.P. ("GCLP") funded an additional $6.0 million of its $95.0 million loan commitment to ART. GCLP is a partnership in which NOLP is the sole limited partner with a 99.3% limited partner interest and a wholly-owned subsidiary of ART is the general partner with .7% general partner interest. A portion of the funds were used to payoff the $3.7 million loan, including accrued but unpaid interest, a $1.3 million paydown of the JNC line of credit and a $820,000 paydown of the JNC Frisco Panther Partners, Ltd. loan, discussed below. See NOTE
7. "NOTES PAYABLE."

         Further in August 1998, the Partnership funded a $635,000 loan to La Quinta Partners, LLC. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, the Partnership received $250,000 in principal paydowns and in the second quarter of 1999, the remaining $385,000 is expected to be collected.

         In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. The loan bears interest at 15.0% per annum and matures in June 1999. All principal and interest are due at maturity. In the first quarter of 1999, the Partnership funded an additional $119,000, increasing the loan balance to $3.9 million. In April 1999, the Partnership funded an additional $66,000, increasing the loan balance to $4.0 million.

         In October 1998, the Partnership funded three loans to JNC or affiliated entities. The first JNC loan of $1.0 million is secured by a second lien on 3.5 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. The second loan, also $1.0 million, was secured by a second lien on 2.9 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in March 1999. The third loan, in the amount of $2.1 million was to Frisco Panther Partners, Ltd. The loan is secured by a second lien on 408.2 acres of land in Frisco, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. These loans are cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a paydown of $820,000 on the Frisco Panther Partners, Ltd. loan.

         In March 1998, the Partnership ceased receiving the required payments on a $3.0 million note receivable secured by an office building in Dallas, Texas. In October 1998, the Partnership began foreclosure proceedings. In March 1999, the Partnership received payment in full, including accrued but unpaid interest.

         In December 1998, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien of 220 acres of land in Tarrant County, Texas. The loan bears interest at 12.0% per annum and matures in December 1999. All principal and interest are due at maturity. The loan is cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a $1.3 million paydown. In January and February 1999, the Partnership funded an additional $2.0 million.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


         At December 1998, the Partnership's one wraparound mortgage note receivable with a principal balance of $5.0 million, was in default. The Partnership has been vigorously pursuing its rights regarding the loan. If the Partnership should be unsuccessful and the underlying lienholder forecloses the collateral property, the Partnership will incur no loss in excess of previously established reserves.

         Related Party. In February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at March 31, 1999, owned approximately 15.8% of the outstanding shares of ART's Common Stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by Basic Capital Management, Inc. ("BCM"), ART's advisor.

NOTE 4.           REAL ESTATE

         In January 1999, GCLP sold the 199 unit Olde Town Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs, including a real estate brokerage commission of $136,000 to Carmel Realty, Inc. ("Carmel Realty"), an affiliate of BCM. A gain of $2.2 million was recognized on the sale.

         In February 1999, ART purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Collin County, Texas, for $46.8 million. ART paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by 191.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments, and matures in January 2000. A mortgage in the amount of $15.0 million, secured by 125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires principal reduction payments of $1.0 million on each of May 1, June 1, and July 1, and $3.0 million on August 1 and November 1, 1999 in addition to monthly interest payments and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. ART's Double O land in Las Colinas, Texas and its Desert Wells land in Palm Desert, California are pledged as additional collateral for these loans. ART drew down $6.0 million under its line of credit with the GCLP, for a portion of the cash requirement. See NOTE 7. "NOTES PAYABLE." A real estate brokerage commission of $1.4 million was paid to Carmel Realty.

         Also in February 1999, ART sold a 4.6 acre tract of its Plano Parkway land parcel, for $1.2 million. ART received net cash of $1.1 million after the payment of various closing costs, including a real estate brokerage commission of $36,000 to Carmel Realty. Simultaneously with the sale, the mortgage debt secured by such land parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 were used to payoff the $8.9 million mortgage secured by the land parcel. A mortgage brokerage and equity refinancing fee of $71,000 was paid to BCM. A gain of $473,000 was recognized on the sale.

         In February 1999, GCLP sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs, including a real estate brokerage commission of $137,000 to Carmel Realty. A gain of $706,000 was recognized on the sale.

         Also in February 1999, GCLP sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs, including a real estate brokerage commission of $585,000 to Carmel Realty and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrowed monies will be applied against the mortgage's

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


principal balance, approximately $800,000 will be retained by the lender as a prepayment penalty and the remaining $4.0 million will be returned to GCLP. A gain of $9.6 million was recognized on the sale, after consideration of payment of the prepayment penalty.

         In March 1999, ART sold a 13.0 acre tract of its Rasor land parcel, for $1.6 million, receiving no net cash after paying down by $1.5 million the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $48,000 to Carmel Realty. A gain of $979,000 was recognized on the sale.

         Also in March 1999, ART sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel, for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $29,000 to Carmel Realty. A gain of $432,000 was recognized on the sale.

         Further in March 1999, ART sold, in a single transaction, a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel, for $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage secured by such land parcel, the funding of required escrows and the payment of various closing costs, including a real estate brokerage commission of $231,000 to Carmel Realty. A gain of $3.1 million was recognized on the sale.

NOTE 5.           INVESTMENTS IN EQUITY INVESTEES

         Real estate entities. ART's investment in real estate entities at March 31, 1999, included equity securities of three publicly traded Real Estate Investment Trusts (collectively the "REITs"), Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI"), and interests in real estate joint venture partnerships. BCM, ART's advisor, serves as advisor to the REITs.

         ART accounts for its investment in the REITs and the joint venture partnerships using the equity method. Substantially all of the equity securities of the REITs are pledged as collateral for borrowings. See NOTE 8.
"MARGIN BORROWINGS."

         ART's investment in real estate entities, accounted for using the equity method, at March 31, 1999 was as follows:

                                                                           Equivalent
              Percentage                    Carrying                        Investee
               of ART's                     Value of                       Book Value           Market Value of
             Ownership at                 Investment at                        at                Investment at
Investee     March 31, 1999               March 31, 1999                 March 31, 1999          March 31, 1999
--------   ------------------           ------------------             ------------------        --------------
CMET                41.1%               $      14,713                  $      34,708             $       24,558
IORI                30.8                        3,049                          7,199                      3,601
TCI                 30.9                        9,825                         28,067                     14,454
                                        -------------                                            --------------
                                               27,587                                            $       42,613
                                                                                                 ==============

Other                                           6,235
                                        $      33,822
                                        =============

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED

         The difference between the carrying value of ART's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

         Management continues to believe that the market value of each of the REITs undervalues their assets and ART may, therefore, continue to increase its ownership in these entities in 1999.

         Set forth below is summarized results of operations of equity investees for the three months ended March 31, 1999:

               Revenues ........................................    $ 39,567
               Equity in income of partnerships ................         133
               Property operating expenses .....................      24,567
               Depreciation ....................................       5,603
               Interest expense ................................      13,072
                                                                    --------
               (Loss) before gains on sale of real estate ......      (3,542)

               Gain on sale of real estate .....................       2,020
                                                                    --------
               Net (loss) ......................................    $ (1,522)
                                                                    ========

         ART's share of equity investees' loss before gains on the sale of real estate was $1.2 million for the three months ended March 31, 1999, and its share of equity investees' gains on sale of real estate was $448,000 for the three months ended March 31, 1999.

         ART's cash flow from the REITs is dependent on the ability of each of them to make distributions. In the first quarter of 1999, distributions totaling $306,000 were received from the REITs.

         In the first quarter of 1999, ART purchased a total of $35,000 of equity securities of the REITs and $196,000 of NRLP units of limited partner interest.

         In January 1992, ART entered into a partnership agreement with an entity affiliated with the owner, at the time, of in excess of 14% of ART's outstanding shares of Common Stock, to acquire 287 developed residential lots adjacent to ART's other residential lots in Fort Worth, Texas. The partnership agreement designates ART as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1998, 266 residential lots had been sold. In the first quarter of 1999, no additional lots were sold.

NOTE 6.           MARKETABLE EQUITY SECURITIES - TRADING PORTFOLIO

         Since 1994, ART has been purchasing equity securities of entities other than those of the REITs and the Partnership to diversify and increase the liquidity of its margin accounts. In the first quarter of 1999, ART purchased $696,000 and sold $791,000 of such securities. These equity securities are considered a trading portfolio and are carried at market value. At March 31, 1999, ART recognized an unrealized decrease in the market value of its trading portfolio securities of $1.8 million. Also in the first quarter of 1999, ART realized a net gain of $33,000 from the sale of trading portfolio securities and received no dividends. Unrealized and realized gains and losses on trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED

NOTE 7.           NOTES PAYABLE

         In February 1999, the Partnership obtained mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000, receiving net cash of $870,000 after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $9,000 to BCM. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $8,000 and matures in February 2019.

         Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million, receiving net cash of $1.7 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $17,000 to BCM. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $15,000 and matures in February 2019.

         In March 1999, ART obtained a second mortgage on its Frisco Bridges land in the amount of $2.0 million. The mortgage bears interest at 12.5% per annum, and requires interest and principal to be paid at maturity in June 1999.

         Also in March 1999, the Las Colinas I term loan lender provided additional financing on ART's Stagliano, Dalho, Bonneau and Valley Ranch III land in the amount of $2.2 million. The proceeds from this financing along with an additional $1.4 million in cash were used to pay off the $3.1 million in mortgage debt secured by such land parcels. A mortgage brokerage and equity refinancing fee of $22,000 was paid to BCM.

         At March 31, 1999, the mortgage debt secured by ART's McKinney I, II, III, IV, V and Dowdy land in the amount of $15.2 million matured. ART and the lender had reached an agreement to extend the mortgage's maturity to January 2000 in exchange for, among other things, ART's payment of an extension fee and a loan paydown. On March 31, 1999, ART requested a loan payoff letter from the lender intending to refinance the maturing debt. Such letter contained a demand for fees and other consideration that management believes the lender is not entitled to receive under the loan documents. The lender began foreclosure proceedings. On April 30, 1999, the Court granted a temporary restraining order to prevent foreclosure. On May 12, 1999, a hearing was held on ART's application for a temporary injunction. The Court has not yet ruled on ART's request. ART continues to negotiate with the lender.

         Related Party. In 1998 and the first quarter of 1999, GCLP funded $76.0 million of a $95.0 million loan commitment to ART. The loan is secured by second liens on (1) an office building in Minnesota, (2) four apartments in Mississippi, and (3) 130.54 acres of land in Texas, (4) by the stock of ART Holdings, Inc., a wholly-owned subsidiary of ART that owns 3,349,535 National Realty units of limited partnership, and (5) by the stock of NMC. The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In February 1999, ART made a $999,000 paydown on the loan. In April 1999, GCLP funded an additional $5.7 million. Such loan balance is eliminated in consolidation.

         In December 1998, in connection with the Litigation Settlement, NMC, the general partner of the Partnership, assumed responsibility for repayment to the Partnership of the $12.4 million paid by the Partnership to the Moorman Litigation plaintiff class members and legal counsel; $184,000 of such amount being paid in March 1999. The loan bears interest at 90 day LIBOR (London InterBank Offered Rate) plus 2.0% per annum, currently 7.0% per annum, adjusted every 90 days and requires annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note is guaranteed by ART. The note matures upon the earlier of the liquidation or dissolution of the Partnership, NMC ceasing to be general partner or ten years from March 24, 1999, the date of the first cash distribution to the Moorman Litigation plaintiff class members.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


NOTE 8.           MARGIN BORROWINGS

         ART has margin arrangements with various brokerage firms which provide for borrowing of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the REITs, NRLP and ART's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowing totaled $35.4 million at March 31, 1999.

         In August 1996, ART consolidated its existing NRLP margin debt held by various brokerage firms into a single loan of $20.3 million. In July 1997, the lender advanced an additional $3.7 million, increasing the loan balance to $24.0 million. The loan was secured by ART's NRLP units with a market value of at least 50% of the principal balance of the loan. ART paid down the loan by $14.0 million in September 1998 and an additional $5.0 million in October 1998. At December 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

NOTE 9.           INCOME TAXES

         Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. ART had no taxable income or provision for income taxes in the three months ended March 31, 1999 or 1998.

NOTE 10.          OPERATING SEGMENTS

         Significant differences among the accounting policies of ART's operating segments as compared to ART's consolidated financial statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to them based on their net operating income and cash flow. ART based reconciliation of expenses that are not reflected in the segments is $4.1 million and $2.3 million of administrative expenses for the three months ended March 31, 1999 and 1998, respectively. There are no intersegment revenues and expenses and the Partnership conducts all of its business within the United States.

         Presented below are ART's reportable segments operating income for the three months ended March 31, and segment assets at March 31.

                                 Commercial                                              Pizza
   1999                          Properties    Apartments     Hotels        Land         Parlors   Receivables     Total
----------                       -----------   ----------   ----------   ----------    ----------  -----------   ---------
Operating
    revenue ..................    $   7,347    $  26,049    $   6,721    $     125     $   7,124    $    --      $  47,366
Operating
    expenses .................        3,815       15,830        5,486        2,747         6,174         --         34,052
Interest
    income ...................         --           --           --           --            --          1,852        1,852
Interest
    expense -
    notes
    receivable ...............         --           --           --           --            --            881          881
                                  ---------    ---------    ---------    ---------     ---------    ---------    ---------
Net operating
    income
    (loss) ...................    $   3,532    $  10,219    $   1,235    $  (2,622)    $     950    $     971    $  14,285
                                  =========    =========    =========    =========     =========    =========    =========

Depreciation/
  amortization ...............    $     899    $   2,619    $     638    $    --       $     324    $    --      $   4,480
Interest on
  debt .......................        1,691        7,553        1,819        8,084           230         --         19,377
Capital
  expenditures ...............        1,985          371          143         --             394         --          2,893
Segment
  assets .....................       93,503      254,403       88,782      329,470        21,502       54,399      842,059

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


Property Sales:                      Apartments                     Land                           Total
                                     ----------                   ---------                     ----------
Sales price............              $   28,605                   $  11,464                     $   40,069
Cost of sales..........                  16,112                       6,441                         22,553
                                     ----------                   ---------                     ----------
Gain on sales..........              $   12,493                   $   5,023                     $   17,516
                                     ==========                   =========                     ==========

                               Commercial                                             Pizza
   1998                        Properties    Apartments     Hotels       Land         Parlors    Receivables      Total
----------                     -----------   ----------   ----------   ----------    ---------   -----------    ---------
Operating
  revenue ..................    $   4,898    $     204    $   6,327    $     138     $   6,753    $    --       $  18,320
Operating
  expenses .................        2,685          123        5,350        1,505         5,780         --          15,443
Interest
  income ...................         --           --           --           --            --            138           138
Interest
  expense -
  notes
  receivable ...............         --           --           --           --            --            544           544
                                ---------    ---------    ---------    ---------     ---------    ---------     ---------
Net
  operating
  income
  (loss) ...................    $   2,213    $      81    $     977    $  (1,367)    $     973    $    (406)    $   2,471
                                =========    =========    =========    =========     =========    =========     =========

Depreciation/
  amortization .............    $     370    $     109    $     516    $       5     $     232    $    --       $   1,232
Interest on
  debt .....................        1,067           47        1,172        5,293            65         --           7,644
Capital
  expenditures .............        5,110         --            173         --             670         --           5,953
Segment
  assets ...................       51,375        8,486       72,831      200,910        22,335       16,649       372,586

NOTE 11.          COMMITMENTS AND CONTINGENCIES

         In 1996, ART was admitted to the Valley Ranch, L.P. partnership, as general partner and Class B Limited Partner. The existing general and limited partners converted their general and limited partner interests into 8,000,000 Class A units. The units are exchangeable into shares of ART's Series E Cumulative Convertible Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. In February 1999, the Class A unitholder notified ART that it intended to convert 100,000 Class A units into 1,000 shares of Series E

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


Preferred Stock. In March 1999, ART purchased the 100,000 of the Class A units for $100,000. ART subsequently reached an agreement with the other Class A unitholders to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In April 1999, 900,000 units were purchased and 1 million units will be purchased in July and October 1999 and January 2000 and 2 million units in May 2001 and May 2002.

         Litigation. ART is involved in various lawsuits arising in the ordinary course of business. In the opinion of ART's management, the outcome of these lawsuits will not have a material impact on ART's financial condition, results of operations or liquidity.

NOTE 12.          SUBSEQUENT EVENTS

         In April 1999, ART refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $48,000 to BCM. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments, a principal reduction payment of $368,000 in July 1999 and matures in February 2000.

         Also in April 1999, GCLP sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs, including a real estate brokerage commission of $79,000 to Carmel Realty. A gain will be recognized on the sale.

         Further in April 1999, GCLP sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs, including a real estate brokerage commission of $103,000 to Carmel Realty. The purchaser assumed the $2.4 million mortgage secured by the property. A gain will be recognized on the sale.

         In March 1999, ART funded $322,000 of a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by second liens on land in Ohio and Florida and 100% of the general and limited partnership interest in Partners Capital, Ltd. and a 50% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity. The remaining $1.7 million was funded in April 1999.

         Also in April 1999, ART funded $2.4 million loan to 261, L.P. The loan is secured by 100% of the limited partnership interest in Partners Capital, Ltd. and a 75% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity.

                                    APPENDIX
                                GLOSSARY OF TERMS

         ADJUSTED LIQUIDATION VALUE -- The liquidation value of Preferred Stock plus the amount of any accrued and unpaid dividends on that stock.

         AFFILIATED REITS -- The three publicly traded real estate investment trusts, CMET, IORI and TCI, each of which is an affiliate of the Company.

         BCM -- Basic Capital Management, Inc., an affiliate of and advisor to the Company.

         BORDEAUX -- Bordeaux Investments Two, L.L.C.

         COMMON STOCK -- The Common Stock of the Company.

         CAMPBELL ASSOCIATES -- Campbell Center Associates, Ltd.

         CARMEL REALTY -- Carmel Realty, Inc., a company owned by First Equity.

         CARMEL, LTD. -- Carmel Realty Services, Ltd., which subcontracts with other entities for property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are

         (i) First Equity which is 50% owned by a subsidiary of BCM,

         (ii) Gene E. Phillips, and

         (iii) a trust for the benefit of the children of Gene E. Phillips.

         CASH DISTRIBUTION AGREEMENT -- The Agreement for Cash Distribution and Election of Successor General Partner which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Moorman Settlement Agreement. The Cash Distribution Agreement was granted final approval by the Court on October 23, 1998.

         CMET -- Continental Mortgage and Equity Trust, an Affiliated REIT.

         CODE -- The Internal Revenue Code of 1986, as amended.

         CONVERSION PRICE -- 90% of the simple average of the daily closing price of the Common Stock for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion of the convertible Preferred Stock on the principal stock exchange on which the Common Stock is then listed.

         FIRST EQUITY -- First Equity Properties, Inc., which is 50% owned by a subsidiary of BCM.

         GCLP -- Garden Capital, L.P., a partnership controlled by NOLP.

         IGI PROPERTIES -- 29 apartment complexes, totaling 2,441 units in Florida and Georgia, purchased by the Company in a single transaction in May 1998.

         IORI -- Income Opportunity Realty Investors, Inc., an Affiliated REIT.

         JNC -- JNC Enterprises, Inc.

         MACRS -- Modified Accelerated Cost Recovery System.

         MOORMAN SETTLEMENT AGREEMENT -- An agreement settling a class action lawsuit arising out of the formation of the Partnership and naming the Partnership, SAMLP and Mr. Phillips as defendants. The Moorman Settlement Agreement became effective on July 5, 1990. The Moorman Settlement Agreement provided for, among other things, the appointment of the NRLP Oversight Committee and the establishment of specified annually increasing targets for a five-year period relating to the price of NRLP units of limited partner interest.

         NMC -- NRLP Management Corp., which is the general partner of NRLP and NOLP.

         NOLP -- National Operating, L.P., the operating partnership of NRLP and a wholly-owned subsidiary of the Company.

         NRLP OVERSIGHT COMMITTEE -- An oversight committee for the Partnership provided by the Moorman Settlement Agreement.

         PARTNERSHIP -- NRLP and NOLP as a unit.

         PREFERRED STOCK -- The Preferred Stock of the Company, including the Series A, Series B, Series C, Series D, Series E, Series F, Series G and Series H Preferred Stock.

         PWSI -- Pizza World Supreme, Inc., a wholly-owned subsidiary of the Company.

         REDEEMABLE GENERAL PARTNER INTEREST -- SAMLP's general partnership interest in the Partnership.

         REIT -- A real estate investment trust.

         RTC -- Resolution Trust Corporation.

         SAMI -- Syntek Asset Management, Inc., the managing general partner of SAMLP.

         SAMLP -- The general partner of the Partnership until December 18, 1998 when NMCwas elected general partner.

         SAN JACINTO -- San Jacinto Savings Association.

         SECURITIES ACT -- The Securites Act of 1933, as amended.

         SERIES A PREFERRED STOCK -- The Company's Series A Cumulative Participating Preferred Stock.

         SERIES B PREFERRED STOCK -- The Company's Series B 10% Cumulative Convertible Preferred Stock.

         SERIES C PREFERRED STOCK -- The Company's Series C Cumulative Convertible Preferred Stock.

         SERIES D PREFERRED STOCK -- The Company's Series D 9.50% Cumulative Preferred Stock.

         SERIES E PREFERRED STOCK -- The Company's Series E 10% Cumulative Convertible Preferred Stock.

         SERIES F PREFERRED STOCK -- The Company's Series F Cumulative Convertible Preferred Stock.

         SERIES G PREFERRED STOCK -- The Company's Series G Cumulative Convertible Preferred Stock.

         SERIES H PREFERRED STOCK -- The Company's Series H Cumulative Convertible Preferred Stock.

         SOUTHMARK -- Southmark Corporation, a real estate syndicator and parent of San Jacinto.

         TCI -- Transcontinental Realty Investors, Inc., an Affiliated REIT.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                             -----------------------

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
Summary....................................................................    3
Where You Can Find More Information........................................    5
Ratio of Earnings to Fixed Charges.........................................    6
Use of Proceeds............................................................    6
The Company................................................................    6
Executive Compensation of the Company......................................    8
The Business of the Company................................................    8
Selected Financial Data of the Company.....................................   41
Management's Discussion and Analysis
  of Financial Condition and Result
  of Operations............................................................   43
Acquisition Terms..........................................................   52
Description of the Capital Stock...........................................   53
Plan of Distribution.......................................................   59
Legal Matters..............................................................   60
Experts....................................................................   60
Index to Consolidated Financial
  Statements...............................................................  F-1
Report of Independent Certified Accountants................................  F-2
Consolidated Balance Sheets, December 31, 1998
  and 1997.................................................................  F-3
Consolidated Statements of Operations, Three Years
  Ended December 31, 1998, 1997 and 1996...................................  F-4
Consolidated Statements of Stockholders' Equity,
  Years Ended December 31, 1998, 1997 and 1996.............................  F-5
Consolidated Statements of Cash Flows, Three Years
  Ended December 31, 1998, 1997 and 1996...................................  F-7
Notes to Consolidated Financial Statements................................. F-10
Consolidated Balance Sheets March 31, 1999 and
  December 31, 1998........................................................ F-41
Consolidated Statements of Operations, Three Months
  Ended September 30, 1998 and 1997........................................ F-43
Consolidated Statements of Stockholders' Equity,
  Three Months Ended March 31, 1999........................................ F-44
Consolidated Statements of Cash Flows, Three Months
  Ended March 31, 1999 and 1998............................................ F-45
Notes to Consolidated Interim Financial Statements......................... F-47
Glossary of Terms..........................................................  A-1


                                  $125,000,000

                           AMERICAN REALTY TRUST, INC.


                                 PREFERRED STOCK

                                  COMMON STOCK


                                 ---------------

                                   PROSPECTUS

                                 ---------------

                                  JULY 29, 1999

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Thirteen of the Company's articles of incorporation provides that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter be amended, no director of the Company shall be personally liable to the Company or the shareholders of the Company for monetary damages for breach of the duty of care as a director, provided that Article Thirteen does not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of the Company; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit. In addition, a director's liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under
Section 14-2-640 of the Georgia Business Corporation Code.

         Article Thirteen applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Thirteen does not reduce the exposure of directors to liability under Federal securities laws.

         The Bylaws of the Company require the Company to indemnify any person who, by reason of the fact that he is or was a director of the Company, is made or is threatened to be made a party to an action, including an action brought by the Company or its shareholders. The Bylaws provide that the Company will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that the Company shall not indemnify such person under circumstances in which the Georgia Business Corporation Code, as in effect from time to time, would not allow indemnification.

         The Bylaws of the Company give the board of directors the power to cause the Company to provide to officers, employees, and agents of the Company all or any part of the right to indemnification afforded to directors of the Company as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


            3.1  -- Articles of Incorporation(1)

            3.2  -- Amendment to Articles of Incorporation dated
                    September 15, 1989(1)

            3.3  -- Articles of Amendment setting forth Certificate of
                    Designation of Series A Cumulative Participating Preferred Stock dated as of April 11, 1990(1)

            3.4  -- Articles of Amendment dated December 10, 1990 to Articles of
                    Incorporation(1)

            3.5  -- Amended By-laws of American Realty Trust, Inc., dated
                    December 11, 1991(1)

            3.6  -- Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations on Restrictions thereof of Preferred Stock of American Realty Trust, Inc. (Series B 10% Cumulative Preferred Stock) dated April 4, 1996(1)

            3.7  -- Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations on Restrictions thereof of Preferred Stock of American Realty Trust, Inc. (Series C 10% Cumulative Preferred Stock) dated June 4, 1996(1)

            3.8 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series D Cumulative Preferred Stock of American Realty Trust, Inc. dated
                    August 2, 1996(1)

            3.9 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series E Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated December 3, 1996(1)

           3.10 -- Articles of Amendment of the Articles of Incorporation deleting Certificate of Designation of Series A Cumulative Participating Preferred Stock, dated February 28, 1997(2)

           3.11 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series G Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated September 18, 1997(3)

           3.12 -- Articles of Amendment to the Articles of Incorporation of American Realty Trust, Inc. increasing the number of authorized shares of Common Stock to 100,000,000 shares, dated March 26, 1998(4)

           3.13 -- Articles of Amendment to the Articles of Incorporation of American Realty Trust, Inc. reducing the number of authorized shares of Series B Preferred Stock to zero and eliminating such designation, dated May 27, 1998(3)

           3.14 -- Articles of Amendment to the Articles of Incorporation of American Realty Trust, Inc. increasing the number of authorized shares of Series G Cumulative Convertible Preferred Stock from 11,000 to 12,000, dated
                    May 27, 1998(3)

           3.15 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series H Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated June 24, 1998(5)

           3.16 -- Amended and Restated Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series F Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated October 23, 1998(6)

           3.17 -- Articles of Amendment to the Articles of Incorporation Decreasing the Number of Authorized Shares of and Eliminating Series C Preferred Stock dated
                    January 4, 1999(7)

           3.18 -- Articles of Correction and Certificate of American Realty Trust, Inc. dated June 1, 1999(10)

           3.19 -- Articles of Restatement and Certificate of American Realty Trust, Inc. dated June 1, 1999(10)

            4.1 -- Instruments defining the rights of security holders (included in Exhibits 3.1 through 3.19)(2)

            5.1 -- Opinion of Holt Ney Zatcoff & Wasserman, LLP as to the legality of the Preferred Stock being offered(1)

           11.1 --  Statement re: computation of per share earnings(9)

           12.1 --  Statement re: computation of ratios(9)

           15.1 --  Letter re: unaudited interim financial information(9)

           21.1 --  Subsidiaries of the registrant(4)

           23.1 --  Consent of BDO Seidman, LLP (American Realty Trust,
                    Inc.)(10)

           23.2 -- Consent of BDO Seidman, LLP (Continental Mortgage and Equity Trust)(10)

           23.3 -- Consent of BDO Seidman, LLP (Income Opportunity Realty Investors, Inc.)(10)

           23.4 -- Consent of BDO Seidman, LLP (Transcontinental Realty Investors, Inc.)(10)

           23.5 --  Consent of BDO Seidman, LLP (National Realty, L.P.)(10)

           23.6 -- Consent of Holt Ney Zatcoff & Wasserman, LLP (incorporated in Exhibit 5.1)(1)

           24.1 --  Power of Attorney (1) 29.1 -- Financial Data Schedule(4)

           99.1 --  Form of Prospectus Supplement(2)

----------
(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-21591), filed with the Commission on February 11, 1997 and incorporated by reference herein.
(2) Filed as an Exhibit to the Registrant's Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-21583), filed with the Commission on April 29, 1997 and incorporated by reference herein.
(3) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 6, 1998 and incorporated by reference herein.
(4) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission on March 30, 1998 and incorporated by reference herein.
(5) Filed as an Exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on September 3, 1998 and incorporated by reference herein.
(6) Filed as an Exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on December 2, 1998 and incorporated by reference herein.
(7) Filed as an Exhibit to the Registrant's Amendment No. 4 to Registration Statement on Form S-4 (No. 333-43777) filed with the Commission on January 29, 1999 and incorporated by reference herein.
(8) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 31, 1999 and incorporated by reference herein.
(9)      Not applicable.
(10)     Filed herewith.


ITEM 22. UNDERTAKINGS.

     (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the 1933 Act, each post-effective-amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post- Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of July, 1999.

                                     AMERICAN REALTY TRUST, INC.


                                     By: /s/ Karl L. Blaha
                                         -------------------------------------
                                         Karl L. Blaha
                                         President (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                              Title                          Date

   /s/ Karl L. Blaha               President (Principal            July 29, 1999
----------------------------      Executive Officer) and
       Karl L. Blaha                     Director

            *                                                      July 29, 1999
----------------------------             Director
       Roy E. Bode

            *                                                      July 29, 1999
----------------------------             Director
    Collene C. Currie

            *                                                      July 29, 1999
----------------------------             Director
      Cliff Harris

            *                                                      July 29, 1999
----------------------------             Director
      Al Gonzalez

            *                    Executive Vice President and      July 29, 1999
----------------------------       Chief Financial Officer
    Thomas A. Holland             (Principal Financial and
                                     Accounting Officer)


*By: /s/ Karl L. Blaha
     -----------------------
         Karl L. Blaha
        Attorney-in-Fact

                               INDEX TO EXHIBITS

          EXHIBIT
          NUMBER                  DESCRIPTION
          -------                 -----------
            3.1  -- Articles of Incorporation(1)

            3.2  -- Amendment to Articles of Incorporation dated
                    September 15, 1989(1)

            3.3  -- Articles of Amendment setting forth Certificate of
                    Designation of Series A Cumulative Participating Preferred
                    Stock dated as of April 11, 1990(1)

            3.4  -- Articles of Amendment dated December 10, 1990 to Articles of
                    Incorporation(1)

            3.5  -- Amended By-laws of American Realty Trust, Inc., dated
                    December 11, 1991(1)

            3.6  -- Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of
                    Designations, Preferences and Relative Participating or
                    Optional or Other Special Rights, and Qualifications,
                    Limitations on Restrictions thereof of Preferred Stock of American Realty Trust, Inc. (Series B 10% Cumulative
                    Preferred Stock) dated April 4, 1996(1)

            3.7  -- Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of
                    Designations, Preferences and Relative Participating or
                    Optional or Other Special Rights, and Qualifications,
                    Limitations on Restrictions thereof of Preferred Stock of American Realty Trust, Inc. (Series C 10% Cumulative
                    Preferred Stock) dated June 4, 1996(1)

            3.8 --  Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of
                    Designations, Preferences and Relative Participating or
                    Optional or Other Special Rights, and Qualifications,
                    Limitations or Restrictions thereof of Series D Cumulative
                    Preferred Stock of American Realty Trust, Inc. dated
                    August 2, 1996(1)

            3.9 --  Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of
                    Designations, Preferences and Relative Participating or
                    Optional or Other Special Rights, and Qualifications,
                    Limitations or Restrictions thereof of Series E Cumulative
                    Convertible Preferred Stock of American Realty Trust, Inc.
                    dated December 3, 1996(1)

           3.10 -- Articles of Amendment of the Articles of Incorporation deleting Certificate of Designation of Series A Cumulative
                    Participating Preferred Stock, dated February 28, 1997(2)

           3.11 --  Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of
                    Designations, Preferences and Relative Participating or
                    Optional or Other Special Rights, and Qualifications,
                    Limitations or Restrictions thereof of Series G Cumulative
                    Convertible Preferred Stock of American Realty Trust, Inc.
                    dated September 18, 1997(3)

           3.12 --  Articles of Amendment to the Articles of Incorporation of
                    American Realty Trust, Inc. increasing the number of authorized shares of Common Stock to 100,000,000 shares, dated March 26, 1998(4)

           3.13 --  Articles of Amendment to the Articles of Incorporation of
                    American Realty Trust, Inc. reducing the number of authorized shares of Series B Preferred Stock to zero and eliminating such designation, dated May 27, 1998(3)

           3.14 --  Articles of Amendment to the Articles of Incorporation of
                    American Realty Trust, Inc. increasing the number of authorized shares of Series G Cumulative Convertible
                    Preferred Stock from 11,000 to 12,000, dated
                    May 27, 1998(3)

           3.15 --  Articles of Amendment of the Articles of Incorporation of
                    American Realty Trust, Inc. setting forth the Certificate of
                    Designations, Preferences and Relative Participating or
                    Optional or Other Special Rights, and Qualifications,
                    Limitations or Restrictions thereof of Series H Cumulative
                    Convertible Preferred Stock of American Realty Trust, Inc.
                    dated June 24, 1998(5)

           3.16 -- Amended and Restated Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series F Cumulative Convertible Preferred Stock of American
                    Realty Trust, Inc. dated October 23, 1998(6)

           3.17 --  Articles of Amendment to the Articles of Incorporation
                    Decreasing the Number of Authorized Shares of and Eliminating Series C Preferred Stock dated
                    January 4, 1999(7)

           3.18 --  Articles of Correction and Certificate of American Realty
                    Trust, Inc. dated June 1, 1999(10)

           3.19 --  Articles of Restatement and Certificate of American Realty
                    Trust, Inc. dated June 1, 1999(10)

            4.1 --  Instruments defining the rights of security holders
                    (included in Exhibits 3.1 through 3.19)(2)

            5.1 -- Opinion of Holt Ney Zatcoff & Wasserman, LLP as to the legality of the Preferred Stock being offered(1)

           11.1 --  Statement re: computation of per share earnings(9)

           12.1 --  Statement re: computation of ratios(9)

           15.1 --  Letter re: unaudited interim financial information(9)

           21.1 --  Subsidiaries of the registrant(4)

           23.1 --  Consent of BDO Seidman, LLP (American Realty Trust,
                    Inc.)(10)

           23.2 --  Consent of BDO Seidman, LLP (Continental Mortgage and Equity
                    Trust)(10)

           23.3 --  Consent of BDO Seidman, LLP (Income Opportunity Realty
                    Investors, Inc.)(10)

           23.4 --  Consent of BDO Seidman, LLP (Transcontinental Realty
                    Investors, Inc.)(10)

           23.5 --  Consent of BDO Seidman, LLP (National Realty, L.P.)(10)

           23.6 -- Consent of Holt Ney Zatcoff & Wasserman, LLP (incorporated in Exhibit 5.1)(1)

           24.1 --  Power of Attorney (1) 29.1 -- Financial Data Schedule(4)

           99.1 --  Form of Prospectus Supplement(2)

----------
(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-21591), filed with the Commission on February 11, 1997 and incorporated by reference herein.
(2) Filed as an Exhibit to the Registrant's Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-21583), filed with the Commission on April 29, 1997 and incorporated by reference herein.
(3) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 6, 1998 and incorporated by reference herein.
(4) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission on March 30, 1998 and incorporated by reference herein.
(5) Filed as an Exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on September 3, 1998 and incorporated by reference herein.
(6) Filed as an Exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on December 2, 1998 and incorporated by reference herein.
(7) Filed as an Exhibit to the Registrant's Amendment No. 4 to Registration Statement on Form S-4 (No. 333-43777) filed with the Commission on January 29, 1999 and incorporated by reference herein.
(8) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 31, 1999 and incorporated by reference herein.
(9)      Not applicable.
(10)     Filed herewith.